                         SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a)
               of the Securities and Exchange Act of 1934
                        (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         METRO CAPITAL CORPORATION
             (Name of Registrant as Specified in its Charter)

 ________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11 (c) (1) (ii), 14a-6 (i) (1), or
     14a-6 (i) (2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6 (i) (3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, $.01 par value   .
          -------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          $7,717,820.
          ----------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $1.00 per share, based upon the estimated fair market value for
          ------------------------------------------------------------------
          restricted shares       .
          ------------------------
     (4)  Proposed maximum aggregate value of transaction:   7,717,820    .
                                                          ----------------
     (5)  Total fee paid:   $1,544   .
                         ------------
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:                                           .
                                 -------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:                     .
                                                       ---------------------
     (3)  Filing Party:                                                     .
                       -----------------------------------------------------
     (4)  Date Filed:                                       .
                     ---------------------------------------

                         METRO CAPITAL CORPORATION
                          716 College View Drive
                          Riverton, Wyoming 82501
                              (307) 856-3800

_____________________________________________________________________________

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      To Be Held On November 27, 1995
_____________________________________________________________________________


                                                            November 10, 1995

TO THE SHAREHOLDERS OF METRO CAPITAL CORPORATION:

     A Special Meeting of Shareholders of Metro Capital Corporation, a Wyoming corporation (the "Company"), will be held at the Company's offices at 716 College View Drive, Riverton, Wyoming 82501 on November 27, 1995 at 1:00 p.m., Mountain Time, to consider and take action on:

     1. A proposal to ratify the Asset Purchase Agreement among the Company, Karlton Terry Oil Company, Karlton Terry and Jubal Terry and the transactions related thereto. (Requires the affirmative vote of a majority of the votes cast at the Special Meeting.)

     2. The election of three directors to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. (Requires the affirmative vote of a plurality of the votes cast at the Special Meeting.)

     3. A proposal to amend the Company's Articles of Incorporation to (a) change the Company's name to American Rivers Oil Company; (b) increase the number of authorized shares of Common Stock, $.01 par value, to 20,000,000 shares and the number of authorized shares of Preferred Stock, $.50 par value, to 5,000,000 shares; and (c) to authorize a total of 8,000,000 shares of Class B Common Stock with a par value of $.01 per share. (Requires the affirmative vote of a majority of the votes entitled to be cast.)

     4. A proposal to approve an increase in the number of shares of the Company's Common Stock covered by the Company's 1992 Stock Option Plan for employees (including officers), directors and consultants of the Company to 500,000 shares. (Requires the affirmative vote of a majority of the votes cast at the Special Meeting.)

     5. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The discussion of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on November 6, 1995, will be entitled to notice of and to vote at this special meeting, or any adjournment or adjournments thereof.

     Date:  November 10, 1995           By Order of the Board of  Directors:


                                        Robert E. Thrailkill, President

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                         YOUR VOTE IS IMPORTANT

                        METRO CAPITAL CORPORATION

                             PROXY STATEMENT
                   FOR SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON NOVEMBER 27, 1995

                             NOVEMBER 10, 1995

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH A SOLICITATION OF PROXIES (IN THE FORM ENCLOSED) BY THE BOARD OF DIRECTORS OF METRO CAPITAL CORPORATION (THE "COMPANY") TO BE USED AT THE SPECIAL MEETING OF SHAREHOLDERS AT 1:00 P.M. (MOUNTAIN TIME), ON NOVEMBER 27, 1995 AT THE COMPANY'S OFFICES AT 716 COLLEGE VIEW DRIVE, RIVERTON, WYOMING 82501. THE PROXY AND PROXY STATEMENT WILL BE MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER 11, 1995.

                          REVOCABILITY OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The Proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting.

                              SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

              VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Shareholders of record at the close of business on November 6, 1995 will be entitled to vote on all matters. On the record date the Company had 1,599,455 shares of Common Stock, $.01 par value (the "Common Stock"), outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than its Common Stock. One third of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not affect the outcome of the voting on

Proposal Numbers One, Two and Four; however, they will have the effect of a negative vote or a vote against Proposal Number Three.

     The following table sets forth certain information as of November 6, 1995 with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.


Name and Address             Amount and Nature of       Percent
of Beneficial Owner          Beneficial Ownership       of Class
-------------------          --------------------       --------
Robert E. Thrailkill              444,880 (1)             25.1%
716 College View Drive
Riverton, Wyoming  82501

John A. Alsko                     120,750 (2)             7.1%
716 College View Drive
Riverton, Wyoming  82501

Robert J. Thrailkill              86,250 (3)              5.2%
716 College View Drive
Riverton, Wyoming  82501

_____________
(1) Includes currently exercisable options to acquire 120,000 shares of Common Stock.
(2) Includes currently exercisable options to acquire 55,000 shares of Common Stock.
(3) Includes currently exercisable options to acquire 40,000 shares of Common Stock.

     The following table sets forth certain information as of November 6, 1995 with respect to the beneficial ownership of the Company's Common Stock by each director and executive officer, and by all directors and executive officers as a group.


                                                Amount and Nature of   Percent
Beneficial Owner        Title                   Beneficial Ownership   of Class
----------------        -----                   --------------------   --------
Robert E. Thrailkill    Chairman of the Board,        444,880 (1)        25.1%
                        President and CEO

Gene E. York            Director                       30,013 (2)         1.8%

John R. Benesch         Director,                      31,720 (3)         1.9%
                        Secretary/Treasurer

John A. Alsko           Vice-President Finance        120,750 (4)         7.1%

All executive officers                                627,363            34.0%
 and directors as a                                   =======            ====
 group (four persons)

________________

(1) Includes currently exercisable options to acquire 120,000 shares of Common Stock.
(2) Includes currently exercisable options to acquire 10,000 shares of Common Stock.
(3) Includes currently exercisable options to acquire 10,000 shares of Common Stock.
(4) Includes currently exercisable options to acquire 55,000 shares of Common Stock.

     No change in control of the Company has occurred since the beginning of the last fiscal year.

     A change in control of the Company will occur if the Asset Purchase Agreement among the Company, Karlton Terry Oil Company, Karlton Terry and Jubal Terry is ratified by the shareholders. See "Proposal Number One."

                     DIRECTORS AND EXECUTIVE OFFICERS

     The following are the current directors and executive officers of the
Company:


     Name                    Age            Office
     ----                    ---            ------
     Robert E. Thrailkill     63        Chairman of the Board, President and
                                         Chief Executive Officer

     Gene E. York             70        Director

     John R. Benesch          70        Secretary/Treasurer and Director

     John A. Alsko            54        Vice-President Finance

     ROBERT E. THRAILKILL. Mr. Thrailkill has been President, Chief Executive Officer and Director of the Company since its inception in 1981. Mr. Thrailkill's business background spans over 32 years of management responsibility in privately and publicly-held companies. Mr. Thrailkill devotes his full time to the business of the Company.

     GENE E. YORK. Mr. York has been a Director of the Company since 1982. He was a Senior Vice President of Operations for the Company until his retirement in 1989.

     JOHN R. BENESCH. Mr. Benesch was appointed as Secretary/Treasurer and a Director of the Company in 1986. Mr. Benesch served on the Board of Directors of a bank in Riverton, Wyoming for 22 years until his retirement and also served in various other capacities, including President, at the bank.

     JOHN A. ALSKO. Mr. Alsko was employed by the Company in November 1986 and was elected Vice-President Finance in February 1987. Prior to joining the Company, he was employed in various financial positions with other privately and publicly-held companies and public accounting firms. Mr. Alsko is a Certified Public Accountant.

     The directors of the Company are elected to hold office until the next annual meeting of shareholders or until a successor has been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

     No arrangement or understanding exists between any of the above officers and directors pursuant to which any one of those persons was selected to such office or position. None of the directors hold directorships in other companies.

     During the last fiscal year the Company's Board of Directors took unanimous action through four sets of minutes of action.

     The Company has no nominating, compensation or audit committees.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of the outstanding common stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and NASDAQ. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1995, its executive officers, directors and greater than ten percent shareholders complied with all applicable filing requirements, except as follows: Robert E. Thrailkill (failed to file on a timely basis five reports relating to five transactions), Gene E. York (failed to file on a timely basis six reports relating to six transactions) and John A. Alsko (failed to file on a timely basis two reports relating to two transactions). The Delinquent reports were all filed within the past fiscal year, and, to the best knowledge of the Company, all of its officers and directors are currently in compliance with the filing requirements.

     Except as disclosed in Proposal Number One, there were no transactions during the last two fiscal years, or proposed transactions, in which the Company was or is to be a party with any director, director nominee, executive officer or any member of the immediate family of any director, director nominee, or executive officer having a direct or indirect material interest of more than 10% in any business or professional entity involved in such transactions. No officer, director or director nominee of the Company has been indebted to the Company directly or indirectly during fiscal year 1995 in an amount exceeding $60,000. See "Proposal Number One - Interest of Management in Matters to be Acted Upon."

             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE.

     The following table sets forth the compensation received by the Chief Executive Officer for the years ended March 31, 1995, 1994 and 1993. No other executive officer had total annual salary and bonus exceeding $100,000 for the year ended March 31, 1995.

                                                                         Long Term
                                  Annual Compensation               Compensation Awards
                         -------------------------------------  ----------------------------
Name and                                          Other Annual    Restricted      Options
Principal Position       Year    Salary    Bonus  Compensation  Stock Award ($)   SARS (#)
------------------       ----   --------   -----  ------------  ---------------  -----------
Robert E. Thrailkill     1995   $145,000   $  --     $  --        $15,500 (1)    $50,000 (2)
President, Chief
Executive Officer and    1994   $145,000    3,000       --           --             --
Director
                         1993   $120,000      --        --           --             --

__________
(1) Consists of 25,000 shares of Common Stock allocated and issued from the 1987 Stock Bonus Plan with a fair market value of $.62 per share on the award date.

(2) Consists of Common Stock underlying options exercisable on date of grant (September 6, 1994) at a per share exercise price of $.68 and expires five years thereafter.

The columns for "Long-Term Incentive Payouts" and "All Other Compensation" were omitted from the Summary Compensation Table since there was no information reportable for the years ended March 31, 1995, 1994 and 1993.

     OPTION/SAR GRANTS TABLE.

     The following table provides information with respect to the grant of stock options pursuant to the Company's 1992 Stock Option Plan to the Chief Executive Officer in fiscal 1995. The Company does not have any outstanding Stock Appreciation Rights ("SARs").

                         Number of       % of Total Options                              Potential Realizable Value at
                        Securities           Granted to       Exercise or                  Assumed Annual Rates of
                     Underlying Options  Employees in Fiscal   Base Price   Expiration   Stock Price Appreciation for
Name                    Granted (#)          Year 1995          ($/Share)      Date            Option Term (1)
----                 ------------------  -------------------  -----------   ----------   -----------------------------
                                                                                              5%             10%
                                                                                            ------         -------
Robert E. Thrailkill      50,000               62.5%             $.68(2)      9/06/99       $9,394         $20,755

__________
(1) The dollar amounts under these columns represent the potential realizable value of the grant of option assuming that the market price of the Company's Common Stock appreciates from the date of grant at 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2) The exercise price is the fair market value of the stock on the date of grant.

     AGGREGATED OPTION EXERCISE AND FISCAL YEAR-END OPTION VALUE TABLE.

     There were no exercises of stock options by the Chief Executive Officer in fiscal 1995. The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of March 31, 1995 and their values at such date. There are no SARs outstanding at March 31, 1995.

                      Number of Securities Underlying       Value of Unexercised In-the-Money
Name                  Unexercised Option at FY-End (#)          Options at FY-End ($)(1)
----                  --------------------------------      ---------------------------------
                        Exercisable    Unexercisable          Exercisable      Unexercisable
                        -----------    -------------          -----------      -------------
Robert E. Thrailkill      86,000           9,000                 $16,000            --

__________
(1) On March 31, 1995, the last reported bid price of the Common Stock as quoted on NASDAQ was $1.00 per share. Value is calculated on the basis of the difference between the option price and $1.00 multiplied by the number of shares of Common Stock granted at that option price. The option price for the options granted in fiscal 1995 is $.68 per share and the option price for the options granted in fiscal 1992 is $1.44 per share. At March 31, 1995, the last reported bid price was lower than the option price for the options granted in fiscal 1992 and, therefore, no value is ascribed to those options in the above table.

     COMPENSATION OF DIRECTORS.

     During fiscal 1995, the Company paid John R. Benesch and Gene E. York each $3,600 for services as directors. All directors are reimbursed for their travel expenses in connection with meetings. There are no other arrangements whereby any of the Company's directors received compensation for services as a director during fiscal 1995 in addition to or in lieu of the amounts stated above.

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

     In September 1993, the Company renegotiated, effective as of January 1, 1993, the Executive Employment Agreement with Robert E. Thrailkill, the Company's President. The Agreement is for a five year term and is renewable from year to year thereafter unless terminated by either party. Under the Agreement, Mr. Thrailkill is paid an annual salary of $145,000, which salary may be increased by the Board of Directors from time to time in accordance with normal business practices of the Company; his expenses are reimbursed in accordance with the Company's policies and procedures; he continues to receive previously established employee benefits and he is entitled to participate in any future benefit made available by the Company to its executives. The Agreement terminates upon death or disability and may be terminated by the Company for cause (as defined in the Agreement). The Agreement also may be terminated upon a breach of the Agreement, and in the event there is a change in control of the Company (as defined in the Agreement). If the Agreement is terminated because of a breach of the Agreement by the Company or a change in control, the Company shall pay severance pay equal to the product of (a) the annual salary rate in effect multiplied by (b) the greater of the number of years (including partial years) remaining in the term of employment or the number three. The Agreement provides that upon death, the Company shall pay half of the annual salary; upon disability, the Company shall pay the salary for the balance of the term of the Agreement (less amounts paid by insurance) or until the executive becomes gainfully employed, whichever is sooner; and, upon termination for cause, the Company shall pay any salary due up to the termination date. In connection with the Asset Purchase Agreement described in Proposal Number One, the Company and its wholly-owned subsidiary, Bishop Cable Communications Corporation, plan to enter into a Management Agreement with Mr. Thrailkill which will supersede the Executive Employment Agreement. SEE "Proposal Number One."

                            PROPOSAL NUMBER ONE

            A PROPOSAL TO RATIFY THE ASSET PURCHASE AGREEMENT

     THE ASSET PURCHASE AGREEMENT.

     Pursuant to an Asset Purchase Agreement dated October 19, 1995 among the Company, Karlton Terry Oil Company ("KTOC"), Karlton Terry and Jubal Terry (the "Shareholders"), the Company proposes to acquire certain assets (the "Assets") of KTOC and the Shareholders in exchange for 7,717,820 "restricted" shares of Class B Common Stock, $.01 par value, of the Company (the "Class B Common"), referred to herein as the Transaction. A copy of the Asset Purchase Agreement is attached as Attachment A. The 7,717,820 shares of the Class B Common will represent 80% of the aggregate issued and outstanding shares of both classes of the Company's Common Stock immediately after the closing (the "Closing"). The authorization of the Class B Common is subject to approval by the Company's shareholders as set forth in Proposal Number Two. KTOC and the Shareholders are referred to herein collectively as the Sellers.

     The Assets consist of interests in and to various oil and gas prospects. See "KTOC - Description of Business" below for a more complete description of the Assets.

     The Transaction will occur after the Company has transferred to Bishop Cable Communications Corporation, its wholly-owned Wyoming subsidiary (the "Subsidiary"), all of the Company's assets (the "Excluded Assets") except for the amount of cash and marketable securities in excess of $1.2 million (which amount in any event shall be at least $700,000) and its working interest in, and its operating agreement with respect to, the property owned by the Company known as Twenty Mile Hill which is held by Metro Minerals Corporation, another wholly-owned subsidiary of the Company. The Subsidiary will assume, and will indemnify and hold harmless the Sellers and the Company from any and all liabilities, costs, claims and assessments related to the Excluded Assets. All economic credit for any net operating loss of the Company, calculated as of September 30, 1995 (or as of the end of the calendar month preceding the month in which the Closing occurs if the Closing occurs after November 30,
1995), will be given to the Subsidiary, and the Subsidiary will have no obligation whatsoever for payment of any consolidated tax liability until such time as the separate taxable income of the Subsidiary exceeds such net operating loss, which as of June 30, 1995, was approximately $830,000. In connection with the Transaction, the Subsidiary's name will be changed to Bishop Capital Corporation.

     The Class B Common will have all of the rights of currently issued and outstanding shares of the Company's Common Stock, except that: (i) the Class B Common will not be entitled to participate in any distribution of shares or assets of the Subsidiary; and (ii) each share of Class B Common will be entitled to 1.6 votes on all issues presented for vote by the shareholders. The Class B Common will be convertible on a one-for-one share basis into the Company's Common Stock commencing 36 months from the Closing. Commencing 30 months from the Closing, the Class B Common will be convertible on a one-for-one share basis, provided that the number of shares so converted until the date 36 months after the Closing will be limited to that number of shares of Common Stock that may be sold by an affiliate pursuant to the volume limitation provisions of Rule 144 promulgated under the Securities Act of 1933, as amended. Up to 500,000 shares of Class B Common may be converted into Common Stock to the extent such shares are used to acquire the Option Properties (described in footnote 6 of the Financial Statements of the KTOC Contributed Properties attached as Attachment B). The 500,000 shares of Class B Common will be subject to certain registration rights commencing six months from the date of conversion. SEE "Proposal Number Three."

     As a result of the Transaction, up to 7,717,820 shares of the Company's Common Stock may be issued to holders of the Company's Class B Common. The issuance of the Class B Common may have certain anti-takeover effects and dilutive effects on the Company's Common Stock. SEE "Proposal Number Three - Effects of Adoption of Proposal Number Three."

     The bid and ask prices of the Company's Common Stock as of August 24, 1995, the date preceding the public announcement of the Transaction, as reported on NASDAQ, were $1.50 and $2.00, respectively.

     The Company, KTOC and the Shareholders intend to distribute the shares of the Subsidiary to the holders of the Company's Common Stock as soon as practicable on a non-taxable basis. In any event, and regardless of tax consequences, the Company, KTOC and the Shareholders intend such distribution to occur not later than 36 months from the Closing.

     In connection with the Agreement, the Company will grant an option (the "Option") to the Subsidiary to acquire 800,000 shares of Common Stock (the "Option Shares") to be distributed PRO

RATA to the holders of the Common Stock. The Option will be exercisable for a period of 120 days at an exercise price of $.10 per share commencing 36 months from the Closing in the event that one of the following events has not occurred by such time: (a) the Company has a minimum of $16.5 Million of Proved and Probable Reserves as set forth in an independent petroleum engineer's report prepared in accordance with SEC pricing and cost assumptions; or, (b) the average bid price for the Common Stock shall have been at least $4.00 for two periods of twenty consecutive trading days; or
(c) cash flow (gross revenues from oil and gas production less expenses directly charged against such production) for the Company shall have been greater than $2,000,000 for any fiscal year. The Option will be distributed to the shareholders, if at all, 36 months from the Closing. The Company is obligated to register the Option Shares with the SEC.

     The Agreement provides that the maximum liability of the Sellers to the Company, the Subsidiary or any other party claiming by, through or under either of them under the Agreement, or any other document or certificate executed in connection therewith, will be the value of their Restricted Stock, as defined below. Until the date two years after the date of the Agreement, or such longer period as provided in the Agreement (collectively the "Restriction Period"), Sellers will maintain their ownership of at least 39% of the issued and outstanding shares (the "Restricted Shares") of the Class B Common received by Sellers, which shares will bear a legend evidencing such obligations and restrictions. Sellers will be allowed to transfer such Restricted Shares free and clear of such restriction during the Restriction Period only if they substitute stock or other assets subject to such legend or other similar restriction as may be reasonably requested by the management of the Subsidiary and having a value not less than the lesser of the value of the Restricted Securities or $4,000,000. Each share of Restricted Securities will be deemed to have a value of 75% of the market value of a share of the Common Stock, as defined in the Agreement.

     It is anticipated that the Closing will occur on November 27, 1995. In no event will the Closing be later than January 1, 1996. The effective time of the Transaction will be November 1, 1995 at 7:00 a.m. local time.

     The consummation of the Transaction is subject to, among other things:
(i) approval of the Agreement by the Company's shareholders; (ii) delivery of various closing documents, including opinions of counsel; (iii) confirmation of representations and warranties of the parties; (iv) compliance with all regulatory requirements; (v) the transfer to the Subsidiary of the Excluded Assets; and (vi) the execution of various other agreements which relate to the management and operation of the Subsidiary, which agreements are described below.

     The Pro Forma Financial Statements, attached as Attachment B, give effect to the proposed Transaction by recording the Sellers' assets at their historical carrying value since the Sellers will continue to exercise control through their ownership of 80% of the issued and outstanding shares of Common Stock of the Company. The Company's assets are also reflected at their historical carrying value since its assets, except for the $700,000 cash and a minor oil property, Twenty Mile Hill, will be transferred to the wholly-owned Subsidiary and operated autonomously by the current management of the Company pursuant to the terms of the Operating Agreement described below.

The Option Properties will be recorded based on the cash and the fair value of securities and other consideration which will be issued upon exercise of the option.

     TAX CONSEQUENCES. It is intended that the Transaction will qualify as a non-taxable event pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, Section 351 provides that no gain or loss will be recognized by the Sellers on the transfer of assets to the Company if, immediately after the transfer, the Sellers are in control of the Company. Section 351 allows the Sellers to defer recognition of realized gain through special basis rules applicable to the Sellers and the Company. In general, the basis rules provide for the carryover of the Sellers' basis in the transferred assets to the Company and the substitution of the basis of the assets transferred by the Sellers to the shares received by the Sellers. The impact for the Company is that the Company receives assets with a carryover basis from the Sellers. No tax consequences result to the current shareholders of the Company in a Section 351 transaction.

     Another tax effect of the Transaction is that the Company will be limited in the amount of net operating loss carryforwards that it will be able to use in order to offset the future income of the Company. This limitation is not likely to have a direct impact on the shareholders of the Company.

     OPERATING AGREEMENT.

     Under the Agreement, the Company, KTOC and the Subsidiary will enter into a five-year operating agreement (the "Operating Agreement") pursuant to which the Subsidiary will be operated autonomously by the current management of the Company as set forth in a Management Agreement described below to be entered into with Robert E. Thrailkill, and employment agreements to be entered into with John A. Alsko and Robert J. Thrailkill who are expected to be appointed to management positions by the Board of Directors of the
Subsidiary.   Any determination by the Board of Directors of the Subsidiary with respect to the business, operations and assets of the Subsidiary will be final, conclusive and binding and will not be subject to any modification whatsoever by the Board of Directors or management of the Company for any reason; provided, however, that in no event will any member of the Board of Directors or any other officer of the Company be required to breach his or her fiduciary duty to the Company or its shareholders. Under the Operating Agreement, the Company and the Subsidiary have agreed not to: (i) incur any indebtedness on behalf of the other; or (ii) take any action to encumber or cause any claims to be made with respect to any of the assets of the other. The Company and KTOC have agreed to maintain the Management Agreement and the Operating Agreement in effect for their respective entire terms and will not take any action to interfere, intervene or disrupt the control and operation of the Subsidiary by the current management.

     MANAGEMENT AGREEMENT.

     Pursuant to the terms of the Management Agreement to be entered into among the Company, the Subsidiary and Robert E. Thrailkill, Mr. Thrailkill will serve as the Subsidiary's President, Chairman of the Board of Directors and Chief Executive Officer for a term of five years. Mr.

Thrailkill will receive a salary of no less than $145,000 per year, subject to increases based upon the Subsidiary's normal business practices, Mr. Thrailkill's performance and/or cost of living increases. Mr. Thrailkill will be reimbursed for his reasonable business expenses and will be entitled to continue to participate in the Company's and the Subsidiary's employee benefit plans and arrangements. The compensation payable to Mr. Thrailkill will be self-funded by the Subsidiary and not the Company. The Management Agreement may not be terminated by the Company in any event but may be terminated by the Subsidiary in the event of the death or disability of Mr.
Thrailkill or for "Cause" as defined in the agreement.   Mr. Thrailkill may
terminate the agreement for "Good Reason" as defined in the agreement or for impaired health. The term "Good Reason" includes: (i) a change in control of the Company or the Subsidiary which is not approved by a majority of the shares of Common Stock owned by Mr. Thrailkill, Robert J. Thrailkill and John
A. Alsko, (ii) a material breach of the agreement by the Company or the Subsidiary which remains uncured after notice; and (iii) any purported termination of Mr. Thrailkill's employment which is not effected pursuant to the terms of the agreement. In the event Mr. Thrailkill is unable to serve due to illness or incapacity for more than six months, the agreement provides that his compensation will be reduced by the amount of any insurance benefits provided by the Company and/or the Subsidiary. The Subsidiary may terminate the agreement after six months of Mr. Thrailkill's continuous absence for whatever cause; however, in the event his absence is due to illness or incapacity the Subsidiary will be obligated to continue to pay his full salary for the balance of the term or until he becomes gainfully employed.
In the event of Mr. Thrailkill's death, the Subsidiary will pay his spouse or estate his full salary for twelve months. If Mr. Thrailkill's employment is terminated for Cause, the Subsidiary will pay his full salary through the date of termination. If Mr. Thrailkill's employment is terminated by the Company or the Subsidiary in breach of the agreement or by Mr. Thrailkill for Good Reason, the Company and the Subsidiary will pay Mr. Thrailkill his full salary through the date of termination and a lump sum equal to his annual salary multiplied by the greater of the number of years (including partial years) remaining under the agreement or the number three. If Mr. Thrailkill's termination arises out of a breach by the Subsidiary of the agreement, the Subsidiary will pay Mr. Thrailkill all other damages for benefits to which he is entitled including damages for lost benefits under employee benefit plans (other than the Subsidiary's Incentive Compensation
Plan.)   If Mr. Thrailkill's termination arises out of a breach by the
Company of the agreement, the Company will pay Mr. Thrailkill all other damages for benefits to which he is entitled including damages for lost benefits under employee benefit plans (other than the Company's Incentive
Compensation Plan.)   If Mr. Thrailkill terminates his employment due to
impaired health, the Subsidiary will pay him his full salary through the date of termination together with such reasonable severance, if any, as the Subsidiary's Board of Directors may determine. The Management Agreement will supersede the Executive Employment Agreement effective January 1, 1993
between Mr. Thrailkill and the Company.   SEE "Compensation of Directors and
Executive Officers" above.

     EMPLOYMENT AGREEMENTS.

     The Company will enter into three-year employment agreements with Karlton Terry and Jubal Terry providing for salaries of $125,000 and $75,000, respectively, and such other terms and conditions to be negotiated. In addition, it is expected that the Subsidiary will enter into three-year employment agreements with John A. Alsko and Robert J. Thrailkill providing for salaries of $50,000 and $36,000, respectively, and such other terms and conditions to be negotiated.

     VOTING AGREEMENT.

     The Company, the Subsidiary and the Sellers will enter into a five-year voting agreement under which the Company and the Sellers will appoint Robert
E. Thrailkill as attorney and proxy to vote in his sole and absolute discretion, all of the shares of all classes of the Common Stock of the Company and/or the Subsidiary owned by them with respect to any matter brought before the shareholders of the Company and/or the Subsidiary relating to or involving exclusively the Subsidiary (including, without limitation, the election of directors, and other matters listed in the Operating Agreement).

     KTOC - DESCRIPTION OF BUSINESS.

     GENERAL.

     Upon the sale of the Assets to the Company by the Sellers, the Company will own the oil and gas leases, described in the tables below, underlying large rivers through several oil fields in the United States (the "River Leases"). The River Leases are expected to be developed with horizontal and diagonal wells. Besides the River Leases, the Sellers are also selling producing oil and gas properties, described more fully below.

     In the late 1980's, after undertaking horizontal operations in Wyoming, KTOC began considering other uses for horizontal technology. Realizing portions of many oil fields throughout the country underlie rivers and were heretofore not fully developed because horizontal and reliable diagonal drilling technology has only recently become available, KTOC researched opportunities across the U.S. During the last four years KTOC leased its top priority prospects. KTOC has drilled and completed its first two of approximately 15 prospects, which KTOC believes could result in up to thirty wells.

     During the drilling on the Henderson County lease, KTOC encountered difficulties with maintaining effectiveness of the drill bit during the horizontal leg, collapsing formation problems with the Hardensburg and Waltersburg formations due to low mud weight, swelling of clays due to incorrect drilling of mud properties and inadequate mud pumps. These problems caused an increase of approximately 200% in actual costs over anticipated costs. KTOC was the first company to drill such a well in this area and KTOC's management believes that because such problems occurred during the drilling of this well, and can be anticipated, such problems can be avoided in future wells. Still, horizontal wells and diagonal wells are generally costlier and riskier than vertical wells. Some forms of increased risk in horizontal wells over vertical wells include: costlier remedies to mechanical or formation problems; and additional equipment, materials and contractors which increase the variables and levels of expense, therefore resulting in greater possibilities of encountering various problems which could greatly increase the cost of drilling or even result in losing the hole.

     Although horizontal and diagonal drilling generally involve much more risk that normal vertical drilling (SEE discussion of the drilling of the Henderson County lease above), KTOC believes present technology is now adequate to develop the River Leases with horizontal (and diagonal) drilling, which in the last few years has become increasingly reliable. KTOC has, and upon completion of the Transaction the Company will have, sufficient horizontal drilling experience to develop the leases being acquired. Being a small company the Company will be able to take advantage of working with its choice of independent contractors, hiring experts with local expertise and specific command of individual abilities pertinent to each project. The Company will maintain operations over the drilling program, but may recruit local operators with regional expertise to undertake subsequent day to day operations so long as they have an economic working interest in each well.

     After the completion of the Transaction, the Company's development plans will include the drilling of offsets to the existing river wells as a preliminary priority while gradually drilling new wells under previously undrilled river projects at the rate of three to five wells per year. It is estimated that capital of $1,700,000 will be required to: (i) meet operating capital requirements; (ii) carry out management's plans to drill three to five development wells in 1996; (iii) purchase existing producing oil and gas wells; and (iv) repay outstanding bank debt of $162,000 (at September 30, 1995). Since most of the assets currently owned by the Company will be transferred to the Subsidiary as part of the acquisition, the new management of the Company will not have access to the capital resources which are presently associated with the Company. Accordingly, management intends to undertake a private placement of 1,800,000 shares of the Company's Common Stock. If this offering is successful, proceeds of $1,800,000 (before deduction for offering costs) would be available to fund planned activities through at least the end of 1996. If this offering is not successful, management expects to seek alternative financing arrangements, including additional bank financing and/or the promotion of drilling arrangements to oil industry partners and other investors. There is no assurance that either the private placement, the bank financing, or the promotion of drilling arrangements to industry partners and other investors will occur. No commitments have been received for any such financing or drilling arrangements. If such financing is not obtained or alternate drilling arrangements completed, the Company could experience significant cash flow problems. In such case, the Company may have to promote a well by selling a portion of its leasehold acreage. While management believes obtaining financing through industry partner promotion is a viable means to fund development, it is not the preferred alternative since it results in a lower share of the related proved reserves and cash flows.

     In connection with the Transaction, the current management of the Company has nominated Karlton Terry, Jubal Terry and Denis Bell to be elected as the new directors of the Company. SEE "Proposal Number Two."

     The information set forth herein concerning the Sellers and the Assets has been provided and prepared by the Sellers.

     KTOC's principal executive offices are located at 700 E. Ninth Avenue, Suite 106, Denver, Colorado, 80203, telephone no. (303) 832-1117.

     DESCRIPTION OF SELLERS' PROPERTIES.

     The following are definitions of oil and gas terms used in this section and the Financial Statements attached as Attachment B.

     DEVELOPED ACREAGE.  Acreage spaced or assignable to Productive Wells.

     DEVELOPMENT WELL. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in other locations.

     DRY WELL (HOLE). An Exploratory or a Development Well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

     EXPLORATORY WELL. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil and gas in another reservoir or to extend a known reservoir.

     FARM-OUT OR FARM-IN. "Farm-out" or "Farm-in" shall mean an agreement by which the owner of a leasehold or Working Interest (the "Farmor") in an oil or gas property agrees to assign his interest in certain specific acreage to another party (the "Farmee"), retaining some interest (such as, and without limitation, a carried Working Interest, an overriding royalty interest and/or a reversionary Working Interest) or receiving cash, or both, subject to a requirement that the Farmee drill one or more specific wells or perform other operations or services as a condition of the assignment. The Farmor is considered to have entered into a "Farm-out agreement" and the Farmee is considered to have entered into a "Farm-in agreement."

     GROSS ACRE OR GROSS WELL. An acre or well in which a Working Interest is owned. The number of Gross Acres or Gross Wells is the total number of acres or wells in which Working Interests are owned.

     NET ACRE OR NET WELL. A Net Acre or Net Well is deemed to exist when the sum of fractional ownership Working Interests in Gross Acres or Gross Wells equals one. The number of Net Acres or Net Wells is the sum of the factional Working Interests owned in Gross Acres or Gross Wells expressed as whole numbers and fractions thereof.

     NON-CONSENT. An election by a Working Interest owner not to participate in the costs of drilling a particular well, resulting (if the well is productive) in a penalty against such owner's right to receive the proceeds of production from the well.

     PRODUCTIVE WELL. An Exploratory or a Development Well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

     PROVED ACREAGE.  Acres to which Proved Reserves are attributable.

     PROVED DEVELOPED RESERVES. Proved Reserves that are expected to be recovered through existing wells with existing equipment and operating methods.

     PROVED RESERVES. Those estimated quantities of crude oil, condensate, natural gas liquids and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs. Estimates of Proved Reserves, future net revenues attributable thereto and the present value of such future net revenues were made using the economic assumptions described elsewhere in this Proxy Statement. Proved Reserves are composed of Proved Developed Reserves and Proved Undeveloped Reserves.

     PROVED UNDEVELOPED RESERVES. Proved Reserves that are expected to be recovered from new wells drilled on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     RESERVOIR. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

     UNDEVELOPED ACREAGE. Those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether such acreage contains Proved Reserves.

     WORKING INTEREST. An operating interest in an oil and gas leasehold or mineral estate, the owner of which has the right to share in production of any hydrocarbons covered by the leasehold or mineral estate and has a proportionate interest in any well located on the lands covered by the leasehold or mineral estate and all equipment located thereon or used exclusively in connection therewith, subject to the payment of a proportionate share of all costs and expenses to be paid by the lessee in connection with exploration for oil and gas or development and operation of any wells on the leasehold or mineral estate.

     The interests to be purchased from the Sellers, including the interests covered by the Option Properties (described in footnote 6 of the Financial Statements of the KTOC Contributed Properties attached as Attachment B) consist of oil and gas leases covering Developed and Undeveloped Acreage as described below.

     The properties include interests averaging approximately 9.84% Working Interest in 11 producing oil and gas wells in the Lake Hatch Field, Terrebonne Parish, Louisiana. These wells produce from Miocene age zones including the 5800' to 7000' sands. This property's total estimated future net revenues from total producing and non-producing Proved Reserves before income taxes using constant prices discounted at 10% is $556,589.

     The properties include interests averaging 26.56% Working Interest in four producing oil and gas wells in the Bayou Chauvin Field, Terrebonne Parish, Louisiana. These wells produce from Miocene age zones including the X-1, Y-1, W, stray, and the 11,500' sand. This property's total estimated future net revenues from total producing and non-producing Proved Reserves before income taxes using constant prices discounted at 10% is $220,536.

     The properties include interests averaging 50% Working Interest in and to one producing well on the Ohio River Sistersville lease in Tyler County, West Virginia. This well produces from the Big Injun Sandstone at 1450'. This property's total estimated future net revenues from total producing and non-producing Proved Reserves before income taxes using constant prices discounted at 10% is $1,145,443.

     The properties include interests averaging about 72% Working Interest in and to the Henderson County lease in Henderson County, Kentucky which has one shut-in well capable of production once adequate water disposal facilities are completed. This property's total estimated future net revenues from total producing and non-producing Proved Reserves before income taxes using constant prices discounted at 10% is $5,991,276.

     The Estimated Proved Developed Reserves, the Proved Reserves and the Present Value of Estimated Future Net Revenues from Proved Reserves with respect to the properties as of January 1, 1995, are shown in the following tables. The information is derived from the M & Z Engineering, Inc. report referred to below and is subject to the assumptions and qualifications stated therein. Proved Reserves attributable to the properties not yet developed are based upon an assumption that the Company will be able to successfully develop the properties. At this time the Company does not have adequate funds or borrowing ability to develop these properties. Any development would depend upon the success of completing a private placement offering or obtaining alternative financing arrangements including bank financing and/or the promotion of drilling arrangements to oil industry partners or other
investors.  SEE "Other Transactions."   Such promotion would most likely
result in the Company owning a reduced Working Interest in the properties.


           -------------------------------------------------------------
                         PRESENT VALUE OF FUTURE NET
                  REVENUES FROM PROVED RESERVES OF PROPERTIES
           -------------------------------------------------------------
             PROPERTY                        JANUARY 1, 1995 10% NPV
           -------------------------------------------------------------
             LAKE HATCH                                     $556,589
             BAYOU CHAVIN                                   $220,536
             OHIO RIVER                                   $1,145,443
             HENDERSON CO.                                $5,991,276
           -------------------------------------------------------------
             TOTAL                                        $7,913,844
           -------------------------------------------------------------


   -----------------------------------------------------------------------
              ESTIMATED PROVED DEVELOPED RESERVES OF PROPERTIES
   -----------------------------------------------------------------------
     JANUARY 1, 1995                  NET                            NET
   -----------------------------------------------------------------------
     PROPERTY                OIL BARRELS                        GAS MMCF
   -----------------------------------------------------------------------
     LAKE HATCH                   59,547                          29.549
     BAYOU CHAVIN                  1,431                         228.158
     OHIO RIVER                    8,195                           307.3
     HENDERSON CO.               115,740                               0
   -----------------------------------------------------------------------
     TOTAL                       184,913                         565.007
   -----------------------------------------------------------------------


   -----------------------------------------------------------------------
                   ESTIMATED PROVED RESERVES OF PROPERTIES
   -----------------------------------------------------------------------
     JANUARY 1, 1995                 NET                             NET
   -----------------------------------------------------------------------
     PROPERTY                OIL BARRELS                        GAS MMCF
   -----------------------------------------------------------------------
     LAKE HATCH                   78,571                         162.567
     BAYOU CHAVIN                  4,754                         586.895
     OHIO RIVER                   43,146                       1,618.054
     HENDERSON CO.             1,065,878                               0
   -----------------------------------------------------------------------
     TOTAL                     1,192,349                       2,367.516
   -----------------------------------------------------------------------



   PROPERTY          UNDEVELOPED ACREAGE                    DEVELOPED ACREAGE
                     -------------------                    -----------------
                        GROSS       NET                       GROSS      NET
------------------------------------------------------------------------------
   LAKE HATCH               0         0                        1240    210.8
   BAYOU CHAUVIN            0         0                        1754   465.99
   OHIO RIVER            1692    203.04                         153    18.46
   HENDERSON CO.         1470    237.33                          30     4.85
   UNION CO.            912.9    415.37                           0        0
   BURNING SPRINGS       1999    849.58                           0        0
------------------------------------------------------------------------------
   TOTAL               6073.9   1705.32                        3177    700.1
------------------------------------------------------------------------------


                    GROSS AND NET WELLS (AS OF SEPT. 1995)
------------------------------------------------------------------------------
   PROPERTY               GAS WELLS                             OIL WELLS
                     -------------------                    -----------------
                        GROSS       NET                       GROSS      NET
------------------------------------------------------------------------------
   LAKE HATCH              11     1.144                          11    1.144
   BAYOU CHAUVIN            4     1.062                           4    1.062
   OHIO RIVER 1993          1       0.5                           1      0.5
   SPARKLE 1994                                                   1     0.73
------------------------------------------------------------------------------
   TOTAL                   16     2.706                          17    3.436
------------------------------------------------------------------------------


-----------------------------------------------------------------------------
   DRILLING ACTIVITIES ON PROPERTIES
-----------------------------------------------------------------------------
   PROPERTY          YEAR           TOTAL WELLS          NET DEVELOPMENT
-----------------------------------------------------------------------------
                                  GROSS       NET       OIL     GAS     DRY
-----------------------------------------------------------------------------
   OHIO RIVER        1993             1       0.5       0.5     0.5       0
   HENDERSON CO.     1994             1      0.73      0.73       0       0
-----------------------------------------------------------------------------
   TOTAL                              2      1.23      1.23     0.5       0
-----------------------------------------------------------------------------


     Karlton and Jubal Terry and certain of their affiliates will retain overriding royalty interests burdening the Working Interests transferred to the Company, ranging from 1.7% to 7.5%. Because an overriding royalty interest bears no share of the costs of developing an oil and gas property, it may be advantageous for the holder of the interest to conduct drilling and other operations even if they may not be economic for the Working Interest owner. Therefore, the existence of these overriding royalty interests creates potential conflicts of interest between the Company and these persons.

     SEE the Audited and Unaudited Financial Statements of the KTOC Contributed Properties, Audited and Unaudited Financial Statements of the KTOC Option Properties and Pro Forma Financial Information with respect to the Transaction attached to this Proxy Statement as Attachment B.

     OPINIONS AND APPRAISALS.

     The above described properties and information appearing in this Proxy Statement regarding the Proved Reserves and Estimated Future Revenues of the properties being contributed to the Company are based upon estimates as of January 1, 1995 contained in a report prepared by M & Z Engineering, Inc., petroleum consultants. M & Z Engineering is a Denver based firm and a locally recognized expert in the field of Petroleum Engineering. M & Z Engineering has received fees totaling approximately $12,000 for services rendered to Sellers as a petroleum engineer during the last two fiscal years.

     A summary of the M & Z Engineering, Inc. report which was based on assumptions required by the SEC is included in the Proxy Statement as Attachment C. (A complete copy of the M & Z Engineering, Inc. report will be made available for inspection and copying by any shareholder at the Company's principal executive offices during regular business hours.) Such summary indicates $23,560,531 in Future Gross Revenue; $7,861,661 in Cost to Develop and Operate (deductions); $15,698,868 in Future Net Income; and $7,913,844 in Discounted Future Net Income (at 10%) before federal income tax. After federal income tax, as indicated in the Standardized Measure section of the footnotes to the Pro Forma Financial Statements, future net cash flow is $5,292,000. An employee of M & Z Engineering, Mr. Manuel Munoz owns a 2% interest in and to the Sparkle Well. For this reason, another Professional Engineer, Mr. Kent B. Lina was engaged to review the work of Mr. Munoz and reported that the estimated reserves and future values were arrived at using
generally accepted methods and are reasonable for the properties.   A copy of
Mr. Lina's report (in the form of a letter to Mr. Karlton Terry) is attached as part of Attachment C.

     Mr. Lina is a petroleum engineer with extensive experience in horizontal drilling as well as reservoir analysis. He is not related to the Sellers or to KTOC's directors, officers or shareholders, and has no interest in the properties covered by the M & Z Engineering report. Mr. Lina was paid $975 in fees for services rendered to KTOC as an independent petroleum engineer during the last year. Mr. Lina neither determined nor made recommendations as to the consideration to be paid to the Sellers.

     M & Z Engineering, Inc. neither determined nor made a recommendation as to the amount of consideration to be paid to the Sellers. The information contained herein relating to the Proved Reserves and Estimated Future Revenues to be derived therefrom has been included in reliance upon the report of M & Z Engineering, Inc. given upon the authority of such firm as experts with respect to the matters covered by such report.

     Shareholders should recognize that petroleum engineering is not an exact science and involves estimates based upon numerous factors, many of which are variable and uncertain. Because estimates of reserves and future net revenues involve projecting future results by estimating future events, such estimates, when prepared by different petroleum engineers, or by the same engineers at different times, may vary substantially. Actual production, revenues, taxes and development and operating expenses can be expected to vary from the estimates. In addition, assumptions made as to future production and marketing may differ from actual production and marketing. In particular, significant amounts of the Proved Reserves on which the values are based are attributable to properties not yet producing. Estimates of such reserves are not based upon as much information as estimates based on actual production history, and thus are generally not as reliable and later estimates may be subject to great variation. There exist both mechanical risks and risks related to the actual reservoir conditions in the production of the horizontally and diagonally developed reserves.

     KTOC - MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND RESULTS OF
            OPERATIONS.

     LIQUIDITY AND CAPITAL RESOURCES. Over the past several years, KTOC has devoted substantial efforts to identify attractive oil and gas prospects through geological and economic evaluations. Once a suitable prospect was identified, KTOC's objective was to obtain funding for lease acquisition and development of the properties by promoting a portion of its interest to other oil industry partners and investors.

     During 1993, KTOC received $600,000 from the turnkey sale of interests in a well to two industry partners and, upon completion of the drilling in 1994, a gain of $138,200 was recognized since KTOC's costs were less than the $600,000 of proceeds. KTOC's total capital expenditures for drilling this well and one other well amounted to $429,300 in 1993 and $219,900 in 1994. Both of these wells were completed as producers and added a significant amount of proved oil and gas reserves (see reserve disclosures included in the Pro Forma Financial Information included in Attachment B).

     During 1993, KTOC also purchased producing oil and gas properties for approximately $500,000. This purchase was primarily funded by a bank loan for $283,000 and proceeds from the sale of an interest in the properties for $190,700. Other sources of funds have consisted of capital infusions by Karlton Terry which are not expected to continue in the future.

     After the completion of the Transaction, the Company's development plans will include the drilling of offsets to the existing river wells as a preliminary priority while gradually drilling new wells under previously undrilled river projects at the rate of three to five wells per year. It is estimated that capital of $1,700,000 will be required to: (i) meet operating capital requirements; (ii) carry out management's plans to drill three to five development wells in 1996; (iii) purchase existing producing oil and gas wells; and (iv) repay outstanding bank debt of $162,000 (at September 30, 1995). Since most of the assets currently owned by the Company will be transferred to the Subsidiary as part of the acquisition, the new management of the Company will not have access to the capital resources which are presently associated with the Company. Accordingly, management intends to undertake a private placement of 1,800,000 shares of the Company's Common Stock. If this offering is successful, proceeds of $1,800,000 (before deduction for offering costs) would be available to fund planned activities through at least the end of 1996. If this offering is not successful, management expects to seek alternative financing arrangements, including additional bank financing and/or the promotion of drilling arrangements to oil industry partners and other investors. There is no assurance that either the private placement, the bank financing, or the promotion of drilling arrangements to industry partners and other investors will occur. No commitments have been received for any such financing or drilling arrangements. If such financing is not obtained or alternate drilling arrangements completed, the Company could experience significant cash flow problems. In such case, the Company may have to promote a well by selling a portion of its leasehold acreage. While management believes obtaining financing through industry partner promotion is a viable means to fund development, it is not the preferred alternative since it results in a lower share of the related proved reserves and cash flows.

     At December 31, 1994, the SEC case reserve report for KTOC and the Option Properties includes six drilling sites with Proved Undeveloped Reserves, which comprise approximately 75% of total Proved Reserves. If these wells are completed successfully and if they produce as expected, the Company should have cash flows as shown in the Pro Forma Standardized Measure. SEE Financial Statements included as Attachment B.

     RESULTS OF OPERATIONS FOR KTOC CONTRIBUTED PROPERTIES (NOT INCLUDING OPTION PROPERTIES).

          YEAR ENDED DECEMBER 31, 1994 COMPARED TO 1993.

     Oil and gas sales declined from $184,800 in 1993 to $146,400 in 1994, a decrease of about 21%. The decline is primarily attributed to the natural decline of the producing fields, and the fine-tuning of production facilities at Sistersville which required significant shut-in time for that well. Now that production facilities are in place for such gas well, and nearly in place for the Sparkle Well, KTOC's management expects an increase in future oil and gas sales from the existing properties. Costs for production have been extremely consistent, $55,100 in 1993 and $53,400 in 1994.

     Depreciation, depletion and amortization decreased from $40,300 in 1993 to $32,200 in 1994. Oil and gas production on a barrel of oil equivalent basis was the same in 1993 and 1994. However, 1994 drilling activity proved up additional reserves which resulted in a lower depletion rate in 1994.

     The gain on drilling arrangements in 1994 of $138,200 was related to profits earned through the participation of industry partners in the sale of the Henderson County Lease and subsequent drilling of the Sparkle Well. While KTOC realized a profit on drilling arrangements in 1994, there can be no assurance that future arrangements will also result in profits.

          SIX MONTHS ENDED JUNE 30, 1995 COMPARED TO 1994.

     Oil and gas sales declined from $66,000 for the six months ended June 30, 1994 to $60,100 for the six months ended June 30, 1995. This decline of just under 10% is largely due to a drop in gas prices and downtime for the construction of surface facilities on the Sistersville Lease. Depreciation, depletion, and amortization for the six months ended June 30, 1994 was $22,600 compared to $13,900 for the six months period ended June 30, 1995. This decrease is primarily due to additional reserves which were proved-up as of December 31, 1994.

     In March 1995, the Financial Accounting Standards Board issued a new Statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for years beginning after December 15, 1995 and would change the method of determining impairment of proved oil and gas properties. KTOC's management has not performed a detailed analysis of the impact of this new standard on the Financial Statements.

     RISKS RELATING TO THE OIL AND GAS BUSINESS.

     The following are risks relating to the oil and gas business which apply to KTOC's business. Should the Transaction be consummated, the following risks will apply to the Company's ownership and operation of the Assets.

COMPETITION.

     The oil and gas industry is highly competitive. As an independent oil and gas company, KTOC must compete against companies with substantially larger financial and other resources for a variety of opportunities including reserve and lease acquisitions and marketing agreements.

REGULATION OF OIL AND GAS.

     KTOC's exploration, production and marketing are regulated extensively at the federal, state and local levels. Oil and gas exploration, development and production activities are subject to various laws and regulations governing a wide variety of matters. For example, the states in which KTOC produces oil and gas have statutes or regulations addressing production practices that may affect KTOC's operations and limit the quantity of hydrocarbons KTOC may produce and sell. Other regulated matters include the marketing and transportation of oil and gas and the valuation of royalty payments.

     Among other regulated matters on the federal level, the Federal Energy Regulatory Commission ("FERC") regulates interstate transportation of natural gas under the Natural Gas Act. KTOC's gas sales are affected by regulation of intrastate and interstate gas transportation. In an attempt to promote competition, FERC has issued a series of orders which have significantly altered the marketing and transportation of natural gas. To date, KTOC has not experienced any material adverse effect on gas marketing as a result of these FERC orders. However, KTOC cannot predict what effect subsequent regulations may have on its future gas marketing.

ENVIRONMENTAL.

     KTOC, as an owner of interests in oil and gas properties, is subject to various federal, state, and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution clean-up resulting from operations, subject the lessee to liability for pollution damages, require suspension or cessation of operations in affected areas and impose restrictions on the injection of liquids into subsurface aquifers that may contaminate groundwater.

     KTOC has made and will continue to make expenditures in its efforts to comply with these requirements, which it believes are necessary business costs in the oil and gas industry. These costs are inextricably connected to normal operating expenses such that KTOC is unable to separate the expenses related to environmental matters. However, KTOC does not believe any such additional expenses will materially affect its business. Although environmental requirements do have a substantial impact upon the energy industry, generally these requirements do not appear to affect KTOC any differently or to any greater or lesser extent than other companies in the industry.

     KTOC is not aware of any existing environmental claims which would have a material impact upon KTOC's financial condition or its results of operations. KTOC does not believe that compliance with federal, state or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have such an impact.

     INTEREST OF MANAGEMENT IN MATTERS TO BE VOTED UPON.

     The management of the Company and the director nominees have an interest in the approval by shareholders of Proposal Numbers One and Three. SEE "Asset Purchase Agreement, Operating Agreement, Management Agreement, Employment Agreement and Voting Agreement" above and "Proposal Number Three."

     DISSENTERS' RIGHTS.

     Shareholders of record on the record date will be given the right to dissent from the action of other shareholders in ratifying the Asset Purchase Agreement. If the Asset Purchase Agreement is consummated, all shareholders who properly exercise their dissenters' rights would be entitled to rights of appraisal under the Wyoming Code. A copy of the applicable provisions of the Wyoming Code, Sections 17-16-1301 through 17-16-1331, specifying the procedures to be followed by a dissenting shareholder is reprinted in its entirety as Attachment D.

     Shareholders also will be given the right to dissent from the action of other shareholders in approving Proposal Number Three, the proposed amendment to the Company's Articles of Incorporation. Therefore, the references in this section to shareholders' rights to dissent with respect to Proposal Number One are also applicable with respect to Proposal Number Three.

     STRICT COMPLIANCE WITH THE WYOMING CODE WILL BE NECESSARY TO RETAIN SUCH DISSENTERS' RIGHTS. THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE PROVISIONS OF SECTIONS 17-16-1301 THROUGH 17-16-1331 OF THE WYOMING CODE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 17-16-1301 THROUGH 17-16-1331, A COPY OF WHICH IS ATTACHED AS ATTACHMENT D TO THIS PROXY STATEMENT.

     A shareholder of the Company as of the record date will have the right to dissent only as to all of the shares registered in his name (or part of the shares registered in his name only if he dissents with respect to all of the shares beneficially owned by any one person) from the action of the other shareholders in ratifying the Asset Purchase Agreement. A beneficial shareholder may assert dissenters' rights as to shares held for his benefit only if he submits to the Company the record shareholder's written consent to dissent not later than the time the beneficial shareholder asserts dissenters' rights and he does so with respect to all shares of which he is the beneficial shareholder or over which he has the power to direct the vote. Any shareholder who wishes to dissent and obtain payment for his shares must file with the Company, prior to a vote being taken on this Proposal Number One at the Special Meeting of Shareholders to be held on November 27, 1995, a written notice of his intent to demand payment for his shares if the Asset Purchase Agreement is ratified and must refrain from voting his shares "FOR" Proposal Number One. A shareholder who fails in either respect will not acquire a right to payment for his shares.

     If the Asset Purchase Agreement is ratified, within ten days of the Special Meeting of Shareholders the Company will mail a notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting "FOR" the ratification of the Asset Purchase Agreement. The notice will state where and when a demand for payment should be sent and certificates representing the shareholder's Common Stock should be deposited in order to obtain payment. The time set for the demand and deposit will be not less than 30 days nor more than 60 days from the mailing of the notice.

     A shareholder who fails properly to demand payment or fails to deposit certificates, as required by the notice mailed to such shareholder, will forfeit his right to receive payment for his shares.

     If the Company has not consummated the Asset Purchase Agreement and remitted payment for shares within 60 days after the date set for demanding payment and depositing certificates, it shall return any certificates that have been deposited. If deposited certificates have been returned, and subsequently the Company consummates the Asset Purchase Agreement, the Company will send a new notice conforming to the requirements of Section 17-16-1322 of the Wyoming Code and repeat the payment demand procedure.

     Immediately upon consummation of the Asset Purchase Agreement or upon receipt of demand for payment, if the Asset Purchase Agreement already has been consummated, the Company will remit the amount which the Company estimates to be the fair value of the shares, with accrued interest, if any, to each dissenter who properly has made demand and deposited his certificates. The fair value of the shares will be determined by the Board of Directors based on an analysis of the value of the shares immediately prior to the consummation of the Asset Purchase Agreement (excluding any appreciation or depreciation in anticipation of the Asset Purchase Agreement, unless such exclusion would be inequitable), including such factors as market value, value based on prior sales of the shares and asset value. Interest will be equal to the prime rate plus two percent in effect on the effective date of Asset Purchase Agreement and will begin to accrue from such date.

     The Company may elect to withhold payment for a dissenter's shares unless he was the beneficial owner of the shares before the date set forth in the first announcement to the news media or to shareholders of the terms of Asset Purchase Agreement. If the Company elects to withhold payment, it will remit the amount which the Company estimates to be the fair value of the shares, with accrued interest, if any, only to each such dissenter who agrees to accept such remittance in full satisfaction of his demand.

     If the Company fails to remit payment for a dissenter's shares, or if the dissenter believes that the amount remitted is less than the fair value of his shares or that the interest is not correctly determined, the shareholder must, within 60 days after the date set for demanding payment if no remittance from the Company is received, or within 30 days after the date of mailing of the Company's remittance, notify the Company in writing of his own estimate of the value of the shares and/or amount of interest due and demand payment of the deficiency. If he fails to do so, he will be entitled to no more than the amount remitted.

     Within 60 days after receiving a demand for payment pursuant to Section 17-16-1323, if any such demand for payment remains unsettled, the Company will file in a court of competent jurisdiction in County Number Ten, Wyoming a petition requesting that the fair value of the shares and interest thereon be determined by the court. All dissenter's, wherever residing, whose demands have not been settled will be made parties to the proceeding as in an action against their shares. All dissenters who are made parties are entitled to judgement for the amount by which the fair value of their shares is found to exceed the amount previously remitted, if any, plus interest.
All costs and expenses of such a court proceeding shall be determined by the court and assessed against the Company, except as provided in Section 17-16-1331 of the Wyoming Code.

     If the Company fails to file a petition, each dissenter who has made a demand and who has not already settled his claim against the Company will be paid by the Company the amount demanded.

     The right of a dissenting shareholder to be paid the fair value of his shares as provided for in Sections 17-16-1301 through 17-16-1331 of the Wyoming Code will cease if and when the Company abandons the Asset Purchase Agreement or the shareholders revoke the authority to consummate the Asset Purchase Agreement. A shareholder may withdraw his notice of election to dissent at any time prior to receiving payment for his shares and prior to the filing of a petition with a court for determining fair value. After the filing of such a petition, a shareholder may withdraw his notice of election to dissent only with the consent of the Company, which consent may be withheld in the Company's sole discretion.

     The Company has not made any decision with respect to any action over which it has discretionary control, which are the exact time set for the demand and deposit and the relative weights to be given to each of the factors used in determining fair value.

     For more detailed information as to rights of dissenting shareholders and the procedures to be followed in the event of a dissention, shareholders are referred to Sections 17-16-1301 through 17-16-1331 of the Wyoming Code, a copy of which is attached as Attachment D.

     A VOTE AGAINST PROPOSAL NUMBER ONE WILL NOT IN ITSELF CONSTITUTE THE WRITTEN DEMAND REQUIRED BY THE WYOMING CODE TO ENTITLE A SHAREHOLDER TO PAYMENT FOR HIS SHARES.

     OTHER TRANSACTIONS.

     The Company is issuing 100,000 shares of Common Stock to counsel for the Company for legal services rendered in connection with this Transaction. The Company is also issuing 100,000 shares of Common Stock to a non-affiliated third party for property acquisition services rendered in connection with this Transaction.

     In connection with the Agreement, the Company has agreed to grant various registration rights with respect to certain securities outstanding or to be issued. As soon as practicable after Closing, the Company will register on Form S-8 (or such other form as is appropriate) 866,500 shares of Common Stock as follows: (i) the 200,000 shares to be issued as described in the above paragraph; (ii) 82,500 shares previously issued as bonus shares;
(iii) 70,000 shares reserved under the Company's 1987 Stock Bonus Plan; and
(iv) 514,000 shares underlying options. Commencing six months from Closing, an additional 63,000 shares of Common Stock underlying outstanding options will be subject to demand registration rights and 63,000 shares of Common Stock underlying outstanding options will be subject to "piggy-back" registration rights.

     After completion of the Transaction, the Company proposes to conduct a private placement of 1.8 million shares of the Company's Common Stock at $1.00 per share. Proceeds from the private placement will be used to purchase production, repay outstanding bank debt and fund development of the Company's properties, including general and administrative expenses. The Company intends to register one half of the Common shares issued in the private placement with the SEC upon the demand of the holders thereof beginning six months after the close of the private placement. The remaining shares will be subject to "piggy-back" registration rights. There can be no assurance that such offering will be successful.

     The Company plans to issue to non-affiliated third parties options to acquire up to 400,000 shares of Common Stock at $1.00 per share in lieu of cash for future services to be performed on behalf of the Company, which shares are subject to registration on Form S-8 as set forth above.

     BOARD RECOMMENDATION TO SHAREHOLDERS.

     From inception, the Company had been engaged in the cable television business. Since the sale of its cable television systems, the Company principally has been engaged in oil and gas operations and real estate development. Commencing in June 1995, representatives of the Company and the Sellers began negotiations with respect to the Transaction which resulted in the execution of a letter of intent in August 1995. Thereafter, negotiations continued with respect to the Asset Purchase Agreement which was executed in October 1995. During the course of the negotiations, the parties each conducted their own due diligence with respect to the Transaction. The valuation of the Transaction was arrived at through arms'-length negotiations between the Company and the Sellers. Pursuant to the Transaction, the Company proposes to acquire significant oil and gas leases and properties in exchange for 80% of the aggregate issued and outstanding shares of both classes of Common Stock of the Company. The Board of Directors of the Company believes that the proposed transaction provides the shareholders of the Company a favorable opportunity to participate in more extensive oil and gas operations which will be conducted by a management group with substantial experience in the industry. The Board of Directors also believes the Transaction to be favorable to the Company's shareholders because, notwithstanding the issuance of 80% of the Company's issued and outstanding Common Stock to the transferors of the oil and gas leases and properties, the transaction terms (as detailed elsewhere herein) provide for restrictions on the participation of the transferors in any benefits to be realized, for a three year period, from a distribution or other disposition of the Company's existing principal assets.

     The Board of Directors of the Company has considered the Asset Purchase Agreement and for the reasons described above recommends that the shareholders vote in favor of Proposal Number One. Robert E. Thrailkill, John A. Alsko and Robert J. Thrailkill have agreed to vote their shares of Common Stock in favor of Proposal Number One.

     VOTE REQUIRED.

     The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve Proposal Number One. The officers and directors of the Company plan to vote their shares in favor of Proposal
Number One to ratify the Asset Purchase Agreement.   The Asset Purchase
Agreement will be effected only if it is ratified.

                            PROPOSAL NUMBER TWO

                           ELECTION OF DIRECTORS

     In connection with the Asset Purchase Agreement described in Proposal Number One, the following three persons are to be nominated as directors of the Company for a term of one year and until the election and qualification of their successors: Karlton Terry, Jubal Terry and Denis Bell. These three directors will replace the current Board of Directors and will constitute the entire Board of Directors. The persons named in the proxy intend to vote for Messrs. Terry, Terry and Bell, who have been recommended for election by the Board of Directors of the Company, unless a shareholder withholds authority to vote for any or all of the nominees. If any nominee is unable to serve or, for good cause, will not serve, the persons named in the proxy reserve the right to substitute another person of their choice as nominee in his place. Each of the nominees has agreed to serve if elected. The nominees will take office subsequent to the Closing of the Asset Purchase Agreement. If the Closing does not occur, the current Board of Directors will continue to serve until the next annual meeting of shareholders.

     INFORMATION ABOUT DIRECTOR NOMINEES.

     Karlton Terry (Chairman, CEO, and Director) age 42, is a graduate of the University of Colorado with post graduate work at Brown University and has 16 years experience in the oil and gas business. He began his career as a landman for Samuel Gary Oil Producer, and formed and was President of Leed Petroleum Corporation which was subsequently sold to Burma Oil of England. After the sale of Leed he has acted as President of Karlton Terry Oil Company for the last twelve years.

     Jubal Terry (President, Secretary, and Director) age 38, is a geologist and attended Western State University in Colorado. He has worked as an independent geologist for Amoco, Samuel Gary Oil Producer, and has a wide range of experience in the Rocky Mountain region and the Appalachian Basin. He started working for KTOC in 1986 and became Vice President of KTOC in 1994.

     Denis Bell (Director) age 62, is Executive Chairman and, through another company, Ariane, was a founder shareholder of Rackwood Colliery Company Limited, a coal producing company in the United Kingdom. He was appointed a Director of Rackwood Colliery Company Limited in April 1993. His experience in mining, particularly opencast mining, commenced in 1968 when he established his own company to operate a number of opencast sites and two small underground mines. This company was sold to Mining Investment Corporation Limited, where he remained a Director until August 1979. Since then he has been involved as an Executive Director of a number of private and public mineral companies, including NSM PLC (from which he resigned in 1989), Anglo United PLC (from which he resigned in 1991) and Denis Bell Inc. and its subsidiaries. Mr. Bell through Haddon, Inc. has owned oil and gas properties in the United States since 1983.

     VOTE REQUIRED.

     A plurality of the votes cast at the meeting will be required for election to the Board of Directors.

                           PROPOSAL NUMBER THREE

A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO: (a) CHANGE THE COMPANY'S NAME TO AMERICAN RIVERS OIL COMPANY; (b) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.01 PAR VALUE, TO 20,000,000 SHARES AND THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, $.50 PAR VALUE, TO 5,000,000 SHARES; AND (c) TO AUTHORIZE A TOTAL OF 8,000,000 SHARES OF CLASS B COMMON STOCK WITH A PAR VALUE OF $.01 PER SHARE

     (a)  CHANGE OF THE COMPANY'S NAME TO AMERICAN RIVERS OIL COMPANY

     The Company has operated under the name Metro Capital Corporation since it was reincorporated under the laws of the State of Wyoming on March 31, 1992. The Board of Directors of the Company, in connection with the proposed Asset Purchaser Agreement (SEE "Proposal Number One"), has approved and is recommending to the Company's shareholders adoption of an amendment to the Company's Articles of Incorporation to change the name of the Company to "American Rivers Oil Company." The Board of Directors and management of the Company believe that the proposed change in the Company's name will facilitate identification of the Company with its new business activities under the Asset Purchase Agreement.

     In the event this Proposal Number Three is approved, the name change of the Company will be reflected in an amendment to the Company's Articles of Incorporation which will be filed with the Secretary of State of the State of Wyoming.

     (b) INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.01 PAR VALUE, TO 20,000,000 SHARES AND THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, $.50 PAR VALUE, TO 5,000,000 SHARES

    The presently authorized capital stock of the Company consists of 6,000,000 shares of Common Stock, $.01 par value, and 3,000,000 shares of Preferred Stock, $.50 par value. It is proposed that the Company's Articles of Incorporation be amended to increase the number of authorized shares of $.01 par value Common Stock to 20,000,000 and the number of authorized shares of $.50 par value Preferred Stock to 5,000,000.

    The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized.

    To date no series of Preferred Stock has been established by the Board of Directors. The Preferred Stock could have preference over the Common Stock (and the Class B Common Stock in the event this Proposal Number Three is approved) with respect to the payment of dividends and other preferences as would be determined by the Board of Directors of the Company at the time of
establishment of any series of Preferred Stock.    Holders of Common Stock do
not have preemptive rights to subscribe to additional securities which may issued by the Company.

    As permitted by the Wyoming Business Corporation Act, the Board of Directors is empowered to issue the Preferred Stock in series, at any time or from time to time, and to determine the price or prices, the number of shares designated for a particular series, and the relative preferences, privileges and restrictions of the shares so issued. Among the determinations to be made by the Board of Directors for each issuance of a series of Preferred Stock are the following:

    (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

    (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

    (c) the amount payable upon shares in the event of involuntary liquidation;

    (d)  the amount payable upon shares in the event of voluntary liquidation;

    (e) sinking fund or other provisions, if any, for the redemption or purchase of shares;

    (f) the terms and conditions under which shares may be converted, if the shares of any series are issued with the right of conversion; and

    (g)  voting powers, if any.

Such determinations would be made by the Board of Directors at the time it designated the particular series of Preferred Stock comprising the series and would take into account the circumstances pertinent at that time.

    The Company currently has no plans to issue any additional shares of Common Stock or any shares of Preferred Stock other than: (i) the shares of Common Stock that previously have been reserved for issuance with respect to existing stock option plans and stock bonus plans, including the Stock Option Plan discussed in Proposal Number Four below, and (ii) shares of Common Stock to be reserved for issuance upon conversion of the Class B Common. The Company has decided to increase the number of authorized shares of Preferred Stock because of the increase in the authorized shares of Common Stock.

    If approved, the increased number of authorized shares of Common Stock and Preferred Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under Wyoming law or the rules of any national securities exchange on which shares of the Company are at the time listed. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions.

    In the event this Proposal Number Three is approved, the authorization of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock will be reflected in an amendment to the Company's Articles of Incorporation which will be filed with the Secretary of State of the State of Wyoming. A copy of Article II of the Company's Articles of Incorporation, as proposed to be amended, is attached as Attachment E.

    (c) AUTHORIZATION OF A TOTAL OF 8,000,000 SHARES OF CLASS B COMMON STOCK WITH A PAR VALUE OF $.01 PER SHARE

    It is proposed that the Company's Articles of Incorporation be further amended to authorize a total of 8,000,000 shares of Class B Common Stock with a par value of $.01 per share. Pursuant to the Asset Purchase Agreement, KTOC and the Shareholders propose to acquire the Company by transferring the Assets to the Company in exchange for 7,717,820 "restricted" shares of Class B Common Stock (the "Class B Common") representing 80% of the issued and outstanding shares of the Company's Common Stock immediately after the Closing. See "Proposal Number One."

    The Class B Common will have all of the rights of currently issued and outstanding shares of the Company's Common Stock, except that: (i) the Class B Common will not be entitled to participate in any distribution of shares or assets of the Subsidiary; and (ii) each share of Class B Common will be entitled to 1.6 votes on all issues presented for vote by the shareholders. The Class B Common will be convertible on a one-for-one share basis into the Company's Common Stock commencing 36 months from the Closing. Commencing 30 months from the Closing, the Class B Common will be convertible on a one-for-one share basis, provided that the number of shares so converted until the date 36 months after the Closing will be limited to that number of shares of Common Stock that may be sold by an affiliate pursuant to the volume limitation provisions of Rule 144 promulgated under the Securities Act of 1933, as amended. Up to 500,000 shares of Class B Common may be converted into Common Stock to the extent such shares are used to acquire the Option Properties. The 500,000 shares of Class B Common will be subject to certain registration rights commencing six months from the date of conversion.

    In the event this Proposal Number Three is approved, the authorization of 8,000,000 shares of Class B Common Stock will be reflected in an amendment to the Company's Articles of Incorporation which will be filed with the Secretary of State of the State of Wyoming. A copy of Article II of the Company's Articles of Incorporation, as proposed to be amended, is attached as Attachment E.

    INTEREST OF MANAGEMENT IN MATTERS TO BE VOTED UPON.

    The management of the Company and the director nominees have an interest in the approval by shareholders of Proposal Numbers One and Three. See "Proposal Number One - Asset Purchase Agreement, Operating Agreement, Management Agreement, Employment Agreement and Voting Agreement."

    EFFECTS OF ADOPTION OF PROPOSAL NUMBER THREE.

    ANTI-TAKEOVER EFFECTS. The authorized but unissued shares of Common Stock, Preferred Stock and Class B Common Stock for which approval is sought could be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. In addition, the Board could authorize holders of a series of Preferred Stock to vote as a class, either separately or with the holders of Common Stock, upon any proposed merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

    The authorization of additional shares of Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction that may not be in the best interest of all of the shareholders, since the issuance of new shares of Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. In this respect, certain companies have recently issued as a dividend to the holders of their Common Stock shares of Preferred Stock having terms designed to protect against the adverse consequences to shareholders of partial takeovers and front-end loaded, two-step takeovers and freezeouts, and the Preferred Stock would be available for such purpose. Additionally, the Common Stock and the Class B Common Stock could be issued diluting the ownership interest of a potential acquiror.

    Despite such anti-takeover implications, this Proposal Number Three is not the result of management's knowledge of any effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

    Except as indicated below, management is not aware of the existence of any provisions in the Articles or Bylaws or terms of contracts to which it is a party which may be considered to have an anti-takeover effect. The Company's Articles and Bylaws do not contain any provisions which would impose any burden in excess of requirements imposed by Wyoming law upon potential tender offerors or others seeking a takeover of the Company, other than provisions for limitation of director liability, classification of the Board and super-majority voting requirements for Board action. These provisions were approved and adopted by the shareholders at previous annual meetings of the Company.

    The Articles do not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a shareholder must control the votes of a majority of the shares present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available. Further, because the Articles deny preemptive rights to the shareholders, any authorized but unreserved shares of Common Stock, Preferred Stock and, in the event this Proposal Number Three is passed, shares of Class B Common Stock, may be issued to parties without first offering such shares to existing shareholders. Such issuances, particularly in light of the flexibility which will be afforded to the Board in setting the terms of the Preferred Stock, might be used to reduce the equity ownership of a tender offeror or other acquiring entity thereby rendering acquisition efforts more difficult or impossible. In addition, the Articles, in conformity with Wyoming law, provide that a transaction is not void or voidable solely by virtue of the interested status of a director in such a transaction if the relationship is known or disclosed and a sufficient number of disinterested directors at a meeting at which a quorum is present approve the transaction. The ability to approve such transactions with interested parties might also be used in a takeover or other situations to approve the issuance of shares to such an interested party.

    DILUTIVE EFFECT. The issuance of shares of Preferred Stock and Class B Common Stock having conversion rights could have the effect of diluting the interests of the holders of the Common Stock. In addition, it should be anticipated that any shares of Preferred Stock which may be issued would have dividend and liquidation preferences which would be superior to those of the Common Stock and Class B Common Stock. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may issued by the Company.

    DISSENTERS' RIGHTS.

    Shareholders of record on the record date will be given the right to dissent from the action of other shareholders in approving the proposed amendment to the Company's Articles of Incorporation. If this Proposal Number Three is approved, all shareholders who properly exercise their dissenters' rights will be entitled to rights of appraisal under the Wyoming Code. Shareholders also will be given the right to dissent from the action of other shareholders in approving Proposal Number One, the ratification of the Asset Purchase Agreement.

    A DISCUSSION OF THE PROCEDURES TO BE FOLLOWED BY A DISSENTING SHAREHOLDER IS SET FORTH IN "PROPOSAL NUMBER ONE - DISSENTERS' RIGHTS" AND A COPY OF THE APPLICABLE PROVISIONS OF THE WYOMING CODE, SECTIONS 17-16-1301 THROUGH 17-16-1331, IS REPRINTED IN ITS ENTIRETY AS ATTACHMENT D. SEE "PROPOSAL NUMBER ONE -DISSENTERS' RIGHTS" AND ATTACHMENT D FOR A DISCUSSION OF DISSENTERS' RIGHTS AND THE PROCEDURES TO BE FOLLOWED.

    MANAGEMENT RECOMMENDATION AND REQUIRED VOTE.

    Management recommends the shareholders entitled to vote at the Special Meeting vote "FOR" the proposed amendment to the Company's Articles of Incorporation to (a) change the Company's name to American Rivers Oil Company; (b) increase the number of authorized shares of Common Stock, $.01 par value, to 20,000,000 shares and the number of authorized shares of the Company's Preferred Stock, $.50 par value, to 5,000,000 shares; and (c) to authorize a total of 8,000,000 shares of Class B Common Stock of the Company with a par value of $.01 per share.

    Approval of the proposal to amend the Company's Articles of Incorporation to change the Company's name, increase the number of authorized shares of Common Stock and Preferred Stock and authorize a new class of Class B Common Stock requires the affirmative vote of a majority of the votes entitled to be cast. The Company's officers and directors plan to vote their shares in favor of the amendment.

                           PROPOSAL NUMBER FOUR

        A PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK COVERED BY THE COMPANY'S 1992 STOCK OPTION PLAN FOR EMPLOYEES (INCLUDING OFFICERS), DIRECTORS AND
                 CONSULTANTS OF THE COMPANY TO 500,000 SHARES

    There are presently 150,000 shares of the Company's Common Stock reserved under the 1992 Stock Option Plan (the "1992 Plan") for issuance pursuant to the exercise of stock options (the "Options") which may be granted to employees (including officers), directors and consultants of the Company or any subsidiary. The 1992 Plan is designed to provide additional incentive for employees, consultants and directors to promote the success of the Company and to encourage stock ownership in the Company by such persons. The Board is requesting that the shareholders of the Company approve an increase in the aggregate number of shares of the Company's Common Stock reserved for issuance under the 1992 Plan to 500,000. As of the date hereof, there are outstanding options to purchase 150,000 shares of Common Stock under the 1992 Plan. No other options have been granted, or currently are proposed to be granted, under the 1992 Plan.

    The incentive option provisions in the 1992 Plan qualify for special tax treatment as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), and qualify for an exemption from certain provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"). To the extent that management personnel may be eligible to receive Options which may be granted under the 1992 Plan, management has an interest in seeing the increase in the number of shares covered by the 1992 Plan approved by shareholders.

    The 1992 Plan is currently administered by the entire Board. The 1992 Plan may be administered by a Compensation Committee (the "Committee") which is appointed by the Board, or at the Board's discretion, may be administered by the entire Board. In the absence of a designated and qualified Committee, the entire Board must serve as the Committee. The Committee must consist of at least two directors, each of whom must be disinterested. Options granted under the Plan at any time when any Committee member is not "disinterested" within the meaning of Rule 16b-3(c)(2)(i) under the 1934 Act shall not qualify as exempt purchases under Rule 16b-3 of the 1934 Act.

    The Committee has the authority and discretion to determine which of the key employees, officers and directors of the Company or its subsidiaries, or others who have provided significant services to the Company or its subsidiaries, will be granted options, when options will be granted and the number of options to be granted. The Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period, and the terms and conditions of the agreements evidencing options granted under the 1992 Plan. It has the authority to interpret the provisions of the 1992 Plan and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1992 Plan. The Committee may determine which Options may be options intended to qualify for special treatment under the Code ("Incentive Stock Options") or Non-Qualified Options ("Non-Qualified Stock Options") which are not intended to so qualify. See "Tax Aspects" below. The 1992 Plan provides for the grant of both Incentive and Non-Qualified Stock Options, although only employees may be granted Incentive Stock Options.

    Participants in the 1992 Plan may be selected by the Committee from employees (including officers), consultants and directors (whether or not they are employees) of the Company or its divisions and subsidiaries. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the 1992 Plan.

    The Committee also may construe the 1992 Plan and the provisions in instruments evidencing Options granted under the 1992 Plan and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1992 Plan. The Board may suspend, terminate, modify or amend the 1992 Plan, but without the approval of the holders of a majority of the voting shares of Common Stock represented at a meeting, the Board may not materially increase the number of shares of Common Stock as to which Options may be granted to Officers and Directors of the Company, grant eligibility to Officers and Directors not included within the terms of the 1992 Plan prior to the amendment, or materially increase the benefits to be received by Officers and Directors of the Company who are participants under the 1992 Plan. The Board may not adversely affect the rights of any participant under any unexercised Option or any portion thereof without the consent of such participant. Unless sooner terminated by the Board, the 1992 Plan will terminate in 2002.

    Options granted under the 1992 Plan contain provisions for proportionate adjustment of the number of shares for outstanding Options and the option price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares.

    In the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the Committee may provide that each Option holder may exercise such Option on such terms as it may have been exercised immediately prior to such dissolution or liquidation, corporate separation or division or merger or consolidation or may provide that the Options granted under the 1992 Plan will expire by a fixed date and that the Option holders may exercise their Options as to all or any part of the shares covered including shares as to which the Options would not otherwise be exercisable.

    The 1992 Plan also provides that in the event of a tender offer or exchange offer for the Company, certain mergers or consolidations of the Company or certain changes in control of the Company's Board of Directors, the Committee may provide, depending upon the circumstances, that: (i) the holder of each option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such transaction by the holder of the number of shares of Common Stock for which such option might have been exercised; or (ii) all Options shall become fully exercisable immediately. These provisions may have the effect of serving as "anti-takeover devices."

    The Committee has broad discretion to determine the number of shares with respect to which Options may be granted to participants.

    NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options may be granted with exercise periods of up to ten years and must have exercise prices not less than 80% of the fair market value of the Common Stock underlying the options at the time of the grant. Non-Qualified Stock Options are exercisable generally in accordance with the terms of the Plan and specifically as determined by the Plan Committee.

    INCENTIVE STOCK OPTIONS. Options granted in accordance with certain provisions of the Plan are intended to be "Incentive Stock Options" within the meaning of Section 422 of the Code. The Plan contains various provisions to ensure that the Incentive Stock Options comply with Section 422 of the Code, including the requirement that Incentive Stock Options be granted only to persons who are employees of the Company. The Plan Committee determines which key employees of the Company and its subsidiaries will be granted Incentive Stock Options, when options will be granted and the number of options to be granted.

    The term of any Incentive Stock Option (or "ISO") granted under the Plan may not be more than five years in the case of options granted to employees who own more than ten percent of the Company's voting securities on the date of the grant and ten years in the case of other employees. All ISO's must have exercise prices not less than 100% of the fair market value of the shares of Common Stock at the time of grant (110% in the case of options granted to employees who own more than ten percent of the Company's voting securities on the date of the grant). The maximum aggregate fair market value (determined as of the date of grant) of the shares as to which ISO's held by any one optionee become exercisable for the first time during any calendar year may not exceed $100,000.

    GENERAL. The "Market Value" is defined under the 1992 Plan to be the last sale price of the Common Stock as reported on a national securities exchange or on NASDAQ National Market System or, if a last sale reporting quotation is not available, the average of the bid and asked prices of the Company's Common Stock on the date of grant as reported by NASDAQ or the electronic bulletin board. If not reported as such, then as listed in the
National Quotation Bureau Inc.'s "Pink Sheets."   If such quotations are
unavailable, the Board, in its discretion, may select any reasonable method for making a good faith determination of fair market value.

    To exercise an Option, the optionee must pay the full exercise price either in cash or, with the consent of the Committee, in shares of the Company's Common Stock having a fair market value equal to the exercise price or in a combination of cash, shares of Common Stock and property. Subject to approval of the Board of Directors and compliance with applicable law, the optionee may use cash received from the Company at the time of exercise as a compensatory payment or borrowed from the Company on repayment terms and conditions determined by the Committee in its discretion separately with
respect to each Option exercised and each optionee.   The Board of Directors
shall determine whether or not property other than cash or common stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

    Options are exercisable during the term of the option while the optionee is an employee, officer, director or consultant of the Company or a subsidiary of the Company. If an optionee ceases to be an employee, officer, director or consultant to the Company or a subsidiary of the Company (other than by reason of death, disability or retirement), all of the optionee's Options that are exercisable at the time of such cessation may, unless earlier terminated in accordance with their terms, be exercised within three months of such cessation; provided, however, that if the optionee's relation to the Company or a subsidiary of the Company is terminated for cause, all the optionee's Options will, to the extent not previously exercised, immediately terminate.

    If an optionee dies while an employee, officer, director or consultant of the Company or a subsidiary of the Company, or during the three month period following termination such relation, other than for cause, or if the optionee's relation to the Company or a subsidiary of the Company is terminated by reason of disability or retirement, all of the optionee's Options (whether or not otherwise exercisable), unless previously terminated in accordance with their terms, may be exercised by the optionee, the optionee's legal representative or a person who acquires the right to exercise such Options by bequest or inheritance by reason of the death or disability of the optionee, at any time within one year following the date of death, disability or retirement of the optionee; provided, however, that if the Options are Incentive Stock Options as defined under the 1992 Plan the time of exercise is limited to three months following the date of retirement.

    An Option granted under the 1992 Plan is not transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974. During the lifetime of the Optionee, Options may be exercised only by the optionee, and thereafter only by his legal representative.

    An optionee has no rights as a shareholder with respect to any shares covered by Options until the options have been exercised and stock certificates have been issued to him. If a registration statement and a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act relating to the shares issuable upon the exercise of Options granted pursuant to the Plan is not in effect at the time of the exercise of such Options, the recipient must represent and warrant, in writing to the Company, that the shares to be issued are not being acquired with a view toward distribution thereof. No shares will be issued upon the exercise of any Option unless and until any of the applicable requirements of the Commission, state securities commission or other regulatory agencies having jurisdiction, and of any securities exchange upon which the shares may be listed, have been complied with fully.

    In addition, unless there is in effect a current registration statement under the Securities Act, an optionee who exercises Options to purchase shares will acquire "restricted securities" as that term is used in Rule 144 adopted under the Securities Act and will be able to sell such shares only in compliance with such rule (or another applicable exemption from registration). The Company presently does not plan to file a registration statement relating to shares issuable upon the exercise of Options granted under the 1992 Plan. Accordingly, optionees may not be able to sell the shares purchased upon the exercise of Options granted under the Plan for a minimum period of two years. The Company may in the future file a registration statement on Form S-8, which is a simplified form of registration statement available for employee benefit plans, in order to register the options and underlying shares for public sale.

    TAX ASPECTS. The following is a general summary of the Company's understanding of the federal income tax consequences of the 1992 Plan.

    Under current federal income tax laws, Incentive Stock Options ("ISO's") granted under the 1992 Plan will generally have the following consequences. If a participant is awarded an ISO, no income will be recognized for federal income tax purposes at the time of grant or exercise, and the Company will, therefore, not receive any corresponding deduction. The excess of fair market value of the shares of Common Stock received at the date of exercise over the option price will constitute an "item of adjustment" to the participant, however, for purposes of the participant's alternative minimum tax. The participant will be subject to federal income tax when the participant sells the shares acquired upon the exercise of the ISO. The holding period for the ISO is the later of two years from the date of grant or one year from the date the shares were transferred to the participant upon exercise. When the participant disposes of the stock after completion of the holding period, the participant will recognize as capital gain the difference between the amount received in such disposition over the participant's basis in the stock. The Company will have no corresponding deduction. If the participant disposes of the stock before the holding period expires, the participant must recognize compensation income to the extent of gain on the disposition. The Company will be entitled to a corresponding deduction for compensation expense in the amount the participant must recognize as compensation income.

    An optionee who is awarded a Non-Qualified Stock Option ("NQSO") under the 1992 Plan will generally recognize no income for federal income tax purposes upon the grant, and the Company, therefore, receives no deduction at that time. At the time of exercise, however, the holder generally will recognize compensation income, taxable as ordinary income, to the extent that the fair market value of the shares of Common Stock received on the exercise date exceeds the NQSO price. The Company will be entitled to a corresponding compensation expense deduction for federal income tax purposes in the year in which the NQSO is exercised.

    Persons eligible to participate in the 1992 Plan include officers, directors, key employees and others designated by the Committee as having provided significant services to the Company and its subsidiaries, and grants are awarded in the discretion of the Committee. Therefore, it is not possible at the present time to indicate those persons to whom options will be granted in the future.

    BOARD RECOMMENDATION AND VOTE REQUIRED.

    The affirmative vote of a majority of the votes cast at the shareholders' meeting is required to approve Proposal Number Four. The Officers and Directors of the Company plan to vote their shares in favor of Proposal Number Four to approve an increase in the number of shares covered by the 1992 Stock Option Plan to 500,000 shares.

                        COMPANY'S RELATIONSHIP WITH
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    It is expected that a representative of Hein + Associates LLP, Denver, Colorado, the Company's independent certified public accountants, will be present at the Special Meeting to respond to appropriate questions and to make a statement if he so desires. The Company intends to select Hein + Associates LLP as its independent certified public accountants to perform an audit of the accounts of the Company for the fiscal year ending March 31, 1996.

                           FINANCIAL INFORMATION

    A copy of the Company's Annual Report for the fiscal year ended March 31, 1995, including Audited Financial Statements, and the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, are being sent to shareholders with this Proxy Statement.

    Audited and Unaudited Financial Statements of the KTOC Contributed Properties, Audited and Unaudited Financial Statements of the KTOC Option Properties and Pro Forma Financial Information with respect to the Transaction are attached to this Proxy Statement as Attachment B.

                               OTHER MATTERS

    Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointees named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                           SHAREHOLDER PROPOSALS

    Any shareholder proposing to have any appropriate matter brought before the 1996 Annual Meeting of Shareholders must submit such proposal in accordance with the proxy rules of the Commission. Such proposals should be sent to the Secretary of the Company not later than July 27, 1996 to be considered for inclusion in the 1996 Proxy Statement.

                                    By Order of the Board of Directors:

                                    METRO CAPITAL CORPORATION




Date:  November 10, 1995            Robert E. Thrailkill,
                                    Chairman of the Board of
                                    Directors

______________________________________________________________________________

                                   PROXY
______________________________________________________________________________

                         METRO CAPITAL CORPORATION

                      SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON NOVEMBER 27, 1995

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Metro Capital Corporation (the "Company") hereby constitutes and appoints Robert E. Thrailkill and Gene E. York, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Common Stock of Metro Capital Corporation standing in the name of the undersigned at the Special Meeting of Shareholders of Metro Capital Corporation to be held at the Company's office at 716 College View Drive, Riverton, Wyoming 82501, on November 27, 1995, at 1:00 p.m., Mountain Time, and at any adjournment or adjournments thereof:

         1. To consider and vote upon the ratification of the Asset Purchase Agreement among the Company, Karlton Terry Oil Company, Karlton Terry and Jubal Terry and the transactions related thereto. (Requires the affirmative vote of a majority of the votes cast at the meeting.)

         FOR ____   AGAINST _____  ABSTAIN _____

         2. To elect the following three directors to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified: Karlton Terry, Jubal Terry and Denis Bell. (Requires the affirmative vote of a plurality of the votes cast at the meeting.)

         For all nominees _______.

         Withhold authority to vote for all nominee(s) ______.

         Withhold authority to vote for nominee(s) named below:

         _______________________________

         _______________________________

         3. To consider and vote upon an amendment to the Articles of Incorporation of the Company to (a) change the Company's name to American Rivers Oil Company; (b) increase the number of authorized shares of Common Stock, $.01 par value, to 20,000,000 shares and the number of authorized shares of Preferred Stock, $.50 par value, to 5,000,000 shares; and (c) to authorize a total of 8,000,000 shares of Class B Common Stock with a par value of $.01 per share. (Requires the affirmative vote of a majority of the votes entitled to be cast.)

         FOR ____   AGAINST _____  ABSTAIN _____

         4. To consider and vote upon the approval of an increase in the number of shares of the Company's Common Stock covered by the Company's 1992 Stock Option Plan for employees (including officers), directors and consultants of the Company to 500,000 shares. (Requires the affirmative vote of a majority of the votes cast at the meeting.)

         FOR ____   AGAINST _____  ABSTAIN _____

         5. To transact such other business as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSALS ONE THROUGH FOUR, BUT THEY WILL BE VOTED FOR PROPOSALS ONE THROUGH FOUR, IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

         Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 1995
                                  ______________________________
                                  Signature(s)

                                  Address if different from that on label:

                                  ______________________________
                                  Street Address

                                  ______________________________
                                  City, State and Zip Code

                                  ______________________________
                                  Number of shares

Please check if you intend to be present at the meeting: ________

                          ATTACHMENT A

                    ASSET PURCHASE AGREEMENT



     THIS AGREEMENT is made as of this 19th day of October, 1995, by and among METRO CAPITAL CORPORATION, a Wyoming corporation (the "Purchaser"), and KARLTON TERRY OIL COMPANY, a Colorado corporation ("KTOC"), KARLTON TERRY and JUBAL TERRY (the "Shareholders.") (KTOC and the Shareholders are referred to herein collectively as the "Sellers").

     WHEREAS, the Sellers are willing to sell, and the Purchaser is willing to purchase, certain of the assets, and assume certain of the liabilities, of the Sellers on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                           ARTICLE 1

                PURCHASE AND SALE OF THE ASSETS

     1.1 PURCHASE AND SALE OF THE ASSETS. At the Closing (as hereinafter defined), subject to the terms and conditions stated herein, the Sellers agree to sell, assign, convey and transfer to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the following described interests (the "Assets"):

          (a) The undivided interests described in Exhibit A hereto in and to the entire estates created by the leases, licenses, permits and other agreements described in Exhibit A (the "Leases"), insofar as the Leases cover and relate to the land described in Exhibit A (the "Land"), together with identical undivided interests in and to all the property and rights incident thereto, including all rights in, to and under all agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options and orders in any way relating thereto;

          (b) Identical undivided interests in and to all of the personal property, fixtures and improvements now or as of the Effective Time (as defined in Section 1.2 below) on the Land, appurtenant thereto or used or obtained in connection therewith or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto and all other appurtenances there unto belonging;

          (c) All files, books, records and engineering and geological data related to the foregoing; and

          (d) Those options (the "Asset Options") described in Exhibit A to acquire interests in the Leases and Land.

     1.2 EFFECTIVE TIME. The purchase and sale of the Assets shall be effective for all purposes as of November 1, 1995 at 7:00 A.M., local time (the "Effective Time"), said time to be determined for each locality described in Exhibit A in accordance with the time generally observed in said locality.

     1.3 PURCHASE PRICE; ALLOCATION COVENANTS. In full consideration for the purchase of the Assets, the Purchaser will issue to the Sellers, in the respective percentages to be specified by Sellers to Purchaser prior to Closing, 7,717,820 shares of restricted Class B Common Stock of the Purchaser (the "Class B Common Stock"), having the attributes set forth in Section 1.5, which when issued will be validly issued, fully paid and nonassessable shares of Class B Common Stock. At Closing, such 7,717,820 shares of Class B Common Stock shall represent 80% of the issued and outstanding securities of the Purchaser after giving effect to the issuances of certain of the securities described on Schedule 10.19. The Purchaser and the Sellers each covenants with the other that it will promptly give written notice to the other of any inquiry or challenge of such allocation by any federal, state or local tax
authority.   It is the intention of the parties, and a condition precedent to the obligation of the Sellers to complete the transaction contemplated hereby, that such transaction qualify as a nontaxable event pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.4 PURCHASER SUBSIDIARY. Prior to the Closing, the Purchaser will transfer (and Sellers agree to such transfer) to Bishop Cable Communications Corporation, its wholly-owned Wyoming subsidiary (the "Subsidiary") all of its assets (the "Purchaser Excluded Assets") except for (i) the amount of cash and marketable securities in excess of $1.2 million, which amount in any event shall be at least $700,000; and, (ii) its working interest in, and its operating agreement with respect to, the property known as Twenty Mile Hill, which is held by Metro Minerals Corporation, a wholly-owned subsidiary of Purchaser (a copy of the legal description of which is hereto attached as Exhibit B). All economic credit for any net operating loss of the Purchaser calculated as of September 30, 1995, shall be given to the Subsidiary, and the Subsidiary shall have no obligation whatsoever for payment of any consolidated tax liability until such time as the separate taxable income of the Subsidiary exceeds the aforementioned net operating loss, which as of June 30, 1995, was approximately $830,000. In the event Closing occurs after November 30, 1995, then the net operating loss shall be calculated as of the end of the calendar month preceding the month in which Closing occurs. After the Closing, the Subsidiary shall loan the Purchaser, upon its request, amounts up to $18,000 as are necessary to pay debt service on that portion of the Assets known as the Lake Hatch properties, which loans shall be made for a period of up to 90 days on a fully secured basis with simple interest at the annual rate of 10% and pursuant to other commercially reasonable terms and conditions to be agreed upon by the parties. Such loan shall be repaid as the first priority out of proceeds of a private placement of Purchaser's securities but in any event shall be repaid within 90 days after the making of such loan.

     The Common Stock of the Subsidiary shall be distributed to the holders of the Purchaser's Common Stock as soon as practicable and, if so qualified, on a non-taxable basis. In any event, and regardless of tax consequences, the parties intend, and Purchaser shall cause, such distribution to occur not later than 36 months from the Closing. The Subsidiary shall be operated autonomously by the current management of the Purchaser, but in no event for more than five years, pursuant to the terms of an operating agreement (the "Operating Agreement") and management agreement (the "Management Agreement") to be entered into with the Purchaser and its management. Copies of the Operating Agreement and the Management Agreement are attached hereto as Exhibits C and D, respectively. Such compensation shall be self funded by the Subsidiary and not the Purchaser. The Operating Agreement and the Management Agreement shall be ratified by the Purchaser immediately after the Closing Date. The Subsidiary shall assume, and shall indemnify and hold harmless Sellers and Purchaser from, any and all liabilities, costs, claims and assessments related to the Purchaser Excluded Assets.

     1.5 CLASS B COMMON STOCK. The Class B Common Stock shall have all of the rights of the currently issued and outstanding shares of the Purchaser's Common Stock, except that (i) the Class B Common Stock shall not be entitled to participate in any distribution of shares or assets of the Subsidiary and
(ii) each share of Class B Common Stock shall be entitled to 1.6 votes on all issues presented for vote by the shareholders. The rights and restrictions of the Class B Common Stock shall be set forth in the materials submitted to the shareholders of Purchaser pursuant to Section 5.4, which materials must be acceptable to Sellers, in their reasonable discretion. The Class B Common Stock shall be fully convertible on a one-for-one share basis into the Purchaser's Common Stock commencing 36 months from the Closing Date. Commencing 30 months from the Closing Date, the Class B Common Stock shall be convertible on a one to one share basis, provided that the number of shares so converted until the date 36 months after the Closing Date shall be limited to that number of shares of Common Stock of the Purchaser that may be sold by an affiliate pursuant to the volume limitation provisions of Rule 144 promulgated under the Securities Act of 1933, as amended. Up to 500,000 shares of Class B Common Stock may be converted into the Purchaser's Common Stock to the extent used by the Sellers to exercise the Asset Options. Such shares of the Purchaser's Class B Common Stock will be subject to demand registration rights commencing six months from the date of conversion, which registration rights will include one demand registration right and other terms and conditions as are agreed to by the parties.

     1.6 PERFORMANCE PROVISION. Prior to Closing, Purchaser shall grant an option (the "Option") in a form mutually acceptable to the parties to issue 800,000 shares of the Purchaser's Common Stock (the "Option Shares"), the terms of which shall be as follows:

          (i) Exercisability- The Option shall become exercisable commencing 36 months from the Closing in the event that one of the following events has not occurred by such time: (a) realization of a minimum of $16.5 Million of Proved and Probable Reserves; or, (b) the average bid price for the Purchaser's Common Stock shall have been at least $4.00 for two periods of twenty consecutive trading days; or (c) cash flow (gross revenues from oil and gas production less expenses directly charged against such production) for the Purchaser shall have been greater than $2,000,000 for any fiscal year.

          (ii) Optionees- The Options shall be distributed PRO RATA to the then current holders of the Purchaser's Common Stock.

          (iii) Term- The Option shall be exercisable for a period of 120 days.

          (iv) Exercise Price- The Option shall be exercisable at a per share price of $0.10.

          (v) Registration Rights- All shares issued upon exercise of the Option shall be registered with the SEC as soon as is practicable, but in no event later than nine months after the end of the Option Term.

     1.7 CLOSING OF THE PURCHASE. The closing of the purchase and sale provided for herein (the "Closing") shall take place at the offices of Brenman Key & Bromberg, P.C., 1775 Sherman Street, Suite 1001, Denver Colorado, or at such other location as the parties may agree, on or before November 17, 1995, or as soon as practicable thereafter in the event additional time is necessary to comply with applicable requirements of the SEC with respect to the Proxy Materials to be issued by the Purchaser as provided under Section 5.4 hereof, which date may be extended by ten days by the mutual agreement of the parties (the "Closing Date"). In no event shall the Closing Date be later than January 1, 1996, provided that the party responsible for any delay after November 17 shall reimburse the other party for all reasonable out of pocket expenses incurred by the other party.

                                  ARTICLE 2

                      REPRESENTATIONS OF THE SELLERS

     As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Purchaser will rely thereon, the Sellers represent and warrant to the Purchaser as follows, which representations shall be true, both as of the date hereof and as of the Closing Date.

     2.1 DUE INCORPORATION AND QUALIFICATION. KTOC is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and lawful authority to carry on its business as now being conducted. KTOC is duly qualified or otherwise authorized as a foreign corporation to transact business in every jurisdiction in which: (a) the nature of the business conducted or the character or location of the properties owned by it makes such qualification necessary; and (b) failure to so qualify might impair title to properties or the right to enforce contracts against others, result in exposure to liability in such jurisdictions or have an adverse effect on the assets or business of KTOC.

     2.2 STOCK OWNERSHIP. The Shareholders own all of the issued capital stock of KTOC. There are no outstanding rights to acquire any of the capital stock of KTOC either from KTOC or the Shareholders.

     2.3  TITLE TO ASSETS. Except for Permitted Encumbrances (as defined in
Schedule 2.3) and those other matters listed in SCHEDULE 2.3, the Sellers have good and defensible title to the Assets subject to no encumbrance, lien, charge, option, right of first refusal, or other restriction of any kind or character.

     2.4 AUTHORITY AND CONSENTS. KTOC and Shareholders each have full power and authority to execute and deliver this Agreement and the other agreements required to be executed and delivered hereunder (this Agreement and such other agreements being hereinafter referred to as the "Closing Documents") and to carry out the transactions contemplated hereby and KTOC has taken all requisite corporate action to authorize the execution, delivery and performance of the Closing Documents. The Sellers are not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character that is not typical of similarly situated oil and gas entities and that materially, adversely affect the business, operation or condition of any Seller or the Assets or would prevent consummation of the transactions contemplated by this Agreement. The Closing Documents are valid and binding agreements of the Sellers enforceable in accordance with the terms thereof. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is required to enable KTOC or the Shareholders to enter into and perform their respective obligations under the Closing Documents, and neither the execution and delivery of the Closing Documents nor the consummation of the transactions contemplated thereby will:

          (a) Be in violation of the Certificate of Incorporation or Bylaws of KTOC or constitute a breach of any evidence of indebtedness or agreement to which KTOC or the Shareholders is a party;

          (b) Cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of the Assets are subject or under any material contract to which any of the Sellers is a party, or permit the termination of any such contract by another person;

          (c) Result in the creation or imposition of any security interest, lien, charge or other encumbrance upon the Assets under any agreement or commitment to which any of the Sellers is bound;

          (d) Accelerate, or constitute an event entitling, or which would, upon notice or lapse of time or both, entitle the holder of any indebtedness to accelerate the maturity of any such indebtedness;

          (e) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality;

          (f) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Assets; or

          (g) Violate or cause any revocation of or limitation on any Permit (as hereinafter defined in Section 2.9).

     2.5 FINANCIAL STATEMENTS. Audited statement of assets and liabilities of KTOC Contributed Properties as at December 31, 1994 and audited statement of direct revenues and expenses for the two years then ended (hereinafter, the "KTOC Audited Financial Statements") and an unaudited statement of assets and liabilities of KTOC Contributed Properties as at June 30, 1995 and unaudited statements of direct revenues and expenses for the six months ended June 30, 1995 and 1994 (hereinafter, the "KTOC Unaudited Financial Statements") will be provided to Purchaser within 10 days after the date hereof. The KTOC Audited and KTOC Unaudited Financial Statements are referred to hereinafter collectively as the KTOC Financial Statements. The KTOC Financial Statements will be complete and accurate in all material respects. The KTOC Audited Financial Statements, including the footnotes thereto, will be prepared in accordance with generally accepted accounting principles ("GAAP") and will present fairly the assets and liabilities of KTOC Contributed Properties as of the dates thereof and their direct revenues and expenses for the periods indicated. The KTOC Audited Financial Statements shall have been (i) audited by KTOC's independent certified public accountants in accordance with generally accepted auditing standards and
(ii) based upon information prepared in accordance with customary industry standards and practices.

     2.6 TAX MATTERS. The Sellers have paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (individually, a "Tax" and collectively, the "Taxes") required to be paid by them through the date hereof, and all deficiencies or other additions to any Tax, interest and penalties owed by them in connection with any Tax.

     2.7  NO TAX LIENS. None of the Assets is subject to any lien pursuant to
Section 6321 of the Code for nonpayment of federal taxes, or any lien in favor of any state under any comparable provision of state law, under which transferee liability might be imposed upon the Purchaser under Section 6323 of the Code or any comparable provision of state or local law.

     2.8 COMPLIANCE WITH LAWS; PERMITS. The Sellers are not in violation of any applicable order, judgment, injunction, award or decree relating to their businesses. To the Sellers' knowledge, the Sellers are not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Assets, the violation of which would have a material, adverse effect on the Assets. The Sellers hold all licenses, permits, orders and approvals of any federal, state or local governmental or regulatory bodies (collectively, "Permits") that are material to or necessary for the conduct of their businesses as now conducted. All Permits are in full force and effect and no proceeding to revoke or limit any of such Permits is pending or, to the knowledge of the Sellers, threatened.

     2.9 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Assets. Except as set forth in SCHEDULE 2.9, there are no actions or suits against the Sellers or, to the knowledge of the Sellers, claims or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of the Sellers, threatened against or involving the Assets. Responsibility for any litigation involving the Assets pending prior to the Closing, including without limitation, the matters set forth on SCHEDULE 2.9 and the satisfaction of judgments (including related costs and fees) shall remain with the Sellers.

     2.10 CONTRACTS AND OTHER AGREEMENTS. With respect to each material contract under which any of the Sellers are obligated, neither the Sellers nor any other party to each such contract is in default nor has any default been asserted by any party, and there has not occurred any event which, with the passage of time or giving of notice, or both, would constitute such default or permit termination, modification or acceleration of such contract.

     2.11 LEASES. With respect to each Lease, neither the Sellers nor any other party to each such Lease is in default nor has any default been asserted by any party, and there has not occurred any event which, with the passage of time or giving of notice, or both, would constitute such default or permit termination, modification or acceleration of the Lease.

     2.12 LIABILITIES. Except as otherwise set forth in this Agreement or any Schedule hereto, the Sellers have no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, asserted or unasserted, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise which has of could have a material adverse effect on the Assets.

     2.13 RELATIONSHIPS. No officer or director of KTOC possesses, directly or indirectly, any financial interest in, or is a director, officer, stockholder or employee of, any corporation, firm, association or business organization that is a manufacturer for, or client, supplier, customer, lessor, lessee, or competitor or potential competitor of, KTOC.

     2.14 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document, report or statement in writing that has been supplied by or on behalf of the Sellers or by any of KTOC's directors or officers in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to the Sellers that materially and adversely affects or that may materially and adversely affect the Assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to the Purchaser in connection with the transactions contemplated by this Agreement.

     2.15 BROKER'S OR FINDER'S FEES. Except as provided on Schedule 2.15 attached hereto, no agent, broker, person or firm acting on behalf of any of the Sellers is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     2.16 INSURANCE. The Sellers maintain those insurance policies set forth on Schedule 2.16.

                                  ARTICLE 3

                     REPRESENTATIONS OF THE PURCHASER

     As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Sellers will rely thereon, the Purchaser represents and warrants to the Sellers the following (both as of the date hereof and as of the Closing Date):

     3.1 DUE INCORPORATION AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has the corporate power and lawful authority to carry on its business as now being conducted.

     3.2 CERTIFICATE OF INCORPORATION, BYLAWS AND MINUTES; CAPITAL STRUCTURE. The Purchaser has heretofore delivered to the Sellers true and complete copies of its and each of its Subsidiaries' Certificate of Incorporation (certified by the Secretary of State of Wyoming) and their Bylaws (certified by their corporate secretary) as in effect on the date hereof. As of the date hereof, the authorized capital stock of Purchaser consists of 6,000,000 shares of common stock and 3,000,000 shares of preferred stock, of which 1,649,455 shares of common stock and no shares of preferred stock are validly issued and outstanding, and are fully paid and nonassessable. As of the date hereof and immediately after the Closing, except as set forth on Schedule 10.19, (A) Purchaser is not and will not be a party to or be bound by any contract, agreement or arrangement to issue or sell any capital stock or any other security convertible into any capital stock or other security of Purchaser (other than pursuant to this Agreement)
(B) there will not be any outstanding preemptive rights, rights of first refusal, options, warrants or other rights to subscribe for or purchase or contracts, agreements, or arrangements with respect to any capital stock or other security of Purchaser authorized or not or any other security convertible into any capital stock or any other security authorized or not of Purchaser, and (C) Purchaser shall have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein, or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Purchaser have been offered, issued and sold by Purchaser in compliance with applicable federal and state securities laws. Except for stock issued pursuant to outstanding options, no additional shares of Purchaser's capital stock will be issued between the date hereof and the Closing Date without the prior written consent of Sellers.

     3.3 AUTHORITY OF THE PURCHASER. The Purchaser has full power and authority to execute and deliver this Agreement and the Closing Documents and to carry out the transactions contemplated hereby. The Purchaser is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character that is not typical of similar situated entities and that materially, adversely affect the business, operation or condition of Purchaser or would prevent consummation of the transactions contemplated by this Agreement. The Closing Documents are valid and binding agreements of the Purchaser, enforceable in accordance with their terms. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is necessary in order to enable the Purchaser to enter into and perform its obligations under the Closing Documents, and neither the execution and delivery of the Closing Documents nor the consummation of the transactions contemplated thereby will:

          (a) Be in violation of its Certificate of Incorporation or Bylaws or constitute a breach of any evidence of indebtedness or agreement to which it is a party;

          (b) Cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of its property is subject or under any contract to which it is a party, or permit the termination of any such contract by another person;

          (c) Result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of its property or assets under any agreement or commitment to which it is bound;

          (d) Accelerate, or constitute an event entitling, or which would, upon notice or lapse of time or both, entitle the holder of any indebtedness to accelerate the maturity of any such indebtedness;

          (e) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality;

          (f) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to it; or

          (g)  Violate or cause any revocation of or limitation on any permit.

     3.4 COMPLIANCE WITH LAWS. The Purchaser is not in violation of any applicable order, judgment, injunction, award or decree.

     3.5 RESTRICTIVE DOCUMENTS. The Purchaser is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which adversely affects the business practices, operations or condition of the Purchaser or any of its assets, or which would prevent consummation of the transactions contemplated by this Agreement.

     3.6 THE CLASS B COMMON STOCK. The Class B Common Stock to be issued to the Sellers in accordance with Section 1.5, will be validly issued, fully paid, non-assessable shares of Class B Common Stock.

     3.7 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing that has been supplied by or on behalf of the Purchaser in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to the Purchaser that materially and adversely affects or that may materially and adversely affect the Purchaser, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to the Sellers in connection with the transactions contemplated by this Agreement.

     3.8 FINANCIAL STATEMENTS. Purchaser has provided Sellers with the audited balance sheets of Purchaser and all of its subsidiaries as at March 31, 1994 and 1995 and audited statements of operations and cash flows for the two years then ended (hereinafter, the "Purchaser Audited Financial Statements") and an unaudited balance sheet of Purchaser as at June 30, 1995 and unaudited statements of operations and cash flows for the three months then ended (hereinafter, the "Purchaser Unaudited Financial Statements.") The Purchaser Audited and Unaudited Financial Statements are referred to hereinafter collectively as the Purchaser Financial Statements. The Purchaser Financial Statements are complete and accurate in all material respects. The Purchaser Audited Financial Statements, including the footnotes thereto, have been prepared in accordance with GAAP and present fairly the financial position of Purchaser at the dates thereof and the results of its operations and cash flows for the periods indicated. The Purchaser Audited Financial Statements have been audited by Purchaser's independent certified public accountants in accordance with generally accepted auditing standards.

     3.9 TAX MATTERS. The Purchaser has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (individually, a "Tax" and collectively, the "Taxes") required to be paid by it through the date hereof, and all deficiencies or other additions to any Tax, interest and penalties owed by them in connection with any Tax.

     3.10 NO TAX LIENS. None of the assets of Purchaser is subject to any lien in favor of the United States pursuant to Section 6321 of the Code for nonpayment of federal taxes, or any lien in favor of any state under any comparable provision of state law, under which transferee liability might be imposed upon the Purchaser under Section 6323 of the Code or any comparable provision of state or local law.

     3.11 COMPLIANCE WITH LAWS; PERMITS. The Purchaser is not in violation of any applicable order, judgment, injunction, award or decree relating to its businesses. To the Purchaser's knowledge, the Purchasers are not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to its assets, the violation of which would have a material, adverse effect on such assets. The Purchaser holds all permits that are material to or necessary for the conduct of its businesses as now conducted. All Permits are in full force and effect and no proceeding to revoke or limit any of such Permits is pending or, to the knowledge of the Purchaser, threatened.

     3.12 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Purchaser or its assets. There are no actions or suits against the Purchaser or, to the knowledge of the Purchaser, claims or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of the Purchaser, threatened against or involving its assets. Responsibility for any litigation involving the Purchaser Excluded Assets pending prior to the Closing and the satisfaction of judgments (including related costs and fees) shall remain with the Purchaser.

     3.13 CONTRACTS AND OTHER AGREEMENTS. With respect to each material contract under which the Purchaser is obligated, neither the Purchaser nor any other party to each such contract is in default nor has any default been asserted by any party, and there has not occurred any event which, with the passage of time or giving of notice, or both, would constitute such default or permit termination, modification or acceleration of such contract.

     3.14 LIABILITIES. Except as otherwise set forth in this Agreement or any Schedule hereto, neither the Purchaser nor its wholly-owned subsidiary, Metro Minerals Corporation, has any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, asserted or unasserted, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise which has of could have a material adverse effect on either of such entity's business or its assets.

     3.15 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     3.16 INDEPENDENT INVESTIGATION. Purchaser acknowledges that it has conducted its independent review and analysis of the Assets and has not relied upon Sellers or any representation of Sellers, other than as explicitly set forth in this Agreement, concerning the amount or value of reserves attributable to the Assets or the condition of any property included in the Assets.

     3.17 SUBSIDIARIES. There are no subsidiaries of Purchaser other than as described in its most recent form 10-K filed with the Securities and Exchange Commission.

                                  ARTICLE 4

                     TITLE PROCEDURES AND OTHER MATTERS

     4.1 TITLE PROCEDURES. If any of the information or material supplied by Sellers to Purchaser pursuant to this Agreement or any other information or data reflects the existence of any encumbrance, encroachment, defect in or objection to title, other than those set forth in the Schedules attached hereto, that render title to the Assets or any portion thereof less than good and defensible (collectively, "Title Defects"), written notice of the Title Defects shall be given to Sellers at least 15 days before the scheduled Closing Date. If Title Defects shall be so specified, Sellers shall use their reasonable efforts to cure or remove the Title Defects at the expense of Sellers. If the Title Defects are not cured or removed at or prior to the Closing, Purchaser may elect in writing to:

          (a) Grant a further period or periods of time (up to an additional 30 days) within which Sellers may cure or remove the Title Defects;

          (b) Terminate this Agreement; or

          (c) Proceed with the Closing, provided, however, that completion of the Closing shall operate as a waiver by Purchaser of any Title Defects.

     4.2 ENGINEERING AND ACCOUNTING MATTERS. Purchaser shall have 10 days from the date on which Sellers have completed and delivered to Purchaser Sellers' accounting and engineering audits and reports (collectively the "Reports") in which to review the Reports and provide Sellers with notice of any alleged deficiencies (the "Deficiencies") therein. If any Deficiencies are so specified, Sellers shall have the option, at their expense, to remedy such Deficiencies. If the deficiencies are not remedied to Purchaser's reasonable satisfaction within 30 days after the date hereof, then Purchaser may elect to terminate this Agreement by providing written notice of such election to Sellers.

     4.3 SELLERS' REVIEW OF PURCHASER'S CORPORATE RECORDS. For a period of two weeks following the date of this Agreement, Sellers shall have the right to review all records of Purchaser. If any of the information or material so reviewed reflects the existence of any liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility accrued, absolute, contingent or otherwise which has not been previously disclosed to Sellers, then Sellers may at their option provide Purchaser with a notice of such matter and Purchaser shall have ten days in which to cure or remove such matter. In the event that Purchaser is unable to cure or remove such matter, then Sellers may elect in writing to:

          (a) grant a further period or periods of time (up to an additional 30 days) within which Purchaser may cure or remove such matter;

          (b)  terminate this Agreement; or

          (c) proceed with the Closing, provided, however, that completion of the Closing shall operate as a waiver by Sellers of any such matter.

                                  ARTICLE 5

                COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

     The parties hereto covenant and agree that between the date hereof and the Closing Date:

     5.1 CONDUCT OF BUSINESS. The parties shall conduct their respective businesses in the ordinary course and in such a manner so that the representations and warranties contained in Articles 2 and 3 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

     5.2 NOTICE OF EVENTS. Each party shall promptly notify the other party of (a) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, or (b) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any of the representations, warranties or other agreements of the notifying party misleading.

     5.3 EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, each party shall be entitled, through its employees, agents, counsel, accountants and other representatives, and such party's lenders, to make such investigation of the assets, properties, business and operations of the other party's businesses, and such examination of the books, records and financial condition of the other party's businesses as the examining party wishes. If this Agreement terminates (a) each party shall keep confidential and shall not use in any manner any information or documents obtained from the other party, unless readily ascertainable from public or published information, or trade sources, or subsequently developed by the examining party, or received from a third party not under an obligation to the other party to keep such information confidential, and (b) any documents obtained from the other party shall be promptly returned to it. Without limiting the foregoing, Sellers agree to make available to Purchaser all title opinions, abstracts, status reports and other title data relating to the Assets.

     5.4 PURCHASER SHAREHOLDER MEETING. Prior to the Closing Date, the Board of Directors of the Purchaser shall prepare proxy materials (the "Proxy Materials") and give notice of and convene a special meeting of shareholders (the "Special Shareholders Meeting") for the purpose of: (1) approving this Agreement and the transactions contemplated hereby; (2) approving an amendment to the Purchaser's Articles of Incorporation (the "Articles of Amendment") to (a) change the Purchaser's name to American Rivers Oil Company, Inc.; (b) increase the number of authorized shares of the Purchaser's Common Stock and Preferred Stock and authorize shares of Class B Common Stock in amounts and containing terms so as to allow the consummation of the transactions contemplated hereby; and (3) approving an increase in the number of shares of the Purchaser's Common Stock covered by the Purchaser's 1992 Incentive Stock Option Plan to an amount equal to five percent of the issued and outstanding capital stock of Purchaser. All such actions and communications shall be taken and given in compliance with all laws, rules and regulations applicable to Purchaser.

     The Sellers shall cooperate with the Purchaser in the preparation and processing of the Proxy Materials in all reasonable respects as requested by the Purchaser and will furnish in writing to the Purchaser the information relating to the Sellers which is required to be set forth therein. Sellers shall pay one-half of Purchaser's reasonable expenses in printing and mailing the Proxy Materials. If at any time prior to the Closing, any event should occur relating to the Sellers which is required to be set forth in an amendment of or supplement to the Proxy Materials, such party shall promptly inform the Purchaser and shall furnish all necessary information with respect thereto to the Purchaser.

     Purchaser agrees to recommend to its shareholders that they approve all of the items specified above in this Section 5.4. Robert E. Thrailkill, John
A. Alsko and Robert J. Thrailkill join in this agreement for the purposes of agreeing to support and recommend such items to Purchaser's shareholders and agree to vote their stock in Purchaser in favor of such proposals.

     5.5 STAND-STILL AGREEMENT. From and after the date hereof and up to and including the Closing or the termination of this Agreement, the parties agree to conduct their respective businesses in the ordinary course and agree that during such period each shall have the exclusive right to negotiate with the other with respect to the Assets and stock that are the subject of this Agreement, and during such period each party agrees not to directly or through intermediaries solicit, entertain or otherwise discuss with any person or entity any offers to purchase or otherwise acquire any or all of the Assets or such stock. Should any party be in violation of this provision, that party shall be liable on an accountable basis to the other parties for their expense, including time of their personnel, reasonably incurred in connection with the negotiation and preparation of this Agreement, together with reasonable attorney fees for collection.

     5.6  PURCHASER'S EFFORTS TO CLOSE.

          (a) Purchaser shall use its best efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the purchase of the Assets and the transactions contemplated by this Agreement and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

          (b) Purchaser shall cause all the representations and warranties of Purchaser contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Sellers are within the control of Purchaser, Purchaser shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Sellers are not within the control of Purchaser, Purchaser shall use its best efforts to cause such conditions to be satisfied on or prior to the Closing Date.

     5.7  SELLERS' EFFORTS TO CLOSE.

          (a) Sellers shall use their best efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the sale of the Assets and the transactions contemplated by this Agreement and to assure that as of the Closing Date they will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

          (b) Sellers shall cause all the representations and warranties of Sellers contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Purchaser are within the control of Sellers, Sellers shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Purchaser are not within the control of Sellers, Sellers shall use their best efforts to cause such conditions to be satisfied on or prior to the Closing Date.

                                  ARTICLE 6

       CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

     The obligation of the Purchaser to enter into and to complete the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser only in writing:

     6.1 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of the Sellers contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Sellers shall have delivered to the Purchaser certificates, dated the Closing Date, to such effect.

     6.2 GOVERNMENTAL PERMITS AND APPROVALS. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the transactions which are the subject of this Agreement shall have been obtained.

     6.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements with the Sellers that may be required in connection with the performance by the Sellers of their respective obligations under this Agreement or the continuance of such contracts or other agreements without material modification after the Closing Date shall have been obtained. The Purchaser also shall have received all required waivers or consents under any material debt instrument or other material agreement to which any of the Sellers is a party or by which any of them is bound.

     6.4 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have, in the opinion of the Purchaser, a materially adverse effect on the Assets.

     6.5 TRANSFER DOCUMENTS. The Purchaser shall have received assignments and such other instruments of sale, transfer, conveyance and assignment transferring all of the Assets from the Sellers.

     6.6 CERTIFICATES, ETC. OF KTOC. KTOC shall have delivered all certified resolutions, certificates, documents or instruments with respect to KTOC's authority and such other matters as the Purchaser's counsel may have reasonably requested prior to the Closing Date.

     6.7 ADEQUATE FINANCIAL STATEMENTS. The Sellers shall have supplied to the Purchaser the Financial Statements and pro forma financial statements adequate to comply with the requirements of Items 7(a) and 7(b) of Form 8-K under the Exchange Act and Section 10(a)(3) of the Securities Act and shall demonstrate an ability to supply other financial statements as such may become necessary to comply with the requirements of the Exchange Act.

     6.8 PURCHASER SHAREHOLDER APPROVAL. The Purchaser's Special Shareholders Meeting shall have been held and all matters listed in Section
5.4 shall have been approved.

     6.9 APPROVAL OF COUNSEL. All actions and proceedings hereunder and all documents and other papers to be delivered by the Sellers hereunder or in connection with the consummation or the transactions contemplated hereby, and all other related matters shall have been approved by counsel to Purchaser, as to their form.

     6.10 NO MATERIAL ADVERSE CHANGE. No material adverse change in the operation, condition, or value if the Assets shall have occurred since the date hereof.

     6.11 ASSET OPTIONS. The Asset Options shall have been duly exercised, which exercise may be achieved as provided in Section 10.21.

                                  ARTICLE 7

        CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS TO CLOSE

     The obligation of the Sellers to enter into and to complete the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers only in writing:

     7.1 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of the Purchaser contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     7.2 GOVERNMENTAL PERMITS AND APPROVALS. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the transactions which are the subject of this Agreement shall have been obtained.

     7.3 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement, or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have, in the opinion of the Sellers, a materially adverse effect on the assets, properties, businesses, operations or financial condition of the Purchaser.

     7.4 TAX TREATMENT. Sellers shall be satisfied, in their reasonable judgment, that the transaction contemplated hereby will qualify as a nontaxable event pursuant to Section 351 of the Code.

     7.5 OPERATING AND MANAGEMENT AGREEMENTS. The Purchaser and the Purchaser's Subsidiary shall have entered into the Operating and Management Agreements substantially in the forms attached as Exhibits C and D, and Sellers hereby approve of such agreements.

     7.6 PURCHASER'S SHAREHOLDER APPROVAL. The Purchaser's Special Meeting of Shareholders shall have been held and all matters listed in Section 5.4 shall have been approved.

     7.7 TRANSFER TO SUBSIDIARY. The Purchaser shall have transferred to the Subsidiary the Purchaser Excluded Assets as provided for in Section 1.4 hereof, and Sellers hereby approve of such transfer.

     7.8 CERTIFICATES, ETC. OF PURCHASER. Purchaser shall have delivered all certified resolutions, certificates, documents or instruments with respect to Purchaser's authority and such other matters as Seller's counsel may have reasonably requested prior to the Closing Date.

     7.9 APPROVAL OF COUNSEL. All actions and proceedings hereunder and all documents and other papers to be delivered by the Purchaser hereunder or in connection with the consummation or the transactions contemplated hereby, and all other related matters shall have been approved by counsel to Sellers, as to their form.

     7.10 NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the operation, value or condition of Purchaser.

                                  ARTICLE 8

                    ACTIONS TO BE TAKEN AT THE CLOSING

     The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

     8.1 TRANSFER DOCUMENTS. The Sellers shall deliver duly executed transfer documents and/or instruments of assignment in accordance with
Section 6.5.

     8.2 THE CLASS B COMMON STOCK. The Purchaser shall deliver to the Sellers certificates representing the Class B Common Stock in accordance with the terms of Section 1.5. The Sellers shall deliver to the Purchaser executed investment letters.

     8.3 ITEMS RELATING TO LEGENDS. The Purchaser and Sellers shall take those actions described in Section 10.19 relating to resignations, opinion of counsel and instruction letter to transfer agent.

     8.4 OPERATING AND MANAGEMENT AGREEMENTS. The Purchaser shall deliver the executed Operating and Management Agreements

     8.5 CLOSING CERTIFICATES OF THE SELLERS. The Sellers shall deliver to the Purchaser closing certificates as required by Section 6.1, dated the Closing Date, in a form satisfactory to the Purchaser.

     8.6 CLOSING CERTIFICATE OF THE PURCHASER. The Purchaser shall deliver to the Sellers a closing certificate as required by Section 7.1, dated the Closing Date, in a form satisfactory to the Sellers.

     8.7 CERTIFICATE REGARDING RESOLUTIONS OF KTOC. KTOC shall deliver to the Purchaser copies of resolutions certified as required by Section 6.6.

     8.8 CERTIFICATE REGARDING RESOLUTIONS OF PURCHASER. Purchaser shall deliver to Sellers copies of resolutions certified as required by Section 7.8.

     8.9 OPINION OF SELLERS' COUNSEL. The Sellers shall deliver an opinion of their counsel in form and substance satisfactory to the Purchaser.

     8.10 OPINION OF PURCHASER'S COUNSEL. The Purchaser shall deliver an opinion of its counsel in form and substance satisfactory to the Sellers.

                                  ARTICLE 9

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two years after the Closing Date with the exception of Sections 2.6 and 3.9, which shall survive for a period of time which is equal to the statute of limitations period applicable to the respective Tax liability being asserted.

     9.2 INDEMNITY AGREEMENTS OF THE SELLERS. The Sellers shall indemnify, defend, reimburse and hold harmless the Purchaser from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

               (i) any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of the Sellers contained in this Agreement, or

               (ii) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Sellers contained in any other agreement, certificate or other instrument furnished or to be furnished to the Purchaser by the Sellers pursuant to this Agreement.

               (iii) all costs, expenses, claims and liabilities relating to the operation of the Assets for periods of time prior to the Closing Date;

               (iv) any of the matters set forth in SCHEDULE 2.9;

               (v) the violation or alleged violation by the Sellers of any Environmental Laws (as hereinafter defined), or any orders, requirements or demands of any governmental authorities related thereto, resulting from events or circumstances occurring on or before the Closing Date; and

               (vi) fees and disbursement of counsel incident to any of the foregoing.

     For purposes of this Agreement, "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as hereinafter defined), chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants.

      For purposes of this Agreement, "Hazardous Materials" shall mean any substance (i) the presence of which requires investigation, removal or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action, policy or common law, (ii) which is or becomes defined as a "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or any amendments thereto, and/or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority.

       9.3 INDEMNITY AGREEMENT OF THE PURCHASER. The Purchaser shall indemnify, defend, reimburse and hold harmless the Sellers from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

                 (i) any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of the Purchaser contained in this Agreement;

                 (ii) the transfer or operation of the Purchaser Excluded
       Assets;

                 (iii) claims made by the holders of Purchaser's Common Stock related to the operation or management or any other issue regarding the Subsidiary; or

                 (iv) the violation or alleged violation by the Purchaser or Metro Minerals Corporation of any Environmental Laws, or any orders, requirements or demands of any governmental authorities related thereto, resulting from events or circumstances occurring on or before the Closing Date;

                 (v) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Purchaser, contained in any other agreement, certificate or other instrument furnished or to be furnished to the Sellers by the Purchaser pursuant to this Agreement.

                 (vi) any liability specifically assumed by the Purchaser; and

                 (vii) fees and disbursement of counsel incident to any of the foregoing.

       9.4  INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS.

            (a) NOTICE OF CLAIM AND DEFENSE. The party seeking indemnification under this Article 9 shall give the party from whom indemnification is sought prompt written notice of the assertion of any third party claim of which said party has knowledge which is covered by the indemnity agreements set forth in Section 9.2 or Section 9.3 and the party obligated to indemnify will undertake the defense thereof by representatives chosen by the party seeking indemnification but acceptable to the party obligated to indemnify. If the party obligated to indemnify, within a reasonable period of time after notice of any such claim fails to defend, the party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the party obligated to indemnify, subject to the right of the party obligated to indemnify to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Anything in this
Section 9.4 to the contrary notwithstanding, if there is a reasonable probability that a claim may adversely affect the party seeking indemnification, other than as a result of money damages or other payments, the party seeking indemnification shall have the right, at the cost and expense of the party obligated to indemnify, to defend, compromise or settle such claim.

            (b) PAYMENT OF SUMS DUE. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified by the party obligated to indemnify, the party seeking indemnification shall forward to the party obligated to indemnify notice of any sums due and owing by the party seeking indemnification with respect to such claim and the party obligated to indemnify shall pay such sums to the party seeking indemnification in cash, within 30 days after the date of such notice.

       9.5 GOOD FAITH EFFORTS TO SETTLE DISPUTES. Each of the parties agrees that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such parties shall disclose to the others all relevant information relating to such dispute.

       9.6  FEES AND EXPENSES. Notwithstanding any other provision in this
Article 9, in the event of any dispute or controversy, the prevailing party in such dispute shall, in addition to any other remedies the prevailing party may obtain in such dispute, be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder.

                                ARTICLE 10

                     CERTAIN ADDITIONAL AGREEMENTS

       10.1 PROCEEDS OF PRODUCTION; EXPENSES. Purchaser and Sellers shall be entitled to the proceeds from the Assets as follows:

            (a) Purchaser shall be entitled to receive all proceeds, including without limitation proceeds of production, and shall be obligated to bear all expenses attributable to the Assets after the Effective Time.

            (b) Sellers shall be entitled to receive all proceeds, including without limitation proceeds of production, and shall be obligated to bear all expenses attributable to the Assets prior the Effective Time.

       10.2 PUBLIC STATEMENTS. No party to this Agreement shall issue any public statement or announcement concerning the transactions contemplated by this Agreement without the prior consent of the other parties, except as otherwise may be required by law.

       10.3 ENTIRE AGREEMENT. This Agreement, including all Schedules and Exhibits hereto, and the other Closing Documents constitute the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto or as otherwise provided in this Agreement.

       10.4 CONSTRUCTION. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
The word "including" shall mean including without limitation. The parties intend that the each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      10.5 WAIVERS AND CONSENTS. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

       10.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (a) personally delivered, or (b) three business days after mailing, postage prepaid, by certified mail, or (c) when delivered (and receipted for) by an overnight delivery service, addressed in each case as follows:

         (i)  If to the Sellers, to:

              Karlton Terry, President
              Karlton Terry Oil Company
              700 East 9th Avenue, Suite 106
              Denver, Colorado 80203
              FAX NO. (303) 832-2404

              with a copy to:

              William R. Roberts, Esq.
              Holme Roberts & Owen LLC
              1401 Pearl Street, Suite 400
              Boulder, Colorado 80202
              FAX NO. (303) 444-1063

         (ii) If to the Purchaser, to:

              Robert E. Thrailkill, President
              Metro Capital Corporation
              716 College View Drive
              Riverton, Wyoming 82501
              FAX NO. (307) 856-1851

              with a copy to:

              A. Thomas Tenenbaum, Esq.
              Brenman Key & Bromberg, P.C.
              1775 Sherman Street, Suite 1001
              Denver, Colorado 80203
              FAX NO. (303) 839-1633

Any party to this Agreement may change the address for the giving of notices and communications to it or him, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

       10.7 FURTHER ASSURANCES. From and after the date of this Agreement, each of the parties hereto will cooperate with each other and will use its or his best efforts to obtain all necessary waivers and consents from third parties. The Sellers, at any time and from time to time on and after the Closing, upon request by the Purchaser and without further consideration, shall take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Assets to the Purchaser.

       10.8 RIGHTS OF THIRD PARTIES. All conditions of the obligations of the parties hereto, and all undertakings herein, except as otherwise provided by a written consent, are solely and exclusively for the benefit of the parties hereto and their successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms or be entitled to assume that any party hereto will refuse to consummate the exchange contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

       10.9 HEADINGS. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       10.10 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Wyoming.

       10.11 ARBITRATION.

       (a) GENERAL. All disputes and claims arising in connection with this Agreement shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified below, by a panel of three arbitrators, one of whom will be selected by the Sellers, one by the Purchaser and one mutually agreed to by the arbitrators selected by the Sellers and the Purchaser. Initiation of an arbitration will not stay the operation of this Agreement and the parties will continue to abide by their respective obligations set forth herein. The parties will settle all accounts based upon the results of said arbitration within 30 days of the conclusion of the arbitration.

      (b) LOCATION OF ARBITRATION. Any such arbitration shall take place in Cheyenne, Wyoming.

      (b) SERVICE OF PROCESS. Service of process in any such arbitration proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) or delivery by overnight courier, postage and/or fees prepaid.

      (c) MODIFICATIONS TO THE ARBITRATION RULES. The provisions of the Commercial Arbitration Rules of the American Arbitration Association which shall apply to arbitrations hereunder are hereby modified as follows:

             (1) Any demand for arbitration must be in writing and in no event may be made after the date that institution of legal proceedings based upon the claim made in the demand would be barred by the applicable statute of limitations.

             (2) The arbitrators' decision must be made within 45 days from the date the arbitration proceedings are initiated and shall be binding on the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

             (3) The prevailing party shall be awarded reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the arbitration, unless the arbitrators for good cause determine otherwise.

             (4) Costs and fees of the arbitrators shall be borne by the nonprevailing party, unless the arbitrators for good cause determine otherwise.

       10.12 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law or with the consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       10.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

       10.14 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

       10.15 BULK SALES. The Purchaser hereby waives compliance by the Sellers with the provisions of the Bulk Sales law of any state, if applicable to the transfer of the Assets, and the Sellers agree to indemnify and hold the Purchaser harmless from any liability, other than liabilities expressly assumed by the Purchaser hereunder, incurred as a result of the failure to so comply.

       10.16 EXPENSES. Except as provided in Section 5.4 with respect to certain of the expenses related to the Proxy Materials, each party shall pay its own costs and expenses, including the fees and disbursements of its respective counsel, in connection with the negotiation, preparation and execution of the Agreement and the consummation of the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

       10.17 BOOKS AND RECORDS. The files, books and records comprising a portion of the Assets may be maintained after the Closing Date at the current offices of KTOC, which may become the principal offices of Purchaser.

       10.18 JOINDER BY SUBSIDIARY. The Subsidiary joins in this Agreement for the purpose of guaranty, and does hereby jointly and severally guaranty, all of the obligations of Purchaser hereunder, including without limitation any and all indemnities and covenants of Purchaser in favor of Sellers. In the event Sellers have any right to pursue indemnity from Purchaser, Sellers may elect to pursue any such remedy against the Subsidiary without making any claim against or pursuing any other remedy against Purchaser.

       10.19 ISSUANCES OF SECURITIES. Schedule 10.19 describes securities of Purchaser recently issued and to be issued pursuant to obligations of Purchaser, and certain rights and obligations related to such securities. At Closing Sellers will cause Purchaser to ratify such issuances and obligations. Pursuant to Rule 144(k) promulgated under the Securities Act of 1993, as amended, Purchaser shall remove all restrictive legends from certificates evidencing shares of Common Stock owned for more than three years by Messrs. Robert E. Thrailkill, John A. Alsko, Gene E. York, John Benesch and Robert J. Thrailkill (collectively the "Requesting Parties")
90 days after receipt of their resignations from their positions as officers and directors of Purchaser, which resignations shall be delivered at Closing, together with an opinion of counsel stating that (i) none of the Requesting Parties is an "affiliate" of the Purchaser, as defined in Rule 144 and
(ii) the three-year holding period for each Requesting Party has been satisfied. Also at Closing, Purchaser shall deliver to the Requesting Parties instructions from Purchaser's new board of directors to Purchaser's transfer agent directing the transfer agent to so remove such legends.

       10.20 OBLIGATIONS OF SELLERS. Notwithstanding any other term or provision hereof to the contrary the maximum liability of the Sellers to Purchaser, the Subsidiary or any other party claiming by, through or under either of them under this Agreement, or any other document or certificate executed in connection herewith, shall be the value of their Restricted Stock, as defined below. Until the date two years after the date hereof, or such longer period as may be required as provided below (collectively the "Restriction Period"), Sellers shall maintain their ownership of at least 39% of the issued and outstanding shares (the "Restricted Shares") of the Class B Common Stock received by Sellers, which shares shall bear a legend evidencing the obligations and restrictions contained in this Section 10.20. Sellers shall be allowed to transfer such Restricted Shares free and clear of such restriction and the terms hereof during the Restriction Period only if they substitute stock or other assets subject to such legend or other similar restriction as may be reasonably requested by the management of the Subsidiary and having a value not less than the lesser of the value of the Restricted Securities or $4,000,000. For purposes of determining the value of the Restricted Securities, each share of Restricted Securities shall be deemed to have a value of 75% of the market value of a share of the Purchaser's common stock. For purposes of this Section 10.20, the market value of the share of Purchaser's common stock shall be determined by the average bid and asked price for the previous 20 days of trading of such stock prior to the date of valuation or, if there is no public market then available for such stock, then the fair market value shall be determined by the agreement of the parties. In the event that a claim is made against Sellers under this agreement during the period allowed under Section 9.1, then the Restriction Period shall be extended until such time as the claim is finally resolved or satisfied.

       10.21 ESCROW. Upon the election of either the Sellers or the Purchaser, the Closing contemplated hereby shall take place into escrow with Brenman Key & Bromberg, P.C. through its counsel, Tom Tenenbaum, Esq., acting as escrow agent, pursuant to an agreement to be entered into promptly after the date hereof containing the following described terms and such other terms as the parties may agree. Such escrow agreement shall provide that the transfer documents described in 8.1 above, the Class B Common Stock described in 8.2 above, the Operating and Management Agreements and all the other closing documents described in this Article 8 shall be placed into escrow.
In addition, the proceeds of the loan described in Section 1.4 and up to 500,000 shares of the Class B Common Stock described in Section 1.5 shall be placed into escrow to be delivered by the escrow agent to the optionees under the Asset Options. At such time as the escrow agent is satisfied that the Asset Options have been duly and validly exercised, then the escrow agent shall close the escrow by delivering the relevant documents, funds and stock certificates to the appropriate parties.

      10.22 CHANGE OF OPERATOR. Sellers shall use all reasonable efforts to enable Purchaser to take over as operator promptly after Closing each of those Assets operated by any Seller on the date hereof. In the event any such operation cannot be transferred, the Seller who remains as operator shall pay to Purchaser any economic benefit of being operator net of such Seller's actual costs of operating.

       10.23 EMPLOYMENT AGREEMENTS. The Shareholders shall each enter into Employment agreements with the Purchaser to be effective immediately after the Closing and having terms of three years, providing for salaries of $125,000 and $75,000, respectively for Karlton Terry and Jubal Terry, and containing such other terms and conditions as the parties may agree.

       IN WITNESS WHEREOF, the parties hereto have caused their names to be hereunto subscribed, all as of the day and year first above written.

                                      "PURCHASER"

                                      METRO CAPITAL CORPORATION



                                      By /s/ Robert E. Thrailkill
                                         _______________________________
                                         Robert E. Thrailkill, President

                                      "SELLER"

                                      KARLTON TERRY OIL COMPANY




                                      By /s/ Karlton Terry
                                         ______________________________
                                         Karlton Terry, President

                                      "SHAREHOLDERS" AND "SELLERS"



                                      /s/ Karlton Terry
                                      _________________________________
                                      Karlton Terry



                                      /s/ Karlton Terry
                                      _________________________________
                                      Jubal Terry by Karlton Terry
                                                          POA

                                      Bishop Cable Communications Corporation




                                      By: /s/ Robert E. Thrailkill
                                         ______________________________



       The undersigned join in this Agreement solely for the purposes set forth in Section 5.4.


                                     /s/ Robert E. Thrailkill
                                     _________________________________
                                     Robert E. Thrailkill



                                     _________________________________
                                     John A. Alsko


                                     _________________________________
                                     Robert J. Thrailkill

                                ATTACHMENT B

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors
Karlton Terry Oil Company
Denver, Colorado



We have audited the accompanying statement of assets and liabilities of KTOC Contributed Properties as of December 31, 1994 and the related statements of direct revenues and expenses for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for inclusion in the proxy statement of Metro Capital Corporation) as described in Note 1 and are not intended to be a complete presentation of Karlton Terry Oil Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of KTOC Contributed Properties as of December 31, 1994, and their direct revenues and expenses for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP

Denver, Colorado
September 12, 1995

                         KTOC CONTRIBUTED PROPERTIES

                     STATEMENTS OF ASSETS AND LIABILITIES

                                                        JUNE 30,     DECEMBER 31,
                                                          1995           1994
                                                       -----------   ------------
                                                       (Unaudited)
                                    ASSETS

CURRENT ASSETS:
  Oil and gas sales receivable                           $ 55,800      $ 46,400
  Accounts receivable, joint interest owners
    (including amounts due from related parties
    of $18,000 in 1995 and $19,100 in 1994)                80,800        43,000
                                                         --------      --------
         Total current assets                             136,600        89,400

OIL AND GAS PROPERTIES, at cost, using the successful
  efforts method:
    Proved properties                                     471,800       457,900
    Less accumulated depreciation, depletion and
      amortization                                        (86,400)      (72,500)
                                                         --------      --------
         Net oil and gas properties                       385,400       385,400
                                                         --------      --------
TOTAL ASSETS                                              522,000       474,800
                                                         --------      --------

                                 LIABILITIES

CURRENT LIABILITIES:
  Current maturities of long-term debt                   $ 58,000      $ 50,700
  Accounts payable, trade                                  57,300        20,300
  Oil and gas sales payable                                30,100        27,800
  Accrued interest                                          1,600          -
                                                         --------      --------
         Total current liabilities                        147,000        98,800

LONG-TERM DEBT, less current maturities                   122,000       149,400
                                                         --------      --------
TOTAL LIABILITIES                                         269,000       248,200
                                                         --------      --------
NET ASSETS                                               $253,000      $226,600
                                                         ========      ========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         KTOC CONTRIBUTED PROPERTIES

                  STATEMENTS OF DIRECT REVENUES AND EXPENSES

                                                FOR THE
                                            SIX MONTHS ENDED    FOR THE YEARS ENDED
                                                JUNE 30             DECEMBER 31,
                                           ------------------   -------------------
                                             1995      1994       1994       1993
                                           -------   --------   --------   --------
                                              (Unaudited)
REVENUE:
   Oil and gas sales                       $60,100   $ 66,600   $146,400   $184,800
   Operator fees                             2,500       -         2,500       -
                                           -------   --------   --------   --------
       Total revenue                        62,600     66,600    148,900    184,800

EXPENSES:
   Oil and gas production costs             26,300     25,400     53,400     55,100
   Depreciation, depletion and
     amortization                           13,900     22,600     32,200     40,300
                                           -------   --------   --------   --------
       Total expenses                       40,200     48,000     85,600     95,400
                                           -------   --------   --------   --------
                                            22,400     18,600     63,300     89,400

OTHER INCOME (EXPENSE):
   Gain on drilling arrangements              -       138,200    138,200       -
   Interest expense                         (9,100)   (13,700)   (19,700)   (15,500)
                                           -------   --------   --------   --------
       Excess of direct revenues over
         expenses                          $13,300   $143,100   $181,800   $ 73,900
                                           =======   ========   ========   ========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
         (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)


1.   BASIS OF PRESENTATION:

     The accompanying financial statements present the assets and liabilities of certain oil and gas properties (the "Properties") which are currently owned by Karlton Terry Oil Company and affiliated individuals (collectively referred to herein as "KTOC") and their historical direct revenues and expenses. Most of the properties are located in Louisiana and along the Ohio River in West Virginia, Kentucky and Indiana and consist of both developed and undeveloped acreage. As discussed in Note 6, the Properties (along with additional interests in the properties which KTOC has rights to acquire pursuant to option agreements) are subject to an agreement with Metro Capital Corporation ("Metro") whereby, subject to approval by Metro's shareholders, the Properties and the options will be sold to Metro in exchange for 80% of the outstanding shares of Metro.

     These financial statements present the properties to be acquired and liabilities to be assumed, along with related operating receivables and payables at their historical cost basis, and the direct revenues and expenses of these properties on the accrual basis. They are not intended to be a complete presentation of the financial position and results of operations of KTOC.

     UNAUDITED INFORMATION - The accompanying financial statements as of June 30, 1995 and for the six-month periods ended June 30, 1995 and 1994 are included herein without audit. In the opinion of management of KTOC, these financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position and the results of operations for the periods presented. The results of operations for the six months ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     OIL AND GAS PRODUCING ACTIVITIES - KTOC follows the "successful efforts" method of accounting for its oil and gas properties. Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well has found proved reserves. If an exploratory well has not found proved reserves, the costs of drilling the well are charged to expense. The costs of development wells are capitalized whether productive or nonproductive.

     Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. Depreciation and depletion of capitalized costs for producing oil and gas properties is provided using the units-of-production method based upon proved reserves for each well. Management estimates that the salvage value of lease and well equipment will approximately offset the future liability for plugging and abandonment of the related wells.

     The net capitalized costs of proved oil and gas properties are limited to the aggregate undiscounted future net revenues (the "ceiling") related to such properties. If the net capitalized costs exceed the ceiling, the excess will be recorded as a charge to operations.

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
         (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)

     Gains and losses are generally recognized upon the sale of interests in proved oil and gas properties based on the portion of the property sold. For sales of partial interests in unproved properties, KTOC treats the proceeds as a recovery of costs with no gain recognized until all costs have been recovered.

     INCOME TAXES - No income tax provision is included in the accompanying financial statements, since KTOC's shareholder has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, KTOC's taxable income or loss is required to be reported in the shareholder's individual income tax return.

     REVENUE RECOGNITION - Revenue from oil and gas sales is recorded on an accrual basis as sales are made and deliveries occur.

     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS - In March 1995, the Financial Accounting Standards Board issued a new Statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for years beginning after December 15, 1995 and would change the method of determining impairment of proved oil and gas properties. Management has not performed a detailed analysis of the impact of this new standard on the financial statements.

3.   NOTE PAYABLE:

     In April 1993, KTOC financed the acquisition of a producing oil and gas property with a note payable to a bank with a principal balance of $200,000 at December 31, 1994. The note provides for monthly payments of $5,841 through April 1998 when the remaining balance is due.
     Interest accrues at a variable rate which is equal to the bank's base rate plus 2% (11% at December 31, 1994). Borrowings under the note are collateralized by an oil and gas property located in Louisiana and an assignment of production. Additionally, KTOC's president has personally guaranteed KTOC's obligations under the note agreement.

     The aggregate maturities of long-term debt at December 31, 1994, are as follows:

               YEARS ENDING
                DECEMBER 31                           AMOUNT
               ------------                          --------
                   1995                              $ 50,700
                   1996                                56,400
                   1997                                62,900
                   1998                                30,100
                                                     --------
                                                     $200,100
                                                     ========

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
         (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)


4.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS:

     Substantially all of the KTOC's accounts receivable at December 31, 1994 result from crude oil and natural gas sales and/or joint interest billings to companies in the oil and gas industry. This concentration of customers and joint interest owners may impact KTOC's overall credit risk, either positively or negatively, since these entities may be similarly affected by changes in economic or other conditions. Receivables are generally not collateralized except through operator liens. Historical credit losses incurred on trade receivables by KTOC have been insignificant.

5.   RELATED PARTY TRANSACTIONS:

     In addition to the working interests in the oil and gas properties included in the accompanying financial statements, KTOC also owns royalty interests in some of the properties and has rights to reversionary interests. These interests are excluded from the accompanying financial statements since they are being retained by KTOC.

6.   SUBSEQUENT EVENTS (UNAUDITED):

     In October 1995, KTOC and certain affiliates entered into an agreement with Metro Capital Corporation ("Metro") whereby Metro agreed to acquire certain oil and gas properties (including the properties for which KTOC has an option as discussed in the following paragraph) and assume certain liabilities of KTOC. The Agreement is subject to the approval of the shareholders of Metro and would provide for the issuance to KTOC and certain affiliates of 80% of the issued and outstanding voting shares of Metro upon completion of the transaction.

     In August and September 1995, KTOC entered into agreements with certain joint interest owners, which provide KTOC with an option to acquire additional working interests in the properties. Upon exercise of the options, KTOC will be required to pay $641,000 in cash, issue 1,062,946 Class B Metro common shares (of which 450,000 shares are immediately convertible to Metro common stock), and pay $130,000 in production payments.

                       KTOC CONTRIBUTED PROPERTIES

                      NOTES TO FINANCIAL STATEMENTS
         (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)


7.   COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES:

     The following is a summary of costs incurred in oil and gas producing activities for the years ended December 31, 1994 and 1993:



                                                    1994         1993
                                                  --------      --------
        Property acquisition costs                $    -        $487,300
        Development costs                          219,900       427,000
        Exploration costs                              -          15,000
                                                  --------      --------

          Total                                   $219,900      $929,300
                                                  ========      ========

     See pro forma reserve information for estimated reserve quantities and standardized measure of discounted future net cash flows related to the oil and gas properties to be acquired by Metro.

                         INDEPENDENT AUDITOR'S REPORT





Board of Directors
Karlton Terry Oil Company
Denver, Colorado


We have audited the accompanying Historical Summaries of Oil and Gas Revenues and Direct Operating Expenses (the "Historical Summaries") of the Option Properties (the "Properties") for the years ended December 31, 1994 and 1993. The Historical Summaries are the responsibility of Karlton Terry Oil Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provides a reasonable basis for our opinion.

The Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the proxy statement of Metro Capital Corporation) as described in Note 1 and are not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the oil and gas revenues and direct operating expenses described in Note 1 of the Properties, for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.





HEIN + ASSOCIATES LLP

Denver, Colorado
September 8, 1995

              HISTORICAL SUMMARIES OF OIL AND GAS REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OPTION PROPERTIES

                                                     SIX MONTHS ENDED     FOR THE YEARS ENDED
                                                         JUNE 30,              DECEMBER 31,
                                                    ------------------    --------------------
                                                      1995       1994       1994        1993
                                                    -------    -------    --------    --------
                                                        (Unaudited)
Revenue -
  Oil and gas sales                                 $59,600    $94,800    $190,700    $233,800
Expenses -
  Direct operating expenses                          55,100     79,100     143,900     146,600
                                                    -------    -------    --------    --------
Revenues in excess of direct operating expenses     $ 4,500    $15,700    $ 46,800    $ 87,200
                                                    =======    =======    ========    ========

















  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE HISTORICAL SUMMARIES.

               NOTES TO HISTORICAL SUMMARIES OF OIL AND GAS REVENUES AND
                    DIRECT OPERATING EXPENSES OF THE OPTION PROPERTIES


1.   BASIS OF PRESENTATION:

     The accompanying Historical Summaries have been prepared from accounting records provided by KTOC and include only those revenues and direct operating expenses attributable to the properties which are subject to option agreements (the "Option Properties") between the current owners and KTOC. The financial information for the six month periods ended June 30, 1995 and 1994 is unaudited but reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the interests in the oil and gas revenues and direct operating expenses for such periods. The oil and gas revenues and direct operating expenses for such interim periods are not necessarily indicative of results to be expected for the full year.

     The accompanying Historical Summaries are included to provide historical information on the revenues and direct operating expenses of the Option Properties and may not be representative of future operations. A provision for depreciation, depletion and amortization has not been included since the purchaser's basis in the properties will be significantly different from the basis of the current owners. General and administrative expenses have not been included because the historical expenses incurred by the current owners may not be comparable to amounts expected to be incurred by the purchaser. The Historical Summaries also do not include Federal and state income taxes or interest.

     See pro forma reserve information for estimated reserve quantities and standardized measure of discounted future net cash flows related to the acquired oil and gas properties.

                         METRO CAPITAL CORPORATION

               INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

In October 1995, Metro and KTOC entered into an Asset Purchase Agreement whereby KTOC will exchange certain oil and gas properties (the "Contributed Properties") for a combined total of 7,717,820 shares of common stock and Class B common stock of Metro, which will represent 80% of the issued and outstanding voting securities of Metro. At the closing date, additional working interests in the KTOC oil and gas properties (the "Option Properties") will be acquired for cash, a portion of the common shares issued to KTOC, and other consideration.

These pro forma financial statements give effect to the proposed transactions by recording KTOC's assets at their historical carrying value since the KTOC owners will continue to exercise control through their 80% voting interest. Metro's assets are also reflected at their historical carrying value since its assets, except for $700,000 cash and an insignificant oil property, will be transferred to a wholly-owned subsidiary and operated autonomously by the current management of Metro pursuant to the terms of an Operating Agreement. The Option Properties will be recorded based on the cash and the fair value of securities and other consideration which will be issued upon exercise of the option.

The accompanying pro forma combined statement of operations combines the statements of operations of Metro and KTOC for the years ended March 31, 1995 and December 31, 1994, respectively. The combined interim statement of operations combines the statements of operations of Metro and KTOC for the six months ended June 30, 1995.

The pro forma combined statements of operations are presented as if the proposed transactions had occurred at the beginning of the periods presented. The pro forma combined balance sheet is presented as if the proposed transactions had occurred at the balance sheet date.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of Metro and the KTOC Contributed Properties and the historical summaries for the Option Properties, included elsewhere in this document.

                          METRO CAPITAL CORPORATION
                                KTOC PROPERTIES

                 PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1995

                                               HISTORICAL                     PRO FORMA
                                        ---------------------------------------------------------
                                          METRO          KTOC         ADJUSTMENT        COMBINED
                                        -----------     --------     -------------     -----------
CURRENT ASSETS                          $ 1,925,417     $136,600     $ (641,000)(a)    $ 1,284,417
                                                                       (136,600)(i)
PROPERTY AND EQUIPMENT:
  Oil and gas properties                  1,286,941      471,800        612,946 (b)      4,478,387
                                                                        641,000 (a)
                                                                        675,000 (c)
                                                                        150,000 (d)
                                                                         50,000 (e)
                                                                         77,200 (f)
                                                                        513,500 (g)
  Accumulated depreciation,
    depletion, and amortization            (661,549)     (86,400)         -               (747,949)
                                        -----------     --------     ----------        -----------
      Net oil and gas properties            625,392      385,400      2,719,646          3,730,438

OTHER ASSETS, net                           919,563         -             -                919,563
                                        -----------     --------     ----------        -----------
TOTAL ASSETS                            $ 3,470,372     $522,000     $1,942,046        $ 5,934,418
                                        ===========     ========     ==========        ===========
CURRENT LIABILITIES                     $    45,028     $147,000     $  (87,400)(i)    $   104,628

DEFERRED INCOME TAXES                         -             -           513,500 (g)        513,500

LONG-TERM DEBT                                -          122,000         77,200 (f)        199,200

EQUITY:
  Preferred stock                             -             -             -                  -
  Common stock and additional paid-
   in capital                             3,057,718         -           675,000 (c)      4,032,718
                                                                        150,000 (d)
                                                                        150,000 (e)
  Class B common stock and
   additional paid-in capital                 -             -           203,800 (h)       816,746
                                                                        612,946 (b)
  Unrealized holding gain                   638,429         -             -               638,429
  Retained earnings                       1,465,259         -          (100,000)(e)     1,365,259
  Treasury stock                         (1,736,062)        -                          (1,736,062)
                                                                        (49,200)(i)
  Excess of assets over liabilities           -          253,000       (203,800)(h)         -
                                        -----------     --------     ----------       -----------
TOTAL LIABILITIES AND EQUITY            $ 3,470,372     $522,000     $1,942,046       $ 5,934,418
                                        ===========     ========     ==========       ===========

    SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

                           METRO CAPITAL CORPORATION
                                KTOC PROPERTIES

        PRO FORMA COMBINED INTERIM STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1995

                                                  KTOC PROPERTIES              PRO FORMA
                                               ---------------------   --------------------------
                                     METRO     CONTRIBUTED   OPTIONS   ADJUSTMENTS      COMBINED
                                     -----     -----------   -------   ------------     ---------
REVENUES:
  Oil and gas sales                $  54,034     $60,100     $59,600    $    -          $ 173,734
  Well overhead fees                   2,174       2,500        -            -              4,674
                                   ---------     -------     -------    ---------       ---------
    Total revenue                     56,208      62,600      59,600         -            178,408
                                   ---------     -------     -------    ---------       ---------
COSTS AND EXPENSES:
  Oil and gas production costs        20,819      26,300      55,100         -            102,219
  General and administrative
   expenses                          228,812        -           -         132,500 (j)     361,312
  Depreciation, depletion and
   amortization                       78,134      13,900        -          55,825 (k)     147,859
                                   ---------     -------     -------    ---------       ---------
    Total expenses                   327,765      40,200      55,100      188,325         611,390
                                   ---------     -------     -------    ---------       ---------
  Income (loss) from operations     (271,557)     22,400      4,500     (188,325)       (432,982)

OTHER CREDITS (CHARGES):
  Other income, net                   61,897        -           -            -             61,897
  Equity in partnership losses       (32,842)       -           -            -            (32,842)
  Interest expense                      -         (9,100)       -          (3,900)(l)     (13,000)
                                   ---------     -------     -------    ---------       ---------
                                      29,055      (9,100)       -          (3,900)         16,055
                                   ---------     -------     -------    ---------       ---------
  Income (loss) before income
   tax benefit                      (242,502)     13,300       4,500     (192,225)       (416,927)

  Income tax benefit                    -           -           -         154,300 (m)     154,300
                                   ---------     -------     -------    ---------       ---------
    Net income (loss)              $(242,502)    $13,300     $ 4,500    $ (37,925)      $(262,627)
                                  ==========     =======     =======    =========       =========
NET LOSS PER COMMON
  SHARE:
    Common stock                  $     (.15)                                          $    (.08)
                                  ==========                                           =========
    Class B common stock                                                               $    (.01)
                                                                                       =========
AVERAGE NUMBER OF SHARES
  OUTSTANDING
    Common stock                   1,599,455                                            2,249,455
                                  ==========                                           ==========
    Class B common stock                                                                7,267,820
                                                                                       ==========

           SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

                         METRO CAPITAL CORPORATION
                         KARLTON TERRY OIL COMPANY

          PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                                     METRO FOR       KTOC PROPERTIES
                                      THE YEAR           FOR THE
                                        ENDED           YEAR ENDED
                                      MARCH 31,        DECEMBER 31,
                                        1995               1994                 PRO FORMA
                                      ---------  ----------------------   ------------------------
                                                  CONTRIBUTED   OPTION    ADJUSTMENTS    COMBINED
                                                  -----------  --------   -----------   ----------
REVENUES:
    Oil and gas sales                 $ 115,988    $146,400    $190,700    $    -       $  453,088
    Well overhead fees                    4,941       2,500        -            -            7,441
                                      ---------    --------    --------    ---------    ----------
      Total revenue                     120,929     148,900     190,700         -          460,529
                                      ---------    --------    --------    ---------    ----------

COSTS AND EXPENSES:
    Oil and gas production costs         73,369      53,400     143,900         -          270,669
    General and administrative
      expenses                          488,254        -           -         307,600 (j)   795,854
    Depreciation, depletion and
      amortization                      164,041      32,200        -          98,574 (k)   294,815
    Abandoned leases                     13,576        -           -            -           13,576
                                      ---------    --------    --------    ---------    ----------
      Total expenses                    739,240      85,600     143,900      406,174     1,374,914
                                      ---------    --------    --------    ---------    ----------

    Income (loss) from operations      (618,311)     63,300      46,800     (406,174)     (914,385)

OTHER CREDITS (CHARGES):
    Other income, net                   102,640        -           -            -          102,640
    Equity in partnership losses        (41,282)       -           -            -          (41,282)
    Interest expense                       -        (19,700)       -          (8,500)(l)   (28,200)
    Gain on drilling arrangements          -        138,200        -            -          138,200
                                      ---------    --------    --------    ---------    ----------
                                         61,358     118,500        -          (8,500)      171,358
                                      ---------    --------    --------    ---------    ----------

    Income (loss) before income
      tax benefit                      (556,953)    181,800      46,800     (414,674)     (743,027)
    Income tax benefit                     -           -           -         274,900 (m)   274,900
                                      ---------    --------    --------    ---------    ----------
      Net income (loss)               $(556,953)   $181,800    $ 46,800    $(139,774)   $ (468,127)
                                      =========    ========    ========    =========    ==========

NET LOSS PER COMMON SHARE
    Common stock                      $    (.35)                                        $     (.16)
                                      =========                                         ==========
    Class B common stock                                                                $     (.01)
                                                                                        ==========

AVERAGE NUMBER OF SHARES
  OUTSTANDING
    Common stock                      1,599,455                                          2,249,455
                                      =========                                         ==========
    Class B common stock                                                                 7,267,820
                                                                                        ==========

    SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

                         METRO CAPITAL CORPORATION
                              KTOC PROPERTIES

                PRO FORMA COMBINED OIL AND GAS DISCLOSURES


PRO FORMA ADJUSTMENTS:

(a) Entry to record cash payment for purchase of the Option Properties.

(b) Entry to record the issuance of 612,946 shares of Class B common stock valued at $1.00 per share for purchase of the Option Properties.

(c) Entry to record the issuance of 450,000 shares of common stock valued at $1.50 per share for purchase of the Option Properties.

(d) Entry to record the issuance of 100,000 shares of common stock valued at $1.50 per share for commission relating to the purchase of the Option Properties.

(e) Entry to record the issuance of 100,000 shares of common stock valued at $1.50 per share for legal services, of which $50,000 was recorded as property acquisition costs.

(f) Entry to record $130,000 production payment at net present value relating to purchase of the Option Properties.

(g) Entry to record deferred income taxes relating to temporary differences between the tax basis and financial reporting basis of the oil and gas properties.

(h) Entry to record the issuance of 6,654,874 shares of Class B common stock for certain oil and gas properties exchanged by KTOC.

(i) Entry to eliminate receivables and payables of KTOC which are not included in the acquisition.

(j) Entry to increase general and administrative expenses for additional salary costs as provided for in the Asset Purchase Agreement and anticipated increases in other administrative expenses.

(k) Entry to record additional depreciation, depletion and amortization to give effect to the increased carrying value of the oil and gas properties.

(l) Entry to record imputed interest on the production payments.

(m) Entry to record deferred tax benefit resulting from operating losses.

(n) The computation of net loss per share is based on the rights of each class of common stock. The Class B common stock has all of the rights of the common stock except that: (i) the Class B common stock is not entitled to participate in any distribution of shares or assets of the wholly-owned subsidiary into which certain assets were transferred from Metro prior to the closing date and (ii) each share of Class B common stock will be entitled to 1.6 votes on all issues presented for vote by the shareholders. Accordingly, the computation of the loss per share is based on the allocation of the net loss between Metro's and KTOC's operations adjusted for certain costs and expenses (primarily public

                          METRO CAPITAL CORPORATION

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENT (UNAUDITED)


    company costs) reclassified from Metro to KTOC and the allocation of the income tax benefit based on each company's revised loss. The common shares were allocated 100% of Metro's loss and a pro rata percentage of KTOC's loss based on the ratio of common shares outstanding to total common and Class B shares outstanding. The Class B common shares were allocated the remaining pro rata percentage of loss associated with KTOC's operations.

                             KTOC PROPERTIES

            PRO FORMA COMBINED OIL AND GAS DISCLOSURES (UNAUDITED)


The accompanying reserve information relates to the oil and gas properties which are currently owned by KTOC, as well as the properties for which KTOC has an option to acquire additional interests.

OIL AND GAS RESERVE QUANTITIES - Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. However, reserve information should not be construed as the current market value of the oil and gas reserves or the costs that would be incurred to obtain equivalent reserves. Reserve calculations involve the estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received therefrom. These estimates are based on numerous factors, many of which are variable and uncertain. Accordingly, it is common for the actual production and revenues to vary from earlier estimates.

The reserve data is based on studies which were prepared by one of the working interest owners of the properties and reviewed by an independent petroleum engineer. Reserve estimates require substantial judgment on the part of petroleum engineers resulting in imprecise determinations, particularly with respect to new discoveries. Since all of the producing wells were drilled within the past few years, it is expected that the estimates of reserves will change as future production and development information becomes available. Additionally, due to short production histories for certain properties, it was necessary to prepare a portion of the reserve estimates using volumetric methods which are generally less precise than performance based estimates. A portion of the proved developed reserves are currently non-producing as certain wells require recompletions in additional productive zones and the purchase of a salt water disposal well.

All proved reserves of oil and gas are located in the United States. The following tables present estimates of the net proved oil and gas reserves, and changes therein for the years indicated.

CHANGES IN NET QUANTITIES OF PROVED RESERVES

                                                   1994                     1993
                                          -----------------------     ------------------
                                             Oil           Gas         Oil         Gas
                                            (Bbls)        (Mcf)       (Bbls)      (Mcf)
                                          ---------     ---------     -------    -------
Proved reserves, beginning of year           98,000       828,000         -          -
  Extensions, discoveries, and
   other additions                        1,109,000     1,600,000         -          -
  Purchase of minerals in place                 -             -       115,000    898,000
  Production                                (15,000)      (60,000)    (17,000)   (70,000)
                                          ---------     ---------     -------    -------

Proved reserves, end of year              1,192,000     2,368,000      98,000    828,000
                                          =========     =========     =======    =======
Proved developed reserves, end of year      207,000     1,057,000      98,000    828,000
                                          =========     =========     =======    =======

                    KARLTON TERRY OIL AND GAS INTERESTS

            PRO FORMA COMBINED OIL AND GAS DISCLOSURES (UNAUDITED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS - Statement of Financial Accounting Standards No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. These guidelines are briefly discussed below.

Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates including consideration for estimated future statutory depletion and tax credits. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect KTOC's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

The following summary sets forth KTOC's (including reserves for which KTOC has an option to acquire additional interests) future net cash flows relating to proved oil and gas reserves as of December 31, 1994 based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

       Future cash inflows                                    $23,561,000
       Future production costs                                 (6,480,000)
       Future development costs                                (1,382,000)
       Future income tax expense                               (5,200,000)
                                                              -----------
         Future net cash flows                                 10,499,000

       10% annual discount for estimated timing of cash flow   (5,207,000)
                                                              -----------
         Standardized Measure of Discounted
          Future Net Cash Flows                               $ 5,292,000
                                                              ===========

Changes in the Standardized Measure are not presented since KTOC did not have reserve estimates prepared in the prior year.

                        ATTACHMENT C

[LETTERHEAD]
M & Z ENGINEERING, INC.


September 20, 1995


Mr. Karlton Terry
KARLTON TERRY OIL COMPANY
700 East 9th Avenue - Suite 106
Denver, Colorado 80203

Dear Mr. Terry:

At your request, we have prepared an estimate of the reserves and future production and income as of January 1, 1995, attributable to certain leasehold interests held by Karlton Terry Oil Company. The estimated future income based on the Securities and Exchange Commission's (SEC) guidelines for future costs and price parameters. The results of this study are summarized below:

               Estimated Net Reserve and Income Data
                Certain Leasehold Interests Held by
                    Karlton Terry Oil  Company
                       as of January 1, 1995
                    CONSTANT PRICES AND  COSTS

                                              Proved Reserves
                               ------------------------------------------------------
                                      Developed           Undeveloped
                                      ---------           -----------
                              Producing     Behind Pipe                     Totals
                              ---------     -----------                     ------
Net Remaining Reserves
----------------------
Oil/Condensate Barrels          184,912        22,347        985,091    1,192,347 Bbls
Gas - MMCF                      565.005       491.758      1,310.755    2,367.516 Mmcf

Income Data
-----------

Future Gross Revenue (KTOC)  $3,948,696      1,036,632    18,575,201       $23,560,531
Deductions                    1,824,254        543,136     5,494,271        $7,861,661
Future Net Income (FNI)      $2,124,441        493,496    13,080,933       $15,698,868
Discounted FNI @ 10%         $1,297,314        315,133     6,301,148        $7,913,844


      Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas where the gas reserves are located.

      The future gross revenues are before the deduction of production taxes, normal direct costs of operating the wells, ad valorem taxes, recompletion costs and development costs. The future net income is before the deduction of state and federal income taxes and has not been adjusted for outstanding loans which may exist nor does it include any adjustments for cash on hand or undistributed income. No attempt has been made to quantify or otherwise account for any accumulated gas production imbalances that may exist. Liquid hydrocarbon reserves account for approximately 25 per cent and gas reserves account for the remaining 75 per cent of total future gross revenue from proved reserves.

      The discounted future net income shown above is based on a discount rate of 10 percent per annum compounded annually. These data are shown on each estimated projection of future production and income presented in a later section of this report.

      These data are presented for your information and should not be construed as M & Z Engineering, Inc.'s estimate of fair market value.

RESERVES INCLUDED IN THIS REPORT

     The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission's Regulation S-X Part 210.4-10(a) as clarified by the Commission's Staff Accounting Bulletin No. 40 and to the definition adopted by the Society of Petroleum Engineers of AIME.

RESERVE ESTIMATES

      In general, the reserves included herein were estimated by performance methods or the volumetric method; however, other methods were used in certain cases where characteristics of the data indicated such other methods were more appropriate in our opinion.

       The reserves included herein were estimated by the performance method utilizing extrapolations of various historical data in those cases where such data were definitive in our opinion. Reserves were estimated by the volumetric method in those cases where there was inadequate historical performance data to establish a definitive trend or where the use of production performance data as a basis for the reserve estimates were considered to be inappropriate and the volumetric data were adequate for a reasonable estimate.

       The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

PROJECTION RATES

      Initial production rates are based on the current producing rates for those reservoirs now on production. Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations which are not currently producing. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. The future anticipated decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. For reserves not yet on production, sales were projected to commence at an anticipated date of delivery.

     The future production rates from reservoirs now on production may be more or less than estimated because of changes in market demand or allowables set by regulatory bodies. Wells or locations which are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.

HYDROCARBON PRICES

       Karlton Terry Oil Company furnished us with oil and condensate prices in effect at January 1, 1995, for our evaluation. The price of crude oil and natural gas used in this study were the posted price or contract price in effect on December 31, 1994 and these prices were held constant to depletion of the properties.

COSTS

      Operating costs for the leases and wells in this report are based on the operating expense reports of Karlton Terry Oil Company and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. Development costs were furnished to us by Karlton Terry Oil Company and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The current operating and development costs were held constant throughout the life of the properties. This study does not consider the salvage value of the lease equipment or the abandonment cost since both are relatively insignificant and tend to offset each other. No deduction was made for indirect costs such as loan repayments, interest expenses and exploration and development prepayments which are not charged directly to the leases or wells.

GENERAL

      While it may reasonably be anticipated that the prices received by Karlton Terry Oil Company for the sale of its production may be higher or lower than the prices used in this evaluation as described above, and the operating costs relating to such production may also increase above existing levels, such increases or decreases in prices and costs were, in accordance with rules adopted by the SEC.

      The reserve estimates presented herein based upon a detailed study of the properties in which Karlton Terry Oil Company owns an interest. Karlton Terry Oil Company has informed us that they have furnished us all of the accounts, records, geological and engineering data and reports and other data required for this
investigation.       The  ownership  interests,  prices,   product
classifications relating to prices, and other factual data furnished to M & Z Engineering, Inc. by Karlton Terry Oil Company in connection with this investigation were accepted without independent verification.

       Neither  the  employment  to  make  this  study   nor   the
compensation is contingent on our estimates of reserves and future income for the subject properties.

      This report was prepared for the exclusive use of Karlton Terry Oil Company. The data, work papers and maps used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.



Very truly yours,

M & Z ENGINEERING, INC.

/s/ Manuel J. Munoz, PE
Manuel J. Munoz, PE
President

[LETTERHEAD]

                              September 20, 1995

Mr. Karlton Terry
Karlton Terry Oil Company
1380 Lawrence, Suite 1290
Denver, Colorado 80204


         Re: Engineering Review
             M&Z Reserve Report Dated September 20, 1995
             Various Properties - Karlton Terry Oil Company
             As of January 1, 1995


Dear Mr. Terry:

Pursuant to your request I have reviewed the subject Reserve Report prepared by Manuel J. Munoz, M & Z Engineering, for various properties located in West Virginia, Kentucky and Louisiana. The purpose of this review was to determine the reasonableness of the oil and gas forecasts and reserve estimates.

The engineering data reviewed consists of cash flow projections prepared by M & Z Engineering, individual historical and projected performance curves, and open hole well logs. All the information was accepted as factual without independent verification. Additional information utilized was obtained from my files. I did not perform a field inspection of the properties.

The oil and gas prices, ownership interest and operating costs used by M & Z Engineering, in the preparation of the reserve and economic estimates are reasonable for the reviewed properties. The techniques used to make the reserve and economic projections are generally accepted engineering methods.

In summary,  I  believe  the  estimated reserves and future values
were  arrived  at  using   generally   accepted  methods  and  are
reasonable for these properties.

I am not related to Karlton Terry Oil Company, its officers, shareholders, and the properties evaluated in this report. I do not own a direct or indirect financial interest in Karlton Terry Oil Company or its properties.

Please contact me if you have questions or require additional information.


Respectfully submitted,


                              [STATE OF TEXAS SEAL]
/s/ Kent B. Lina, P.E.
Kent B. Lina, P.E.

                                 ATTACHMENT D

Copr. (C) West 1995 No claim to orig. U.S. govt. work

                             WYOMING STATUTES 1977
              TITLE 17. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                  CHAPTER 16. WYOMING BUSINESS CORPORATION ACT
                          ARTICLE 13. DISSENTERS' RIGHTS

        Copyright (c) 1977-1995 by The State of Wyoming. All rights reserved. Current through Ch. 212 of the General Assembly of the 53rd Legislature

SUBARTICLE A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 17-16-1301  DEFINITIONS.

         (a) As used in this article:

         (i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

         (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

         (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

         (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

         (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

         (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

         (vii) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 17-16-1302  RIGHT TO DISSENT.

         (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

         (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote

                                1 of 6
on the merger or consolidation; or

         (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

         (ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preferential right of the shares;

         (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

         (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION 17-16-1303  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                                2 of 6

SUBARTICLE B. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 17-16-1320  NOTICE OF DISSENTERS' RIGHTS.

         (a) If proposed corporate action creating dissenters' rights under W.S. 17- 16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.

SECTION 17-16-1321  NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed corporate action creating dissenters' rights under W.S. 17- 16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.

SECTION 17-16-1322  DISSENTERS' NOTICE.

         (a) If proposed corporate action creating dissenters' rights under W.S. 17- 16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

         (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

         (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         (ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection (a) of this section is delivered; and

         (v) Be accompanied by a copy of this article.

                                3 of 6

SECTION 17-16-1323  DUTY TO DEMAND PAYMENT.

         (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

SECTION 17-16-1324  SHARE RESTRICTIONS.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

SECTION 17-16-1325  PAYMENT.

         (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment shall be accompanied by:

         (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (ii) A statement of the corporation's estimate of the fair value of the shares;

         (iii) An explanation of how the interest was calculated;

         (iv) A statement of the dissenter's right to demand payment under W.S. 17- 16-1328; and

         (v) A copy of this article.

SECTION 17-16-1326  FAILURE TO TAKE ACTION.

         (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                                4 of 6

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.

SECTION 17-16-1327  AFTER-ACQUIRED SHARES.

         (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.

SECTION 17-16-1328  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

         (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

         (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

SUBARTICLE C. JUDICIAL APPRAISAL OF SHARES

SECTION 17-16-1330  COURT ACTION.

         (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter

                                5 of 6
whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it.
 The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for:

         (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

         (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.

SECTION 17-16-1331  COURT COSTS AND COUNSEL FEES.

         (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

         (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                6 of 6

                                 ATTACHMENT E

     Article II of the Company's Articles of Incorporation, as proposed to be amended, will read as follows:

                                  ARTICLE II
                                    CAPITAL

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 33,000,000 shares, of which 5,000,000 shares shall be shares of Preferred Stock, $.50 per share; 20,000,000 shares shall be shares of Common Stock, $.01 par value per share and 8,000,000 shares shall be shares of Class B Common Stock, $.01 par value per share.

     (a) PREFERRED STOCK. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Wyoming Business Corporation Act by the Board of Directors.

     (b) COMMON STOCK. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

     Subject to preferential dividend rights, if any, of the holders Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

     (c) CLASS B COMMON STOCK. The holders of the Class B Common Stock shall have and possess the same rights as the holders of the Common Stock except that: (i) the Class B Common will not be entitled to participate in any distribution of shares or assets of the Subsidiary; and (ii) each share of Class B Common will be entitled to 1.6 votes on all issues presented for vote by the shareholders. The Class B Common will be convertible on a one-for-one share basis into the Company's Common Stock commencing 36 months from the Closing. Commencing 30 months from the Closing, the Class B Common will be convertible on a one-for-one share basis, provided that the number of shares so converted until the date 36 months after the Closing will be limited to that number of shares of Common Stock that may be sold by an affiliate pursuant to the volume limitation provisions of Rule 144 promulgated under the Securities Act of 1933, as amended.

     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgement as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

                             ATTACHMENT F

                    INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Proxy Statement of Metro Capital Corporation of our report dated May 26, 1995, accompanying the consolidated financial statements of Metro Capital Corporation contained in such Proxy Statement.


HEIN + ASSOCIATES LLP
Certified Public Accountants


Denver, Colorado
October 24, 1995

                            ATTACHMENT G

                    INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Proxy Statement of Metro Capital Corporation of our report dated September 12, 1995, accompanying the financial statements of KTOC Contributed Properties contained in such Proxy Statement.

HEIN + ASSOCIATES LLP
Certified Public Accountants


Denver, Colorado
October 24, 1995

                            ATTACHMENT H

                    INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Proxy Statement of Metro Capital Corporation of our report dated September 8, 1995, accompanying the Historical Summaries of KTOC Option Properties contained in such Proxy Statement.


HEIN + ASSOCIATES LLP
Certified Public Accountants


Denver, Colorado
October 24, 1995

                                    ATTACHMENT I

                             METRO CAPITAL CORPORATION

                                 1995 ANNUAL REPORT

To Our Shareholders:

     I am pleased to announce that the Company entered into an agreement with Karlton Terry Oil Company and its principals, subject to approval by our shareholders, to acquire oil and gas properties consisting of both developed and undeveloped acreage. The majority of these oil and gas leases underly several oil fields located along the Ohio River in West Virginia, Kentucky and Indiana and will be developed by utilizing horizontal and diagonal drilling technology. In addition, the acquisition includes two oil and gas properties in Louisiana. An estimate of the proved reserves and future revenues of these properties prepared as of January 1, 1995 in accordance with Securities and Exchange Commission guidelines indicates future gross revenues of $23.5 million. After deducting costs to develop and operate and federal income tax expense, future net income discounted at 10% is $5.3 million.

     Under the terms of the agreement, the Company will issue 7.7 million shares of Class B Common Stock, representing 80% of its voting securities, in exchange for the properties. All assets of the Company will be transferred to a wholly-owned subsidiary, except for $700,000 cash and a minor oil property. Upon completion of the transaction, the Company will be managed by the principals of Karlton Terry Oil Company and the subsidiary will be managed autonomously by the current management of the Company.

     The shares of Class B Common Stock will be convertible into Metro's Common Stock after three years except for 425,000 shares of Class B Common Stock which will be immediately convertible. The Class B Common Stock is restricted from participating in any distribution or other disposition of the subsidiary assets during this three year period.

     Since the sale of its cable television systems, the Company has been engaged in oil and gas operations and real estate development. The Company's current oil and gas operations comprise gas royalty interests and one minor oil property in Wyoming. Management of the Company believes that this proposed transaction will provide you an opportunity to participate in more extensive oil and gas operations conducted by individuals with substantial experience in the industry. This will allow current management to concentrate on the Company's operation of other assets.

     The Board and management of the Company want to thank you for your past support and we look forward to the opportunities and challenges ahead.

                                                 Sincerely,



                                                 Robert E. Thrailkill
                                                 President

                  U. S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                Form 10-KSB

(Mark One)
[X] Annual report under section 13 or 15(d) of the Securities Exchange Act of 1934 (Fee Required) for the fiscal year ended March 31, 1995

[ ] Transition report under section 13 or 15(d) of the Securities Exchange Act of 1934 (No Fee Required) for the transition period from _______________ to ______________

Commission file number: 0-10006

                          METRO CAPITAL CORPORATION
                (Name of small business issuer in its charter)

                    WYOMING                                  84-0839926
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                    Identification No.)

     716 COLLEGE VIEW DRIVE, RIVERTON, WY                       82501
   (Address of principal executive offices)                  (Zip Code)

Issuer's telephone number: (307) 856-3800

Securities registered under Section 12(b) of the Act:  None

Securities registered under Section 12(g) of the Act:  Common Stock,
                                                        $.01 Par Value

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months, and (2) has been subject to such filing requirements for the past 90 days.
Yes X   No
   ---    ---

Check if there is no disclosure of delinquent filers in reponse to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

Issuer's revenues for fiscal year ended March 31, 1995 were $120,929.

The aggregate market value of the voting stock held by non-affiliates computed by the average of the closing bid and asked prices as reported by NASDAQ, as of June 20, 1995, was $1,199,592.

The number of shares outstanding of the issuer's common stock as of June 20, 1995 was 1,599,455.

 Documents incorporated by reference:  None

           Transitional Small Business Disclosure Format (Check one):
                             Yes       No  X
                                -----    -----

                                    PART I

Item 1.  BUSINESS

     Metro Capital Corporation, formerly known as Metro Cable Corporation, (the "Company") was originally incorporated under the laws of the State of Colorado on February 2, 1981. On March 31, 1992, the Company changed its name and reincorporated under the laws of the State of Wyoming. The Company is principally engaged in petroleum operations and real estate development and is pursuing other business opportunities. The Company maintains its executive and corporate office in Riverton, Wyoming. At March 31, 1995, the Company had four full-time employees.

PETROLEUM OPERATIONS

    Metro Minerals Corporation ("MMC"), a wholly-owned subsidiary, has a 71.76% working interest in a developed unitized oil-producing property located in Natrona County, Wyoming. The working interest occurs on property leased from others which requires payment of a delay rental or production royalty to the owner of the mineral rights.

     All of MMC's production is sold to one crude oil purchasing company (Scurlock Permian Corporation) at posted field prices competitive for the area and for quality of production.

     On December 31, 1990, the Company purchased a 5% royalty interest in the Madden Unit in Wyoming for $1,050,000. The Madden Unit produces natural gas from producing horizons between 5,500 and 24,000 feet. A gas processing plant was completed in February 1995 to treat the "sour gas" from the Madison producing horizon (24,000 feet). The Company has no ownership interest in the gas processing plant. The plant commenced operations on March 30, 1995 and is currently processing 50 MMCFD (million cubic feet per day) from the two completed Madison wells. Plant products include natural gas, sulfur and carbon dioxide.

     During 1995, the Company assigned certain Nevada leasehold interests consisting of 1,920 gross (1,596 net) undeveloped acres to an unrelated third-party for a 3.5% overiding royalty interest. The remaining undeveloped Nevada leasehold interests were not renewed by the Company.

     The oil and natural gas industry is intensely competitive in the acquisition of prospective oil and natural gas properties and oil and natural gas reserves. The Company competes with a substantial number of other companies having technical staffs and greater financial and operational resources. Many such companies not only explore for and produce oil and natural gas, but also carry on refining operations, generate electricity and market refined products. There is also competition between the oil and natural gas industry and other industries supplying energy and fuel to industrial, commercial and individual customers. In addition, companies not previously investing in oil and natural gas may choose to acquire reserves to establish a firm supply or simply as an investment.

    The Company's business is affected not only by such competition, but also by general economic developments, governmental regulations and other factors that affect its ability to market its oil production. The price of oil realized by the Company is highly volatile and generally dependent on world supply and demand. Declines in crude oil prices could adversely impact the Company's oil production activities.

     Various aspects of the Company's oil operations are regulated by administrative agencies under statutory provisions of the state where such operations are conducted and by certain agencies of the Federal government for its operations on Federal leases. The regulatory burden on the oil industry increases its costs of doing business and consequently affects its profitability. Although compliance with existing Federal, state and local laws, rules and regulations enacted or adopted regulating the discharge of materials into the environment have not had a material adverse effect upon the Company's operations, there is no assurance that this will continue in the future.

REAL ESTATE DEVELOPMENT

     In October 1993, Bishop Cable Communications Corporation ("Bishop"), a wholly-owned subsidiary, entered into two limited partnership agreements to purchase approximately 90 contiguous acres of land in Colorado Springs, Colorado. A summary of Bishop's participation in each partnership is as follows:

     (1) Bishop contributed $250,000 cash to the first partnership which purchased approximately 55 acres of land for commercial development. Bishop, as general partner, has an 81% interest with the remaining 19% interest held by a limited partner who is the general partner in the second partnership. Bishop will be allocated 100% of the income and losses until it has been paid $600,000 plus interest thereon at 8% per annum (not to exceed $100,000) after which the income and losses will be allocated 81% to Bishop and 19% to the limited partner.

    (2) Bishop contributed $100,000 cash to the second partnership which purchased approximately 35 acres of land for the construction of a recreational facility encompassing a golf driving range, miniature golf and baseball/softball batting cages. This facility commenced operations in July 1994. Bishop, as the limited partner, has a 19% interest with the remaining 81% interest held by an unrelated third-party as the general partner. Bishop contributed an additional $250,000 when certain financing requirements in the partnership agreement were fulfilled by the general partner. Bishop is not a guarantor of any debt in this partnership.

     Bishop competes with other commercial real estate development companies having greater financial and operational resources and technical staffs that plan, supervise, develop and market the projects. Bishop's business is affected not only by such competition, but also by market demand, interest rates, credit availability and the strength of the economy in general.

     The undeveloped real estate is subject to local zoning laws and regulations. The undeveloped real estate must be surveyed, designed and platted and then submitted to the appropriate local authorities for approval and appropriate permits. Since the undeveloped real estate borders a drainage channel, the local authorities may require that certain improvements be made along such drainage channel. Bishop is in the preliminary planning stages for the undeveloped real estate. Accordingly, no plats have been submitted to the local authorities for approval.

     Bishop is not aware of any non-compliance with existing local, state and Federal environmental rules and regulations in regards to the undeveloped real estate.

Item 2.  PROPERTIES

     The Company's principal properties consist of a working interest in an oil property in Wyoming, natural gas royalty interests in Wyoming and undeveloped real estate located in Colorado. None of the properties are held subject to any major encumbrance.

RESERVES

     The Company has not filed any estimates of total proved oil or gas reserves or included any such estimates in reports to any Federal authority or agency.

ESTIMATED  QUANTITIES OF PROVED OIL RESERVES (UNAUDITED)

     The Company's estimated proved oil reserves relate to its one oil property located in the United States and such estimates are inherently imprecise and may be subject to substantial revisions. Reserves relating to the gas royalty interests owned are not included because the information is unavailable. The Company's share of production from the royalty interests for the year ended March 31, 1995 was 39,383 mcf.

     Proved oil reserves are the estimated quantities of crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The Company has no plans to conduct additional development drilling in its oil property; therefore, its net proved and proved developed reserves are comparable. The following table presents estimates of the Company's net proved oil reserves and changes therein for the years indicated.

                                                  Year Ended March 31,
                                                -----------------------
                                                  1995         1994
                                                ----------   ----------
                                                Oil (Bbls)   Oil (Bbls)
                                                ----------   ----------
     Proved reserves, beginning of year          51,100       54,800
       Revisions of previous estimates           (1,500)       1,000
       Production                                (3,000)      (4,700)
                                                 ------       ------
     Proved reserves, end of year                46,600       51,100
                                                 ======       ======
     Proved developed reserves, end of year      46,600       51,100
                                                 ======       ======

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN
  RELATING TO PROVED OIL RESERVES (UNAUDITED)

     The following supplemental data on the Company's oil activities were prepared in accordance with the provisions of Statement of Financial Accounting Standards No. 69. Estimated future net cash flows are determined by: (1) applying the respective year-end oil price to the Company's estimates of future production of proved reserves; (2) deducting estimates of the future costs of development and production of proved reserves based on the assumed continuation of the cost levels and economic conditions existing at the respective year-end; and (3) deducting estimates of future income taxes based on the respective year-end and future statutory tax rates and giving effect to estimated future tax deductions and tax credits. Present value is determined using a discount rate of 10% per annum.

     Although the information presented is based on the Company's best estimates of the required data, the methods and assumptions used in preparing the data were those prescribed by the Financial Accounting Standards Board to provide for the use of reasonably objective data. It is important to note here that this information is neither fair market value nor the present value of future cash flows and it does not reflect changes in oil prices experienced since the respective year-end. Accordingly, the Company cautions that this data should not be used for other than its intended purpose.

                                               Standardized Measure at
                                                      March 31,
                                               -----------------------
                                                  1995         1994
                                                --------     --------
     Future cash inflows                       $ 779,000    $ 716,000
     Future production and development costs    (589,000)    (537,000)
     Future income tax expense                      --           --
                                               ---------    ---------
       Future net cash flows                     190,000      179,000
     10% annual discount for estimated
       timing of cash flows                      (78,000)     (73,000)
                                               ---------    ---------
     Standardized measure of discounted
       future net cash flows                   $ 112,000    $ 106,000
                                               =========    =========

                                               Principal Sources of Change
                                               For the Year Ended March 31,
                                               ----------------------------
                                                   1995           1994
                                                 --------       --------
     Standardized measure, beginning of year     $106,000       $157,000
     Sales of oil, net of production costs         16,008        (30,907)
     Net changes in prices and production costs    12,396        (29,723)
     Revisions of previous quantity estimates     (15,362)         9,468
     Accretion of discount                         10,600         15,700
     Other                                        (17,642)       (15,538)
                                                 --------       --------
     Standardized measure, end of year           $112,000       $106,000
                                                 ========       ========

CAPITALIZED COSTS RELATING TO OIL AND GAS ACTIVITIES

                                                         March 31,
                                                 -----------------------
                                                    1995         1994
                                                 ----------   ----------
     Oil and gas properties                      $1,286,941   $1,285,698
     Accumulated depreciation and amortization     (627,154)    (488,974)
                                                 ----------   ----------
                                                 $  659,787   $  796,724
                                                 ==========   ==========

COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES

                                                For the Year Ended March 31,
                                                ----------------------------
                                                      1995        1994
                                                    -------      ------
     Proved property acquisition                    $ 1,243      $ --
     Exploration expenses                            13,576       9,821
     Development costs                                 --          --
                                                    -------      ------
       Total                                        $14,819      $9,821
                                                    =======      ======

RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

                                               For the Year Ended March 31,
                                               ----------------------------
                                                    1995         1994
                                                 ---------    ---------
     Oil and gas sales                           $ 115,988    $ 128,744
     Oil and gas production costs                  (73,369)     (44,439)
     Exploration expenses                          (13,576)      (9,821)
     Depreciation and amortization                (138,240)    (140,580)
                                                 ---------    ---------
                                                  (109,197)     (66,096)
     Income tax benefit (1)                           --           --
                                                 ---------    ---------
     Results of operations from producing
       activities (excluding corporate
       overhead and interest costs)              $(109,197)   $ (66,096)
                                                 =========    =========

_____________

    (1) No income tax benefit has been recognized as it has not been realized by the Company.


OIL AND GAS PRODUCTION

     The table below sets forth information with respect to the Company's producing oil property and gas royalty interests for the two years ended March 31, 1995:

                                                    1995        1994
                                                  -------     -------
Quantities Produced and Sold
  Oil and Condensate (Bbls)                         3,040       4,705
  Natural Gas (Mcf)                                39,383      27,683
Average Sales Prices
  Oil and Condensate ($/Bbl)                      $ 15.91     $ 15.03
  Natural Gas ($/Mcf)                             $  1.72     $  1.91
Average Production Cost (1)
  Oil  ($/Bbl) (2)                                $ 21.24     $  8.43

_____________

(1) Excludes natural gas/condensate royalty interests since the Company incurs no production costs other than severance and ad valorem taxes.
(2) Includes workover and maintenance costs of $13.65 in fiscal 1995 and $3.22 in fiscal 1994.

REAL ESTATE DEVELOPMENT

     Bishop, a wholly-owned subsidiary of the Company, has an 81% interest, as general partner, in a limited partnership which owns approximately 55 acres of undeveloped real estate in Colorado Springs, Colorado. The property which is bounded by major east/west and north/south arterials is zoned for most commercial and retail uses along with office complexes. Bishop is in the preliminary planning stages relative to the proposed program of development of such property. Accordingly, the estimated costs for surveying, designing and platting the property is unavailable. These initial costs are expected to be internally financed. When a proposed plat is submitted to the local authorities for approval and appropriate permits, Bishop may be required to post a letter of credit or expend funds for certain improvements to a drainage channel which borders the western boundary of the property. The estimated costs for such improvements are not known at this time.

     Bishop is currently negotiating with a prospective purchaser for a small retail pad site. In addition, Bishop has had preliminary discussions with another developer relating to a joint venture for an apartment complex.

     The property is subject to competitive conditions relating to market demand, interest rates, credit availability and the strength of the economy in general.

     Bishop also has a 19% limited partnership interest in another partnership which constructed a recreational facility encompassing a golf driving range, miniature golf and baseball/softball batting cages on 35 acres contiguous to the 55 acres owned by the previously discussed partnership. The facility commenced operations in July 1994 and Bishop's share of earnings or losses is reflected in the consolidated financial statements. Bishop is not a guarantor of any debt in this partnership.

     There have been no sales of real estate and operating costs and expenses have been immaterial for the years ended March 31, 1995 and 1994.

Item 3.  LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings involving a claim for damages which amount exceeds 10% of the current assets of the Company and its subsidiaries on a consolidated basis and no such proceedings are known to be contemplated.

Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of the Company's security holders during the fourth quarter of the fiscal year ended March 31, 1995.

                                  PART II

Item 5. MARKET FOR THE COMPANY'S STOCK AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded in the over-the-counter market and is quoted on the NASDAQ SmallCap Market System under the symbol "METO." The following table shows the high and low bids for the common stock of the Company for the periods indicated as furnished by NASDAQ. The quotations represent prices between dealers and do not include retail mark-up, markdown, or commission and may not reflect actual transactions.

            QUARTER ENDED            HIGH BID              LOW BID
            -------------            --------              -------
              03/31/93                $1.12                 $1.12
              06/30/93                 1.12                  1.12
              09/30/93                 1.75                  1.12
              12/31/93                 1.62                  1.25

              03/31/94                 1.25                  1.12
              06/30/94                 1.00                   .94
              09/30/94                  .75                   .63
              12/31/94                 1.69                   .82

              03/31/95                 1.12                   .75

     As of June 20, 1995, there were approximately 2,100 holders of record of the Company's common stock (which amount does not include the number of shareholders whose shares are held of record by brokerage houses).

     The Company has paid no dividends on its common stock and does not intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be determined by the Company's Board of Directors in light of the Company's earnings, financial condition and other relevant considerations.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto.

RESULTS OF OPERATIONS

     The Company's net loss for the fiscal year ended March 31, 1995 was $556,953 compared to a net loss of $412,066 for fiscal year 1994. The increase in the net loss can be attributable to a number of factors including lower oil revenues, higher oil production costs, lower interest and dividend income and realized net losses on the sale of marketable securities. In addition, the Company recorded its share of losses in a partnership which owns a recreational facility.

     The availability of a ready market for oil and gas depends upon numerous factors beyond the Company's control, including the production of crude oil and gas by others, crude oil imports and the marketing of competitive fuels. No prediction can be made as to what price the Company will receive for its oil and gas production in the future.

     The Company adopted, effective March 31, 1994, the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in equity securities that have readily determinable fair values and all investments in debt securities be classified into three categories based on management's intent. Such investments are to be reported at fair value except for investments intended to be held to maturity which are to be reported at amortized cost. Previously, all such investments were accounted for at the lower of cost or market. All of the Company's marketable securities are categorized as available-for-sale under the new Standard and reported at fair value with net unrealized holding gain
(loss) reflected as a separate component of stockholders' equity. The change in the net unrealized holding gain in fiscal 1995 was a decrease of $43,905.

FISCAL 1995 COMPARED TO FISCAL 1994

     The Company's oil and gas sales decreased by approximately 10% in fiscal 1995. Although the Company's gas sales increased by 17%, oil sales decreased by 32% due to lower production volumes. The production volumes and average sales prices for the two years ended March 31, 1995 were as follows:

                                               1995           1994
                                             -------        -------
     Oil and condensate (barrels)              3,040          4,705
     Average sales price (per barrel)        $ 15.91        $ 15.03

     Natural gas (mcf)                        39,383         27,683
     Average sales price (per mcf)           $  1.72        $  1.91

     Average oil production costs per barrel were $21.24 in fiscal 1995 and $8.43 in fiscal 1994. Workover and maintenance costs increased in fiscal 1995 to $13.65 per barrel compared to $3.22 per barrel in fiscal 1994. The field which has been producing for approximately 34 years may require additional workover expenditures in future years. The Company's natural gas royalty interests did not incur any production costs other than severance and ad valorem taxes.

     Operating expenses increased approximately $11,600 or 2% due primarily to compensation expense recorded in connection with the issuance of shares to employees from the Company's Stock Bonus Plan.

     Abandoned lease expense increased over the prior year due to management's decision to let certain Nevada leases expire without renewal. The Company also assigned certain Nevada leases to an unrelated third-party and received reimbursement of the lease rentals plus a 3.5% overriding royalty.

     Depreciation and amortization remained comparable between the two fiscal years.

     Dividend and interest income decreased approximately $52,000 or 36% in fiscal 1995 due to the sale of marketable securities (U. S. Treasury and preferred securities).

     The equity in partnership losses represents the Company's share of losses in a recreational facility limited partnership which began operations in July 1994.

FISCAL 1994 COMPARED TO FISCAL 1993

     The Company's oil and gas sales decreased approximately 15% in fiscal 1994. This decrease resulted from lower oil production volumes and average oil sales prices. The decrease in oil sales of approximately $36,000 was partially offset by a $13,600 increase in natural gas sales. The production volumes and average sales prices for the two years ended March 31, 1994 were as follows:

                                                   1994         1993
                                                 -------      -------
     Oil and condensate (barrels)                  4,705        5,606
     Average sales price (per barrel)            $ 15.03      $ 19.05

     Natural gas (mcf)                            27,683       26,522
     Average sales price (per mcf)               $  1.91      $  1.67

     Average oil production costs per barrel were $8.43 in fiscal 1994 and $10.66 in fiscal 1993. The average oil production cost per barrel decreased in fiscal 1994 due to a reduction in personnel costs of approximately $2.08 per barrel. Workover and maintenance costs, however, increased in fiscal 1994 to $3.22 per barrel compared to $2.55 per barrel in fiscal 1993.

     Operating expenses increased approximately $19,000 or 4% due to consulting expenditures in connection with the evaluation of various investment opportunities.

     Depreciation and amortization remained comparable between the two fiscal years.

     Dividend and interest income decreased approximately $19,000 or 12% due to the sale of marketable securities and decreased yields on fixed income securities.

FINANCIAL CONDITION

     The following summary table reflects comparative cash flows for the Company for the fiscal years ended March 31, 1995 and 1994:

                                                       1995          1994
                                                       ----          ----
       Net cash (used in) operating activities      (307,927)      (236,348)
       Net cash provided by (used in)
         investing activities                        439,253         (4,891)
       Net cash (used in) financing activities       (46,479)       (14,970)

     Net cash (used in) operating activities in fiscal years 1995 and 1994 consists of the Company's net loss adjusted for changes in operating assets and liabilities and non-cash items.

     Net cash provided by investing activities of $439,000 in fiscal 1995 resulted primarily from net cash proceeds of $461,000 from the sale and purchase of marketable securities and net cash proceeds of $1,000 from notes receivable offset by net capital expenditures of $23,000. Net cash (used in) investing activities of $(4,900) in fiscal 1994 resulted primarily from the purchase of land for $258,000 in Colorado Springs, Colorado and the investment of $350,000 in a limited partnership which developed a recreational facility in Colorado Springs, Colorado. The Company also invested $25,000 in a cable television project. These expenditures were funded by proceeds from borrowings reflected in financing activities. The Company utilized net cash proceeds of $625,000 from the sale and purchase of marketable securities and $4,000 of net cash proceeds from notes receivable for principal payments on the borrowings.

     Net cash (used in) financing activities of $(46,000) in fiscal 1995 resulted from borrowings of $10,000 and principal payments on borrowings of $10,000. The Company also repurchased 50,707 shares of its common stock for $46,000. Net cash (used in) financing activities of $(15,000) in fiscal 1994 resulted from borrowings of $589,000 and principal payments on borrowings of $589,000 and the repurchase of 11,900 shares of its common stock for $15,000.

     The Company's material commitments for capital expenditures in the next fiscal year will be in conjunction with the development of the real estate located in Colorado Springs, Colorado. The amount of such commitment is not known at this time but it is expected that any expenditures will be funded by internal sources.

     The Company may make additional purchases of its common stock from time to time. The shares repurchased are being held as treasury shares which affords the Company greater financial flexibility to respond to business opportunities that might arise.

     In addition to its present oil, gas and real estate operations, the Company is reviewing other business opportunities.

     Management believes that the funds provided from its short-term cash investments and marketable securities, the Company's ability to obtain financing and the availability of the Company's common or preferred stock for issuance will provide adequate sources of funding for any proposed future acquisitions.

IMPACT OF INFLATION

     The Company cannot determine the precise effects of inflation. However, the impact of general price inflation has not had a material adverse effect on the results of the Company's operations.

Item 7. FINANCIAL STATEMENTS

     Information with respect to this item appears on page F-1 of this report. Such information is incorporated herein by reference.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                 PART III

Item 9.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     a. Identification of Directors and Executive Officers

     The following are the directors and executive officers of the Company at June 20, 1995:

            Name                Age                  Office
            ----                ---                  ------
     Robert E. Thrailkill       63       Chairman of the Board, President and
                                          Chief Executive Officer
     Gene E. York               70       Director
     John R. Benesch            70       Secretary/Treasurer and Director
     John A. Alsko              54       Vice President-Finance

     ROBERT E. THRAILKILL. Mr. Thrailkill has been President, Chief Executive Officer and Director of the Company since its inception in February 1981. Mr. Thrailkill's business background spans over 32 years of management responsiblity in privately and publicly-held companies. Mr. Thrailkill devotes his full time to the business of the Company.

     GENE E. YORK.  Mr. York has been a Director of the Company since 1982.
He was Senior Vice President of Operations for the Company until his retirement on March 31, 1989.

     JOHN R. BENESCH. Mr. Benesch was appointed as Secretary/Treasurer and a Director of the Company in April 1986. Mr. Benesch served on the Board of Directors of a bank in Riverton, Wyoming for 22 years and also served in various other capacities, including President, at the bank.

     JOHN A. ALSKO. Mr. Alsko was employed by the Company in November 1986 and elected Vice President-Finance in February 1987. Prior to joining the Company, he was employed in various financial positions with other privately and publicly-held companies and public accounting firms. Mr. Alsko is a Certified Public Accountant.

     The directors of the Company are elected to hold office until the next annual meeting of shareholders or until a successor has been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

     No arrangement or understanding exists between any of the above officers and directors pursuant to which any one of those persons were selected to such office or position. None of the directors hold directorships in other companies.

     b. Identification of Certain Significant Employees

        Not applicable

     c. Family Relationships

        Not applicable

     d. Involvement in Certain Legal Proceedings

        Not applicable

     e. Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the outstanding common stock of the Company to file reports of ownership and changes in ownership with the SEC and NASDAQ. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1995, its executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except as follows: Robert E. Thrailkill (failed to file on a timely basis five reports relating to five transactions); Gene E. York (failed to file on a timely basis six reports relating to six transactions); John R. Benesch (failed to file on a timely basis three reports relating to three transactions), and John A. Alsko (failed to file on a timely basis two reports relating to two transactions). Delinquent reports were all filed within the past fiscal year, and, to the best knowledge of the Company, all of its officers and directors are currently in compliance with the filing requirements.

Item 10.  EXECUTIVE COMPENSATION

     a. Summary Compensation Table

     The following table sets forth the compensation received by the Chief Executive Officer for the years ended March 31, 1995, 1994 and 1993. No other executive officer had total annual salary and bonus exceeding $100,000 for the year ended March 31, 1995.



                                                                        Long Term
                              Annual Compensation                  Compensation Awards
                       -------------------------------------    -------------------------
Name and Principal                               Other Annual    Restricted       Options
Position               Year    Salary    Bonus   Compensation   Stock Award ($)   SARS (#)
------------------     ----    ------    -----   ------------   ---------------   --------
Robert E. Thrailkill   1995   $145,000   $   --       $ --        $15,500 (1)   50,000 (2)
President, Chief       1994    145,000    3,000         --             --           --
Executive Officer      1993    120,000       --         --             --           --
 and Director

_______________

     (1) Consists of 25,000 shares allocated and issued from the 1987 Stock Bonus Plan with a fair market value of $.62 per share on the award date.

     (2) Consists of securities underlying options exercisable on date of grant (September 6, 1994) at a per share exercise price of $.68 and expires five years thereafter.

The columns for "Long-Term Incentive Plan Payouts" and "All Other Compensation" were omitted from the Summary Compensation Table since there was no information reportable for the years ended March 31, 1995, 1994 and 1993.

     b. Option/SAR Grants Table

     The following table provides information with respect to the grant of stock options pursuant to the Company's 1992 Stock Option Plan to the Chief Executive Officer in fiscal 1995. The Company does not have any outstanding Stock Appreciation Rights ("SARs").

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                         Number of    % of Total                                 Annual rates of Stock
                        Securities      Options     Exercise                     Price Appreciation for
                        Underlying    Granted to    or Base                          Option Term (1)
                          Options      Employees     Price      Expiration       -----------------------
       Name             Granted (#)  in Fiscal 1995  ($/Share)     Date              5%         10%
--------------------    ----------   --------------  ---------   ---------          ---        ----
Robert E. Thrailkill      50,000          62.5%       $ .68(2)    9/06/99         $ 9,394     $20,755

_______________
     (1) The dollar amounts under these columns represent the potential realizable value of the grant of option assuming that the market price of the Company's common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future apprecia-tion, if any, of the price of the Company's common stock.

     (2) The exercise price is the fair market value of the stock on the date of grant.

     c. Aggregated Option Exercise and Fiscal Year-End Option Value Table

     There were no exercise of stock options by the Chief Executive Officer in fiscal 1995. The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of March 31, 1995 and their values at such date. There are no SARs outstanding at March 31, 1995.

                              Number of Securities                Value of
                             Underlying Unexercised       Unexercised In-The-Money
                              Options at FY-End(#)        Options at FY-End ($)(1)
                         ---------------------------      ---------------------------
       Name              Exercisable   Unexercisable      Exercisable   Unexercisable
--------------------     -----------   -------------      -----------   -------------

Robert E. Thrailkill       86,000          9,000            $16,000          --

_______________

     (1) On March 31, 1995, the last reported bid price of the Common Stock as quoted on NASDAQ was $1.00 per share. Value is calculated on the basis of the difference between the option price and $1.00 multiplied by the number of shares of Common Stock granted at that option price. The option price for the options granted in fiscal 1995 is $.68 per share and the option price for the options granted in fiscal 1992 is $1.44 per share. At March 31, 1995, the last reported bid price was lower than the option price for the options granted in fiscal 1992 and, therefore, no value is ascribed to those options in the above table.

     d. Compensation of Directors

     During fiscal 1995, the Company paid John R. Benesch and Gene E. York each $3,600 for services as directors. All directors are reimbursed for their travel expenses in connection with meetings. There are no other arrangements whereby any of the Company's directors received compensation for services as a director during fiscal 1995 in addition to or in lieu of the amounts stated above.

     e. Employment Contracts and Termination of Employment and Change-in-Control Arrangements.

     In September 1993, the Company renegotiated, effective as of January 1, 1993, the Executive Employment Agreement with Robert E. Thrailkill, the Company's President. The Agreement is for a five year term and is renewable from year to year thereafter unless terminated prior by either party. Under the Agreement, Mr. Thrailkill is paid an annual salary of $145,000, which salary may be increased by the Board of Directors from time to time in accordance with normal business practices of the Company; his expenses are reimbursed in accordance with the Company's policies and procedures; he continues to receive previously established employee benefits and he is entitled to participate in any future benefit made available by the Company to its executives. The Agreement terminates upon death or disability and may be terminated by the Company for cause (as defined in the Agreement). The Agreement may also be terminated upon a breach of the Agreement, and in the event there is a change in control of the Company (as defined in the Agreement). If the Agreement is terminated because of a breach of the Agreement by the Company or a change in control, the Company shall pay severance pay equal to the product of (a) the annual salary rate in effect multiplied by (b) the greater of the number of years (including partial years) remaining in the term of employment or the number three. The Agreement provides that upon death, the Company shall pay half of the annual salary; upon disability, the Company shall pay salary for the balance of the term of the Agreement (less amounts paid by insurance) or until the executive becomes gainfully employed, whichever is sooner; and, upon termination for cause, the Company shall pay any salary due up to the termination date.

Item 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     a. Security Ownership of Certain Beneficial Owners

     The following table shows, as of June 20, 1995, those persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock ($.01 par value).

                                       Amount and Nature
Name and Address of                      of Beneficial                 Percent
Beneficial Owner                           Ownership                   of Class
--------------------                   -----------------               --------
Robert E. Thrailkill                        405,880  (1)                23.6%
716 College View Dr.
Riverton, WY 82501

John A. Alsko                                93,250  (2)                 5.4
716 College View Dr.
Riverton, WY 82501

_______________

     (1) Includes options to acquire 86,000 shares. (See Item 10(c) for additional information.)

     (2) Includes options granted in September 1994 to acquire 15,000 shares at an exercise price per share of $.62 and options granted in August 1991 to acquire 20,000 shares at an exercise price per share of $1.31.

     b. Security Ownership of Management

     The following table shows, as of June 20, 1995, management's ownership of the Company's Common Stock ($.01 par value).


                            Amount and Nature
     Name of                  of Beneficial            Percent
Beneficial  Owner               Ownership              of Class
-----------------           ------------------         --------
Robert E. Thrailkill            405,880(1)               23.6%
John R. Benesch                  11,720                    .7
Gene E. York                     10,013                    .6

All officers and directors
as a group (four persons)       520,863(2)               30.3%

_________________

     (1) Includes options to acquire 86,000 shares. (See Item 10(c) for additional information.)

     (2) Includes options to acquire 35,000 shares by an officer. (See footnote (2) to the table under Item 11(a) above.)


Item 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     a. Certain Relationships

     There were no transactions during the last two fiscal years, or proposed transactions, in which the Company was or is to be a party with any director, executive officer or any member of the immediate family of any director or executive officer having a direct or indirect material interest of more than 10% in any business or professional entity involved in such transactions.

     b. Indebtedness of Management

     No officer or director of the Company has been indebted to the Company directly or indirectly during fiscal year 1995 in an amount exceeding $60,000.

     c. Transactions with Parent of Issuer

        Not applicable

     d. Transactions with Promoters

        Not applicable

                                  PART IV


Item 13.  EXHIBITS AND REPORTS ON FORM 8-K

     a. Exhibits

        3.1 Articles of Incorporation and Bylaws (incorporated by reference to Exhibits 2.1 and 2.2 of the Registrant's Form S-18 Registration Statement, Registration No. 2-72736-1) filed
              June 11, 1981. (1)

        3.2 Articles of Incorporation and Bylaws for Metro Capital Corporation (formerly Metro Cable Corporation) reincorporated in Wyoming from Colorado effective March 31, 1992 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended March 31, 1992, File No. 0-10006). (1)

        10.4 1987 Stock Bonus Plan dated December 17, 1987 (incorporated by reference to Exhibit 10.4 to Registrant's Form 10-K for the year ended March 31, 1989, File No. 0-10006). (1)

        10.5 Executive Employment Agreement dated January 1, 1993, between the Registrant and Robert E. Thrailkill (incorporated by reference to Exhibit 10.5 to Registrant's Form 10-KSB for the year ended March 31, 1994, File No. 0-10006). (1)

        22    Subsidiaries of the Registrant (incorporated by reference to
              Exhibit 22 to Registrant's Form 10-KSB for the year ended March 31, 1994, File No. 0-10006). (1)
_______________


        (1) Not filed herewith. In accordance with Rule 12B-32 of the General Rules and Regulations under the Securities Exchange Act of 1934, reference is made to a document previously filed with the Commission.

     b. Reports on Form 8-K

        None

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       METRO CAPITAL CORPORATION
                                       (Registrant)



Date:  June 20, 1995                   By: /s/ Robert E. Thrailkill
                                          -----------------------------------
                                          Robert E. Thrailkill
                                          President



     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


Date:  June 20, 1995                   /s/ Robert E. Thrailkill
                                       --------------------------------------
                                       Robert E. Thrailkill
                                       Chairman of the Board of Directors
                                       (Principal Executive Officer)


Date: June 20, 1995                    /s/ John R. Benesch
                                       --------------------------------------
                                       John R. Benesch
                                       Director, Secretary/Treasurer



Date:  June 20, 1995                   /s/ Gene E. York
                                       --------------------------------------
                                       Gene E. York
                                       Director



Date:  June 20, 1995                   /s/ John A. Alsko
                                       --------------------------------------
                                       John A. Alsko
                                       Vice President-Finance
                                       (Principal Financial and Accounting
                                       Officer)

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                        INDEX TO FINANCIAL STATEMENTS


                                                                          PAGE
                                                                          ----
INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . . . . . . F-2

CONSOLIDATED BALANCE SHEET - March 31, 1995. . . . . . . . . . . . . . . . F-3

CONSOLIDATED STATEMENTS OF OPERATIONS - For the Years Ended March 31,
  1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - For the
  Period from April 1, 1993 through March 31, 1995 . . . . . . . . . . . . F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS - For the Years Ended March 31,
  1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

NOTES TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . F-7


                          INDEPENDENT AUDITOR'S REPORT





To the Stockholders and
Board of Directors
Metro Capital Corporation



We have audited the accompanying consolidated balance sheet of Metro Capital Corporation and subsidiaries as of March 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended March 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metro Capital Corporation and subsidiaries as of March 31, 1995, and the results of their operations and their cash flows for the years ended March 31, 1995 and 1994, in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP


May 26, 1995
Denver, Colorado

                   METRO CAPITAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1995


CURRENT ASSETS:
  Cash and cash equivalents                                         $  125,234
  Marketable securities                                              1,713,919
  Accounts receivable, with no allowance for doubtful accounts:
    Trade                                                               13,054
    Interest and other receivables                                      21,261
                                                                    ----------
                                                                        34,315

  Notes receivable                                                       5,997
  Prepaid expenses                                                      16,277
                                                                    ----------
      Total current assets                                           1,895,742

PROPERTY AND EQUIPMENT:
  Gas royalty interests                                              1,067,051
  Land and building                                                    496,999
  Oil properties                                                       219,890
  Furniture and fixtures                                                63,969
  Vehicles and equipment                                                44,815
                                                                    ----------
                                                                     1,892,724
  Less accumulated depreciation and amortization                      (741,673)
                                                                    ----------
                                                                     1,151,051
                                                                    ----------

INVESTMENTS                                                            333,718

NOTES RECEIVABLE                                                       105,300

OTHER ASSETS, net                                                        2,050
                                                                    ----------

TOTAL ASSETS                                                        $3,487,861
                                                                    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES -
  Accounts payable and accrued expenses                             $   52,771

CONTINGENCY AND COMMITMENT (Note 9)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.50 par value; 3,000,000 shares
    authorized, no shares issued                                           -
  Common stock, $.01 par value; 6,000,000 shares
    authorized; 2,700,689 shares issued                                 27,007
  Capital in excess of par value                                     3,030,711
  Unrealized holding gain                                              528,936
  Retained earnings                                                  1,584,498
  Less:  Treasury stock, at cost, 1,101,234 shares                  (1,736,062)
                                                                    ----------

       Total stockholders' equity                                    3,435,090
                                                                    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $3,487,861
                                                                    ==========

       See accompanying notes to these consolidated financial statements.

                   METRO CAPITAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        FOR THE YEARS ENDED
                                                              MARCH 31,
                                                     --------------------------
                                                        1995            1994
                                                     ----------      ----------
REVENUES:
  Gas royalty revenue                                $   68,176      $   58,361
  Oil sales                                              47,812          70,383
  Well overhead fees                                      4,941           5,775
                                                     ----------      ----------
                                                        120,929         134,519

COSTS AND EXPENSES:
  Oil production costs                                   73,369          44,439
  Operating expenses                                    488,254         476,636
  Depreciation and amortization                         164,041         168,856
  Abandoned leases                                       13,576           9,821
                                                     ----------      ----------
                                                        739,240         699,752
                                                     ----------      ----------
LOSS FROM OPERATIONS                                   (618,311)       (565,233)

OTHER CREDITS (CHARGES):
  Interest income                                        62,020          95,949
  Dividend income                                        29,229          46,869
  Rental income                                          18,692          20,820
  (Loss) gain on sale of marketable securities           (3,222)         33,068
  Income tax expense                                        -           (35,626)
  Equity in partnership loss                            (41,282)            -
  Other                                                  (4,079)         (7,913)
                                                     ----------      ----------
                                                         61,358         153,167
                                                     ----------      ----------

NET LOSS                                             $ (556,953)     $ (412,066)
                                                     ==========      ==========

NET LOSS PER COMMON SHARE                            $     (.35)     $     (.26)
                                                     ==========      ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING         1,601,763       1,614,054
                                                     ==========      ==========


       See accompanying notes to these consolidated financial statements.

                                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM APRIL 1, 1993 THROUGH MARCH 31, 1995

                                 Common Shares                                                  Treasury Stock
                              --------------------    Capital in   Unrealized              ------------------------
                              Number of      Par      Excess of     Holding    Retained    Number of
                               Shares       Value     Par Value      Gain      Earnings     Shares         Amount         Total
                              ---------    -------    ----------   ---------  ----------   ---------    -----------    ----------
BALANCES, April 1, 1993       2,660,689    $26,607    $3,006,311   $    -     $2,553,517   1,038,627    $(1,674,613)   $3,911,822
  Unrealized holding gain           -          -             -      572,841          -           -              -         572,841
  Purchase of treasury stock        -          -             -          -            -        11,900        (14,970)      (14,970)
  Net loss for the year             -          -             -          -       (412,066)        -              -        (412,066)
                              ---------    -------    ----------   --------   ----------   ---------    -----------    ----------

BALANCES, March 31, 1994      2,660,689     26,607     3,006,311    572,841    2,141,451   1,050,527     (1,689,583)    4,057,627
  Unrealized holding loss           -          -             -      (43,905)         -           -              -         (43,905)
  Stock bonus                    40,000        400        24,400        -            -           -              -          24,800
  Purchase of treasury stock        -          -             -          -            -        50,707        (46,479)      (46,479)
  Net loss for the year             -          -             -          -       (556,953)        -              -        (556,953)
                              ---------    -------    ----------   --------   ----------   ---------    -----------    ----------

BALANCES, March 31, 1995      2,700,689    $27,007    $3,030,711   $528,936   $1,584,498   1,101,234    $(1,736,062)   $3,435,090
                              =========    =======    ==========   ========   ==========   =========    ===========    ==========

        See accompanying notes to these consolidated financial statements.

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       FOR THE YEARS ENDED
                                                             MARCH 31,
                                                     ------------------------
                                                        1995         1994
                                                     ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                           $(556,953)   $  (412,066)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                     164,041        168,856
     Stock bonus compensation                           24,800            -
     Equity in partnership losses                       41,282            -
     Abandoned leases                                   13,576          5,505
     Loss (gain) on sale of marketable securities        3,222        (33,068)
     Gain on sale of property and equipment               (917)           -
     Changes in operating assets and liabilities:
       (Increase) decrease in:
         Trade receivables                              (5,732)         5,878
         Interest and other receivables                 15,239          1,348
         Prepaid expenses                                2,432            510
         Other assets                                      -           (3,029)
       Increase (decrease) in -
         Accounts payable and accrued expenses          (8,917)        29,718
                                                     ---------    -----------
     Net cash used in operating activities            (307,927)      (236,348)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of marketable securities                   (335,830)    (1,710,781)
  Proceeds from sale of marketable securities          797,108      2,335,486
  Funds advanced under notes receivable                 (7,000)       (70,365)
  Proceeds from notes receivable                         8,104         74,259
  Investments in real estate and CATV projects             -         (375,000)
  Proceeds from sale of property and equipment           2,000            -
  Purchase of property and equipment                   (25,129)      (258,490)
                                                     ---------    -----------
     Net cash provided by (used in) investing
       activities                                      439,253         (4,891)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                              10,000        588,831
  Principal payments on borrowings                     (10,000)      (588,831)
  Treasury stock acquired                              (46,479)       (14,970)
                                                     ---------    -----------
    Net cash (used in) financing activities            (46,479)       (14,970)
                                                     ---------    -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        84,847       (256,209)

CASH AND CASH EQUIVALENTS, beginning of year            40,387        296,596
                                                     ---------    -----------

CASH AND CASH EQUIVALENTS, end of year               $ 125,234    $    40,387
                                                     =========    ===========

SUPPLEMENTAL INFORMATION:

  Cash paid for interest                             $     -      $     6,957
                                                     =========    ===========

  Non-cash equipment purchases                       $ 13,500     $       747
                                                     =========    ===========


      See accompanying notes to these consolidated financial statements.

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL:

   COMPANY ORGANIZATION AND DESCRIPTION OF ACTIVITIES - Metro Capital Corporation (the Company) operated cable television (CATV) systems in non-urban areas. In fiscal 1989, the Company sold its remaining cable television operations and subsequently acquired oil and gas properties and real estate for development. The Company is presently seeking business acquisitions. In May 1988, the Company formed Metro Minerals Corporation
   (MMC), a wholly-owned subsidiary, which operates a limited number of oil wells. The Company has three additional wholly-owned subsidiaries, Bishop Cable Communications Corp. (Bishop), MCC Cablevision, Inc. (MCCC) and Charter American Corporation (CAC), and holds general partnership interests of 81% in Bishop Powers, Ltd., and 80% in Bridger Creek partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries and partnerships. All significant intercompany accounts and transactions have been eliminated.

   PROPERTY, EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation, for financial statement purposes, is being provided by the straight-line method over estimated useful lives of three to thirty-one years.

   Maintenance and repairs are charged to expense as incurred, and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation.

   OIL PROPERTIES - The Company follows the "successful efforts" method of accounting for costs incurred in the acquisition, exploration and development of oil properties. Under this method, geological and geophysical costs, annual delay rentals on undeveloped leases and exploratory dry hole costs are charged to expense as incurred. Intangible drilling and development costs are capitalized on successful wells and developmental dry holes. Property acquisition costs, which were not material for the years ended March 31, 1995 and 1994, are capitalized as incurred and are charged to expense when abandoned.

   All of the Company's oil sales are made to one customer.

   Depreciation and depletion are provided on the units-of-production method based on the estimated proved oil reserves, computed on a property-by-property basis.

   In March 1995, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets." During the fiscal year ended March 31, 1995, the Company adopted SFAS No. 121, which requires the Company to compare the net carrying value of proved oil and gas properties on a field-by-field basis to the related estimates

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   of undiscounted future cash flows for such properties. If the net carrying value exceeds the cash flows, then impairment is recognized to reduce the carrying value to the estimated fair value. The change in the Company's accounting policy for impairment of long-lived assets had no effect on the Company's financial statements.

   Unproved properties are assessed periodically for impairment on a property-by-property basis. Proceeds from sales of interests in unproved oil and gas properties in which the Company retains an economic interest are credited against property costs. Gains on sales of interests in unproved properties are recognized when property costs are fully recovered and the Company has no substantial commitments for future performance.

   Estimated abandonment costs (including estimated plugging, site restoration, and dismantlement expenditures) are accrued if the estimated costs exceed estimated salvage values, as determined using current market values and other information. Abandonment costs are estimated based primarily on environmental and regulatory requirements in effect from time to time. As of March 31, 1995, management's estimated salvage values equaled or exceeded management's estimated abandonment costs.

   GAS ROYALTY INTERESTS - The Company amortizes gas royalty interests on a straight-line basis over eight years.

   CASH EQUIVALENTS - The Company considers highly liquid temporary investments with an original maturity of three months or less to be cash equivalents.

   MARKETABLE SECURITIES - Marketable securities are provided for in accordance with Statement of Financial Accounting Standard (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Pursuant to SFAS No. 115, the Company's securities are classified as available-for-sale based on management's intent. Investment securities classified as available-for-sale are stated at market value, with unrealized gains and losses, net of applicable income taxes, reported as a separate component of stockholders' equity. If the decline in market value of a security is determined to be other than temporary, the loss in value is charged to earnings. Realized gains or losses are determined on a specific identification method.

   INVESTMENTS - The Company's 19% ownership in a partnership (Z-H, LTD.) is stated at cost, adjusted for its equity in undistributed earnings since acquisition.

   The Company has another investment in a CATV project, which is accounted for at cost, which approximates fair market value.

   INCOME TAXES - Income taxes are provided for in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach in the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the Company's assets and liabilities.

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   INVESTMENT TAX CREDITS - The Company accounts for investment tax credits as a reduction of income tax expense in the year the tax benefit is realized (flow-through method).

   LOSS PER SHARE - The computations of loss per share are based on the weighted average number of outstanding common shares during each fiscal period. Common stock options outstanding were not included in the computation for the years ended March 31, 1995 and 1994 since their effect is anti-dilutive.

   RECLASSIFICATIONS - Certain reclassifications have been made to the 1994 financial statements to conform to the presentation in 1995. The reclassifications had no effect on the 1994 net loss.

3. MARKETABLE SECURITIES:

   The cost and estimated fair market value of available-for-sale securities at March 31, 1995 were as follows:

                                                   GROSS        GROSS
                                                UNREALIZED    UNREALIZED       FAIR
                                                  HOLDING       HOLDING       MARKET
                                       COST        GAINS        LOSSES         VALUE
                                   ----------   ----------    ----------     ----------
U.S. Treasury securities           $  718,457    $  3,745      $(20,856)     $  701,346
Redeemable preferred securities       136,955      10,500          (455)        147,000
Equity securities                     329,571     566,364       (30,362)        865,573
                                   ----------    --------      --------      ----------
                                   $1,184,983    $580,609      $(51,673)     $1,713,919
                                   ==========    ========      ========      ==========



   The net unrealized holding gain on available-for-sale securities included as a separate component of stockholders' equity decreased by $43,905 for the year ended March 31, 1995.

   The cost and estimated fair market value of available-for-sale securities with contractual maturities (U.S. Treasury and redeemable preferred) at March 31, 1995, by contractual maturity periods, were as follows:

                                                                    FAIR
                                                                   MARKET
                                                       COST         VALUE
                                                     --------     --------
          Due in one year or less                    $202,177     $201,796
          Due after one year through five years       339,601      340,374
          Due after five years through ten years       90,953       91,156
          Due after ten years                         222,681      215,020
                                                     --------     --------
                                                     $855,412     $848,346
                                                     ========     ========

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Cash proceeds from the sale of available-for-sale securities during the years ended March 31, 1995 and 1994 were $797,108 and $2,335,486, respectively. Net losses from available-for-sale securities sold in the year ended March 31, 1995 amounted to $3,222 (gross gains of $23,638 and gross losses of $26,860). Net gains from securities sold in the year ended March 31, 1994 were $33,068 (gross gains of $66,494 and gross losses of $33,426).

4. GAS ROYALTY INTERESTS:

   In December 1990, the Company purchased a royalty interest in certain gas properties for approximately $1,067,000. Reserves relating to the gas royalty interest owned are not included because the information is unavailable. In connection with the purchase, the Company formed a tax partnership, which allocates to the Company the first $40,000 of annual net income from the partnership and 80% of annual net income in excess of $40,000. After the Company has received cumulative net income of $1,050,000, plus interest at prime adjusted semi-annually, the Company will receive 60% of the annual net income in the partnership.

5. PARTNERSHIPS:

   In October 1993, Bishop became the general partner of a limited partnership to develop or sell 55 acres of undeveloped real estate.
   Bishop contributed $250,000 cash for its 81% general partnership interest. The remaining 19% interest is held by the limited partner who is the general partner in the partnership described below. Bishop will be allocated 100% of the income and losses until it has been paid $600,000 plus interest at 8% per annum (not to exceed $100,000) after which the allocation will be apportioned according to ownership.

   Bishop also became a limited partner in a limited partnership, which purchased approximately 35 acres of undeveloped land adjacent to the land mentioned above. The partnership constructed a golf driving range, miniature golf, and batting facility which was completed in July 1994. Bishop contributed $350,000 cash for its 19% partnership interest, which is reported on the equity method of accounting.

6. PREFERRED STOCK:

   The Company has authorized 3,000,000 shares of preferred stock. The Board of Directors has the authority to issue preferred shares in series and determine the rights and preferences of the shares. As of March 31, 1995 no shares of preferred stock have been issued.

7. STOCK OPTION AND BONUS PLANS:

   The Company adopted two stock option plans (the Plans) under which options for shares of the Company's common stock have been or may be granted to officers, employees, and non-employee

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   members of the Board of Directors. Under the Plans, options granted may be either incentive stock options or nonqualified stock options and are granted at not less than the fair market value of the stock at the time of grant. Exercise prices of the options outstanding at March 31, 1995 range from $.62 to $1.44. Expiration dates of these same options range from August 1996 to September 2004. One of the Plans expired in January 1992 and no more shares can be issued from this plan. Summarized information for the Plans is as follows:

                                                              1995       1994
                                                            --------   --------
   Shares under option, beginning of year                     90,000     90,000

     Granted                                                  80,000        -
     Exercised                                                   -          -
     Cancelled or expired                                        -          -
                                                            --------   --------

   Shares under option, end of year                          170,000     90,000
                                                            ========   ========
   Shares available for grant at end of year                  70,000    150,000
                                                            ========   ========
   Shares exercisable at end of year                         152,000     54,000
                                                            ========   ========
   Average price of options exercised during the year  (a)       -          -
                                                            ========   ========
   Average price of options outstanding at end of Year (a)  $   1.00   $   1.36
                                                            ========   ========

________________________

   (a) According to the Plans, employees who own more than 10% of Company's voting common stock can exercise their options at a price equal to 110% of the market price at the date of the grant. This average includes the effect of this additional 10% which relates to 86,000 and 27,000 shares exercisable at March 31, 1995 and 1994, respectively.

   In December 1987, the Company adopted the 1987 Stock Bonus Plan and reserved 250,000 shares (200,000 of which may be allocated to officers and/or directors) for allocation to employees. As of March 31, 1995, 125,160 shares have been awarded under this plan, of which 40,000 shares were issued during the year ended March 31, 1995. Compensation costs recorded in connection with the Plan were approximately $24,800 and $-0-for the years ended March 31, 1995 and 1994, respectively.

   During the year ended March 31, 1992, the Company adopted an Employee Stock Ownership Plan (the ESOP) and reserved 250,000 shares for issuance under the ESOP. The ESOP provides for the establishment of a trust to hold ESOP assets which will primarily consist of common stock of the Company. The ESOP will be funded by the Company through annual contributions to the trust in amounts which are determined by the Board of Directors in its sole discretion and which will be allocated to each participant's account in proportion to the ratio that each participant's compensation for the fiscal year bears

                 METRO CAPITAL CORPORATION AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   to the total compensation of all participants for the fiscal year. No contributions have been made to the ESOP for the years ended March 31, 1995 and 1994.

8. INCOME TAXES:

   The items that give rise to the components of the net deferred tax asset as of March 31, 1995, are as follows:

         Adjusted basis differential-depletable properties    $ 163,000
         Partnership's activity                                   5,000
         Net operating loss carryforward                        247,000
                                                              ---------
           Deferred tax asset                                   415,000
         Less allowance                                        (415,000)
                                                              ---------
           Net deferred tax asset                             $     -
                                                              =========

   As of March 31, 1995, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $726,000 which expire in the years 2009 through 2010.

9. CONTINGENCY AND COMMITMENT:

   Effective January 1993, the Company entered into a five-year employment agreement with the Company's president/chairman of the Board of Directors which provides for minimum annual compensation of $145,000 plus employee benefits. Upon completion of the agreement in 1997, the Company can extend the agreement on an annual basis.

   The Company is contingently liable under two irrevocable letters of credit in the amount of $35,000 at March 31, 1995. The letters of credit are required by certain Federal and state agencies to cover any defaults in obligations associated with the development of oil and gas properties and expire on November 29, 1995 and January 19, 1996.

                  METRO CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10. SEGMENT INFORMATION:

    The Company's principal operations are in the oil and gas and real estate industries. The following is selected information for 1995 and 1994 about the Company's industry segments.

                                                               CORPORATE
                                                     REAL         AND
                                    OIL AND GAS     ESTATE       OTHER     CONSOLIDATED
                                    -----------    --------   -----------  ------------
    Year ended March 31, 1995
      Revenue                        $ 120,929     $    -     $     -      $  120,929
      Income (loss) from operations   (104,256)     (11,165)    (502,890)    (618,311)
      Depreciation and amortization    138,240          572       25,229      164,041
      Capital expenditures               1,243       17,453        6,433       25,129
      Identifiable assets              695,810      274,962    2,517,089    3,487,861

    Year ended March 31, 1994
      Revenue                        $ 134,519     $    -     $      -     $  134,519
      Income (loss) from operations    (60,321)      (2,539)    (502,373)    (565,233)
      Depreciation and amortization    140,580          286       27,990      168,856
      Capital expenditures                 -        255,513        2,977      258,490
      Identifiable assets              839,088      258,081    3,022,147    4,119,316


OFFICERS AND DIRECTORS                       TRANSFER AGENT AND REGISTRAR

ROBERT E. THRAILKILL                         AMERICAN SECURITIES TRANSFER, INC.
     Chairman of the Board                        1825 Lawrence Street, #444
     President and Chief Executive Officer        Denver, CO  80202

JOHN R. BENESCH                              STOCK LISTING
     Secretary/Treasurer and
     Director                                    Metro Capital Corporation is
                                                 traded over-the-counter
JOHN A. ALSKO                                    NASDAQ Symbol:  METO
     Vice President - Finance

GENE E. YORK
     Director

LEGAL COUNSEL                               EXHIBITS TO FORM  10-KSB

BRENMAN KEY & BROMBERG, P.C.                      The Corporation will furnish
     1775 Sherman Street, Suite 1001        to any shareholder, upon written
     Denver, CO  80203                      request and upon payment of copying
                                            charges, a copy of any exhibits
AUDITORS                                    filed with the Form 10-KSB by
                                            writing to John A. Alsko, 716
HEIN + ASSOCIATES LLP                       College View Drive, Riverton, WY
     717 17th Street, Suite 1600            82501.
     Denver, CO  80202



                         METRO CAPITAL CORPORATION
                          716 College View Drive
                         Riverton, Wyoming  82501

                                   ATTACHMENT J


                      U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    FORM 10-QSB


(Mark One)

[X] Quarterly Report under Section 13 or 15(d) of the Securities
    Exchange Act of 1934 for the Quarterly Period Ended June 30, 1995

[ ] Transition Report under Section 13 or 15(d) of the Securities
    Exchange Act of 1934 for the Transition Period
                      from         to
                           -------    -------


Commission file number  0-10006
                        -------


                          METRO CAPITAL CORPORATION
     ----------------------------------------------------------------
     (Exact name of small business issuer as specified in its charter)



             Wyoming                                      84-0839926
-------------------------------                         ----------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

 716 College View Drive, Riverton, WY                         82501
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


                            (307) 856-3800
                         ----------------------
                       (Issuer's telephone number)



Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X     No
    -----      -----

The number of shares of the Issuer's $.01 par value common stock outstanding as of August 9, 1995 was 1,599,455.

Transitional Small Business Disclosure Format
(Check one):
Yes         No   X
    -----      -----

                    METRO CAPITAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (Unaudited)

Current Assets:
   Cash and cash equivalents                                       $   35,506
   Marketable securities                                            1,840,729
   Accounts receivable, with no allowance for doubtful accounts:
       Trade                                                           16,857
       Interest and other receivables                                  17,443
                                                                   ----------
                                                                       34,300
   Notes receivable                                                     2,000
   Prepaid expenses                                                    12,882
                                                                   ----------
           Total current assets                                     1,925,417

Property and Equipment:
   Gas royalty interests                                            1,067,051
   Land and building                                                  498,948
   Oil property                                                       219,890
   Furniture and fixtures                                              63,969
   Vehicles and equipment                                              44,815
                                                                   ----------
                                                                    1,894,673
   Less accumulated depreciation and amortization                    (780,796)
                                                                   ----------
                                                                    1,113,877
                                                                   ----------
Investments                                                           320,703
Notes Receivable                                                      108,482
Other Assets, net                                                       1,893
                                                                   ----------
Total Assets                                                       $3,470,372
                                                                   ==========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities -
    Accounts payable and accrued expenses                          $   45,028

Stockholders' Equity:
   Preferred stock, $.50 par value; 3,000,000 shares
    authorized, no shares issued                                           --
   Common stock, $.01 par value; 6,000,000 shares
    authorized; 2,700,689 issued                                       27,007
   Capital in excess of par value                                   3,030,711
   Unrealized holding gain                                            638,429
   Retained earnings                                                1,465,259
   Less: Treasury stock, at cost, 1,101,234 shares                 (1,736,062)
                                                                   ----------
           Total stockholders' equity                               3,425,344
                                                                   ----------
Total Liabilities and Stockholders' Equity                         $3,470,372
                                                                   ==========

     See accompanying notes to these consolidated financial statements.

                     METRO CAPITAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Unaudited)


                                                               For the Three Months
                                                                   Ended June 30,
                                                            ---------------------------
                                                               1995             1994
                                                            ---------         ---------
REVENUES:
   Gas royalty revenue                                      $  14,987         $  15,211
   Oil sales                                                   11,790            12,702
   Other product revenue                                          359                --
   Well overhead fees                                             988             1,260
                                                            ---------         ---------
                                                               28,124            29,173

COSTS AND EXPENSES:
   Oil and gas production costs                                13,516            34,570
   Operating expenses                                         110,214           107,351
   Depreciation and amortization                               39,281            41,761
   Abandoned leases                                                --             7,627
                                                            ---------         ---------
                                                              163,011           191,309
                                                            ---------         ---------

LOSS FROM OPERATIONS                                         (134,887)         (162,136)

OTHER CREDITS (CHARGES):
   Interest income                                             13,592            15,620
   Dividend income                                              5,125             7,823
   Rental income                                                2,535             4,935
   Gain on sale of marketable securities                        7,411               211
   Equity in partnership losses                               (13,015)               --
                                                            ---------         ---------
                                                               15,648            28,589
                                                            ---------         ---------
NET LOSS                                                    $(119,239)        $(133,547)
                                                            =========         =========

NET LOSS PER COMMON SHARE                                   $    (.08)        $    (.08)
                                                            =========         =========

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                                1,599,455         1,601,685
                                                            =========         =========

       See accompanying notes to these consolidated financial statements.

                      METRO CAPITAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (Unaudited)

                                                             Three Months Ended
                                                                   June 30,
                                                           -----------------------
                                                           1995           1994
                                                           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                $(119,239)   $(133,547)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
       Depreciation and amortization                          39,281       41,761
       Equity in partnership losses                           13,015           --
       Abandoned leases                                           --        7,627
       Gain on sale of marketable securities                  (7,411)        (211)
       Changes in operating assets and liabilities:
           (Increase) decrease in:
               Trade receivables                               4,404       (9,728)
               Interest and other receivables                 (4,389)      15,737
               Prepaid expenses                                3,395        1,786
               Increase (decrease) in -
                   Accounts payable and accrued expenses      (7,744)      23,676
                                                           ---------    ---------
           Net cash (used in) operating activities           (78,688)     (52,899)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of marketable securities                       (121,218)    (141,031)
    Proceeds from sale of marketable securities              111,312      257,486
    Proceeds from notes receivable                               815          753
    Purchase of property and equipment                        (1,949)      (5,250)
                                                           ---------    ---------
           Net cash (used in) provided by investing
            activities                                       (11,040)     111,958

CASH FLOWS FROM FINANCING ACTIVITIES:
   Treasury stock acquired                                        --      (12,661)
                                                           ---------    ---------
           Net cash (used in) financing activities                --      (12,661)
                                                           ---------    ---------

Increase (decrease) in Cash and Cash Equivalents           $ (89,728)   $  46,398

Cash and Cash Equivalents, beginning of period               125,234       40,387
                                                           ---------    ---------
Cash and Cash Equivalents, end of period                   $  35,506    $  86,785
                                                           =========    =========

    See accompanying notes to these consolidated financial statements.

                 METRO CAPITAL CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 THREE MONTHS ENDED JUNE 30, 1995 AND 1994
                                 (Unaudited)

l.  Basis of Presentation

    The consolidated financial statements included herein are unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, have been made which are necessary for a fair presentation of the financial position of the Company at June 30, 1995 and the results of operations and cash flows for the three month periods ended June 30, 1995 and 1994. Quarterly results are not necessarily indicative of expected annual results because of the impact of fluctuations in prices received for oil and natural gas and other factors. Certain amounts have been reclassified to conform with the current period's presentation. For a more complete understanding of the Company's operations and financial position, reference is made to the consolidated financial statements of the Company, and related notes thereto, filed with the Company's annual report on Form 10-KSB for the year ended March 31, 1995.

2.  Marketable Securities

    Marketable securities are classified as available-for-sale based on management's intent. Cash proceeds and net gains from the sale of available-for-sale securities for the three months ended June 30, 1995 were $111,312 and $7,411 (gross gains of $7,629 and gross losses of $218), respectively. Cash proceeds and net gains from the sale of available-for-sale securities for the three months ended June 30, 1994 were $257,486 and $211 (gross gains of $2,774 and gross losses of $2,563), respectively. The net unrealized holding gain on available-for-sale securities included as a separate component of stockholders' equity increased by $109,493 for the three months ended June 30, 1995.

3.  Loss Per Share

    The computations of loss per share are based on the weighted average number of common shares outstanding during each period. Common stock options outstanding were not included in the computations since their effect is anti-dilutive.

                METRO CAPITAL CORPORATION AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

The Company's gas royalty revenue decreased by approximately 2% for the three months ended June 30, 1995 over the comparable period in 1994 due primarily to a lower average sales price. Although natural gas production increased due to the gas processing plant commencing operations on March 30, 1995 to process "sour gas", the average sales price for natural gas for the three months ended June 30, 1995 was $1.29 per thousand cubic feet compared to $1.81 for the comparable period in 1994. The Company's oil sales decreased by approximately 7% for the three months ended June 30, 1995 over the comparable period in 1994 due primarily to lower production levels.

The production volumes and average sales prices during the periods were as follows:

                                                   Three Months Ended
                                                        June 30,
                                                  --------------------
                                                   1995          1994
                                                  ------        ------
   Oil and condensate (barrels)                      709           812
   Average sales price per barrel                 $16.86        $15.79

   Natural gas (mcf)                              11,478         8,366
   Average sales price per mcf                    $ 1.29        $ 1.81


Domestic oil prices generally follow world-wide oil prices which are subject to price fluctuations resulting from changes in world supply and demand. Prices received for natural gas are also subject to price volatility. As a result, no prediction can be made as to what price the Company will receive for its oil and gas production in the future.

Average oil production cost per barrel was $12.21 for the three months ended June 30, 1995 compared to $39.95 for the comparable period in 1994. The average oil production cost per barrel was higher in 1994 due to workover costs on three wells. The wells within the field may require additional workover expenditures in future periods.

The Company's royalty interests in "sour gas" production are subject to plant processing costs (depreciation and operating costs) and severance and ad valorem taxes. The processing deduction attributable to an individual product (methane, sulphur or CO2) will not exceed 90 percent of the revenue received for that product, net of severance tax deductions. The Company and other royalty owners are presently negotiating with the plant operator to eliminate certain processing costs which may not be in accordance with applicable state rules and regulations. Production from the Company's other natural gas royalty interests ("sweet gas") do not incur any production costs other than severance and ad valorem taxes.

Operating expenses for the three months ended June 30, 1995 increased approximately 3% over the comparable period in 1994 due to expenditures in connection with evaluating various investment opportunities.

Depreciation and amortization decreased approximately 6% for the three months ended June 30, 1995 over the comparable period in 1994 due to a reduction in property and equipment.

Interest and dividend income for the three months ended June 30, 1995 decreased approximately 20% over the comparable period in 1994 due to changes in portfolio mix and sales of marketable securities.

Rental income decreased approximately 49% for the three months ended June 30, 1995 over the comparable period in 1994 due to a lessee vacating office space upon expiration of the lease.

The equity in partnership losses of $13,015 represents the Company's share of operating losses for the three months ended June 30, 1995 in a golf driving range, miniature golf and batting facility. Since the facility commenced operations in July 1994, there were no operating results for the three months ended June 30, 1994.

FINANCIAL CONDITION

Net cash used in operations of $78,688 for the three months ended June 30, 1995 was the result of a net loss of $119,239 plus non-cash net expenses of $44,885 (comprised of depreciation and amortization, equity in partnership losses and gain on sale of marketable securities) and a net decrease in operating assets and liabilities of $4,334. Net cash used in operations of $52,899 for the three months ended June 30, 1994 was the result of a net loss of $133,547 plus non-cash net expenses of $49,177 (comprised of depreciation and amortization, gain on sale of marketable securities and abandoned leases) and a net increase in operating assets and liabilities of $31,471.

Net cash (used in) provided by investing activities by the Company was $(11,040) and $111,958 for the three months ended June 30, 1995 and 1994, respectively. During the three months ended June 30, 1995, the Company utilized the net cash proceeds of $9,906 from the purchase and sale of marketable securities for capital expenditures of $1,949 and operating activities. During the three months ended June 30, 1994, the Company utilized the net cash proceeds of $116,455 from the purchase and sale of marketable securities for capital expenditures of $5,250, the purchase of treasury stock for $12,661 and operating activities.

The Company's material commitments for capital expenditures in the next twelve months will be in conjunction with the development of the real estate located in Colorado. The amount of such commitment is not known at this time but it is expected that any expenditures will be funded by internal sources.

The Company may make additional purchases of its common stock from time to time. The shares repurchased are being held as treasury shares which affords the Company greater financial flexibility to respond to business opportunities that might arise.

In addition to its real estate and oil and gas operations, the Company is reviewing other business opportunities.

Management believes that the funds provided from its short-term cash investments and marketable securities, the Company's ability to obtain long-term financing and the availability of the Company's common or preferred stock for issuance will provide adequate sources of funding for any proposed future acquisitions.

                                   PART II

                              OTHER INFORMATION

Item 1.  LEGAL PROCEEDINGS

         None

Item 2.  CHANGES IN SECURITIES

         None

Item 3.  DEFAULT UPON SENIOR SECURITIES

         None

Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None

Item 5.  OTHER INFORMATION

         None

Item 6.  EXHIBITS AND REPORTS ON FORM 8-K

         a. Exhibits

            Exhibit 27.  Financial Data Schedule (submitted
            only in electronic format)

         b. Reports on Form 8-K

            None

                               SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 METRO CAPITAL CORPORATION
                                  (Registrant)


Date:  August 9, 1995            By: /s/  Robert E. Thrailkill
                                     _________________________________
                                     Robert E. Thrailkill
                                     President
                                     (Principal Executive Officer)



Date:  August 9, 1995           By:  /s/  John A. Alsko
                                     ________________________________
                                     John A. Alsko
                                     Vice President-Finance
                                     (Principal Financial and Accounting
                                       Officer)